Exhibit 10.16
CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
Execution Copy
SYSTEM EQUIPMENT PURCHASE AGREEMENT
          This System Equipment Purchase Agreement (“Agreement”) is made and is effective as of June 14, 2007 (the “Effective Date”), by and between Cricket Communications, Inc. a Delaware corporation (“Cricket”), Alaska Native Broadband 1 License, LLC, a Delaware limited liability company (“ANB”), and Lucent Technologies Inc, a Delaware corporation (the “Vendor”).
RECITALS:
          A. WHEREAS, Cricket desires to purchase, and to permit its Affiliates to purchase, wireless communications systems, equipment and services pursuant to this Agreement;
          B. WHEREAS, Vendor desires to provide such systems and equipment and related services to Cricket and its Affiliates in accordance with the terms and conditions set forth herein;
          C. WHEREAS, in the near future, Cricket intends to arrange to have a wholly-owned direct or indirect subsidiary (referred to as “ProCo” in this Agreement), purchase equipment and materials for Cricket and its Affiliates, and the parties therefore wish to provide for such flexibility in this Agreement; and
          D. WHEREAS, Cricket and Vendor are parties to the Previous Agreement pursuant to which wireless PCS systems, equipment and software were purchased or licensed, and the parties now wish to terminate the Previous Agreement and utilize this Agreement for purposes of governing future Purchase Orders issued to Vendor on and after the Effective Date, and including the flexibility described above.
          NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, Cricket and Vendor hereby agree as follows:
     SECTION 1. DEFINITIONS
          1.1 Definitions. In addition to the terms listed below, certain additional terms are defined elsewhere in this Agreement and in the Exhibits, and all definitions are subject to the provisions of Section 1.2 hereof. As used in this Agreement, the following terms have the following meanings:
Cricket Communications/Alcatel-Lucent Proprietary and Confidential Information

          “Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, where “control” or “controlled” means (i) the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise, or (ii) more than 50% of the equity interest in such Person. Such Person shall not be a competitor of Vendor in the business of manufacturing, integrating and selling telecommunications products.
          “Agreement” means this System Equipment Purchase Agreement, together with the Specifications and all Exhibits hereto, together with all amendments, modifications and supplements.
          “Annual Maintenance Fees” means annual fees relating to Software and Equipment maintenance and support Services including, but not limited to those Services described in Exhibit H.
          “Applicable Laws” means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, all U.S. or foreign laws, treaties, ordinances, judgments, decrees, injunctions, writs, orders and stipulations of any court, arbitrator or governmental agency or authority and statutes, rules, regulations, orders and interpretations thereof of any federal, state, provincial, county, municipal, regional, environmental or other Governmental Entity, instrumentality, agency, authority, court or other body (i) applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or (ii) having jurisdiction over all or any part of a System or the Work.
          “Applicable Permits” means any waiver, exemption, zoning, building, variance, franchise, permit, authorization, approval, license or similar order of or from any country, federal, state, provincial, county, municipal, regional, environmental or other Governmental Entity, instrumentality, agency, authority, court or other body having jurisdiction over all or any part of a System or the Work.
          “Backwards Compatible” or “Backwards Compatibility” means (i) with respect to each Software Release for any Product, the ability of all Software previously licensed to any Company for such Product from [***] to remain fully functional on such Equipment in accordance with and up to the performance levels to which each was performing immediately prior to the integration with such Software Release, and the ability of such Software Release to interoperate and be fully compatible with all such functionality of all such previously provided Software and with all existing in-service

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Cricket Communications/Alcatel-Lucent Proprietary and Confidential Information

Vendor-provided Products acquired by such Company; (ii) with respect to all Equipment Releases (to the extent of that portion of such Equipment Release that is an Equipment Update or the use of which by any Company is not optional without losing the benefit of the Equipment Release (for purposes of this Agreement, a “Required Equipment Release” means collectively such Equipment Update portion and such non-optional portion of the Equipment Release), the ability of the existing infrastructure to remain fully functional in accordance with and up to the performance levels to which it was performing immediately prior to the integration with the Required Equipment Release, and the ability of the Required Equipment Release to interoperate and be fully compatible with all such functionality of such existing infrastructure and (iii) with respect to each Software Release (but only to that portion of such Software Release that is considered a Software Update) and Required Equipment Release, the ability of such Products to comply with the existing interfaces to other third party equipment already deployed in the System and with respect to which Vendor is already in compliance prior to the introduction of such Software Release (but only to that portion of such Software Release that is considered a Software Update) and Required Equipment Release.
          “BTS” means the base station radio Products that handle wireless radio traffic in a designated cell.
          “beta testing” means pre-launch testing conducted by any Company in respect of which no payment from customers is made to such Company for the services provided in connection therewith.
          “Business Day” means any day of the year other than a Saturday, Sunday or a United States Federal holiday.
          “Certificate of Final Acceptance” is defined in Section 8.1(e).
          “Certificate of Substantial Completion” is defined in Section 8.1(c).
          “Change Orders” is defined in Section 9.1.
          “Claim” is defined in Section 13.2.
          “Claim Notice” is defined in Section 13.2.
          “Commercial Launch” or “Commercially Launch” means the date that the Products provided by Vendor are carrying live, revenue generating or commercial traffic; provided, however, that a Company may utilize the Products to carry customer traffic for temporary periods in emergency-like or testing situations without such use constituting Commercial Launch.
Cricket Communications/Alcatel-Lucent Proprietary and Confidential Information

          “Company” means Cricket, ProCo, ANB or any of their respective Affiliates that are Conveyed any Products pursuant to Section 3.7. “Companies” means all Companies.
          “Company Indemnified Parties” is defined in Section 13.2.
          “Convey” or “Conveyance” is defined in Section 3.7.
          “CPOP” means the number of people within a Market or Markets, as determined by Company by (i) drive testing a target market with RF signal strength monitoring tools set at -99db, (ii) mapping all coverage areas registering a signal strength better than -99db, and (iii) then using population data from a demographic service company to calculate the population within such coverage areas.
          “Cure Period” is defined in Section 14.6.
          “Defects and Deficiencies”, “Defects or Deficiencies” or “Defective” or “Deficient” means any one or a combination of the following items or other items of a substantially similar nature:
          (a) when used with respect to the performance of Services, that such Services are not provided in a careful and workmanlike manner and in accordance with the Specifications, using material which is free from defects;
          (b) when used with respect to structures, materials or Products, that such items (i) are not new and of good quality and free from defects in materials and workmanship, or (ii) do not conform to the Specifications, or (iii) with respect to Software, that such Software does not provide the functions and features described in the Specifications; provided, however, that with respect to materials and Products that are replaced or repaired in accordance with any warranty or maintenance provisions of this Agreement, such items may be like-new, refurbished, remanufactured or reconditioned; or
          (c) with respect to all other Work, that the same (i) are not free of defects in workmanship and materials, or (ii) do not conform to the Specifications.
          “Discontinued Product Notice” is defined in Section 10.1.
          “Discontinued Products” is defined in Section 10.1.
          “Documentation” means the Operating Manuals, the Maintenance and Instruction Manuals, the Training Manuals, the “as-built” Site parameters and all other documentation necessary for the operation of the System, any Products or any material part thereof.
Cricket Communications/Alcatel-Lucent Proprietary and Confidential Information

          “Dollars” or “U.S. $” or “$” means the lawful currency of the United States of America.
          “ECP” means a Vendor-manufactured Executive Cellular Processor installed in any of Companies’ Systems regardless of the technology supported by such ECP (e.g., analog, and CDMA).
          “EFT” is defined in Section 5.6.
          “Equipment” means all equipment, hardware and other items of tangible personal property (including, without limitation, any Documentation furnished hereunder in respect thereof) which are manufactured by or pursuant to Vendor’s specifications and furnished or required to be furnished by Vendor in accordance with the terms and conditions of this Agreement, including repair and replacement parts.
          “Equipment Release” means either an Equipment Update or Equipment Upgrade or any combination thereof as applicable.
          “Equipment Update” means a change or modification in any delivered Equipment which fixes or otherwise corrects faults, design shortcomings or shortcomings in meeting the Specifications, corrects bugs or defects, or which is recommended to enhance safety.
          “Equipment Upgrade” means a change or modification or improvement made to Equipment that improves the performance, capacity and capability of such Equipment. An Equipment Upgrade may include an Equipment Update.
          “Exhibits” means the exhibits attached to this Agreement, as the same may be modified or amended from time to time.
          “Existing Markets” means all Markets previously awarded to Vendor and for which Cricket’s or ANB’s System operates with Vendor’s Products as of the Effective Date of this Agreement.
          “Expansions” means any additional Products or Services not comprising part of an Initial System, which may include growth to existing Systems and additional Products and Services.
          “Extension Period” is defined in Section 8.1(e).
          “FCC” means the Federal Communications Commission.
Cricket Communications/Alcatel-Lucent Proprietary and Confidential Information

          “FCC License” means a license for the provision of wireless telecommunications services or operation of wireless telecommunications systems issued by the FCC.
          “FCC Rules” is defined in Section 6.3.
          “FCC Warranty” is defined in Section 6.3.
          “Final Acceptance” means, with respect to any Initial System the earlier of (i) the date Cricket signs the Certificate of Final Acceptance, or (ii) the date that is ninety (90) calendar days after the acceptance of the Certificate of Substantial Completion for the Initial System unless Cricket has given Vendor notice in writing that the Initial System has not achieved Final Acceptance.
          “Fit” means physical size or mounting arrangement (for example, electrical or mechanical connections), or, with respect to Software, physical size and interfaces.
          “Force Majeure” is defined in Section 15.
          “Form” means physical shape.
          “Function” means Product features and performance, or with respect to other items, the features and performance of such items.
          “Governmental Entity” means the United States federal government or any state or other political subdivision thereof and any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
          “Guaranteed Substantial Completion Date” means, with respect to an Initial System, the date by which Substantial Completion of such Initial System must be achieved by Vendor.
     Notwithstanding the above, the Guaranteed Substantial Completion Date shall be delayed day-for-day or to a date mutually acceptable to Vendor and Company, acting reasonably, in the event that:
i.	Company has not satisfied its obligations, if any, for Site readiness for the commencement of Vendor’s installation; or

ii.	extreme weather and other unusual environmental conditions beyond Vendor’s reasonable control delays Vendor’s completion of Substantial Completion activities (in this case the parties agree that the period of delay shall be equal to the period of time associated with the duration of such extreme or unusual condition(s)); or
Cricket Communications/Alcatel-Lucent Proprietary and Confidential Information

iii.	Vendor is not provided with all necessary and reasonable access to the System and each Site; or

iv.	Company or other third party, none of which has direct contract privity with Vendor, cause delays beyond Vendor’s control or interfere with Vendor’s Work.

v.	Company should unilaterally decide, (due to no fault of Vendor, and provided Vendor is still on schedule to meet Substantial Completion by the Guaranteed Substantial Completion Date) to Commercially Launch an Initial System prior to Substantial Completion or the Guaranteed Substantial Completion Date for such Initial System, creating a situation whereby Vendor has to perform around live traffic and work around Company’s maintenance window.
Company shall also involve Vendor with establishment of the Guaranteed Substantial Completion Dates for each Initial System and through all stages of the Site acquisition and readiness process. In all cases, Company shall be responsible for the provisioning of backhaul facilities required at all Sites. Such provisioning must be completed prior to the start of equipment integration by the Vendor at each Site.
Commercial Launch of an Initial System shall trigger the Guaranteed Substantial Completion Date and acceptance of the Certificate of Substantial Completion for all such Products and Services related to such Initial System if the minimum Substantial Completion criteria of Section 8.1(c) have been achieved at the time that Commercial Launch commences. Notwithstanding the foregoing, should Company Commercially Launch an Initial System prior to the Guaranteed Substantial Completion Date for such Initial System and (i) Vendor is not, at that time, on schedule for meeting the Guaranteed Substantial Completion Date, then Vendor shall still be responsible for meeting the Guaranteed Substantial Completion Date [***]; provided however that an equitable adjustment shall be made in the event Vendor is delayed or restricted from completing work due to the need to work in maintenance windows; or (ii) Vendor is, at that time, on schedule for meeting the Guaranteed Substantial Completion Date, then Vendor shall continue to diligently work toward fulfillment of meeting Substantial Completion by the Guaranteed Substantial Completion Date; [***].
          “Hazardous Materials” means material designated as a “hazardous chemical substance or mixture” by the Administrator, pursuant to Section 6 of the Toxic Substance Control Act, a “hazardous material” as defined in the Hazardous Materials Transportation

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Cricket Communications/Alcatel-Lucent Proprietary and Confidential Information

Act (49 U.S.C. 1801, et seq.), or a “hazardous substance as defined in the Occupational Safety and Health Act Communication Standard (29 CFR 1910.1200).
          “Impairment” means any loss or reduction of function, service or performance.
          “Initial Period” is defined in Section 8.1(e).
          “Initial System” means all Products and Services comprising an initial network in a New Market, as further described in Exhibit R and Exhibit A — AWS Award Summary Tab, that Purchaser intends, as of the Effective Date of this Agreement, to Commercially Launch.
          “Installation” means the physical Work of installing and power up of Products at the required Site.
          “Installation and Integration Substantial Completion Certificate” is defined in Section 8.1(b).
          “Integration” means the interconnectivity and communication of the installed Products as required for the successful demonstration of Interoperability required for the System to operate in accordance with the Specifications.
          “Intellectual Property Rights” is defined in Section 13.2.
          “Interoperability” means the ability of the Products to operate with other Products and to operate with and within a System, all in accordance with the Specifications.
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          “List Price” means Vendor’s published “network wireless systems price reference guide” or other price notification releases furnished by Vendor for the purpose of communicating Vendor’s prices or pricing related information to Vendor’s customers; however this does not include firm price quotations.
          “Losses” means any claims, demands, suits, proceedings, causes of action, damages, costs, expenses, liabilities, reasonable attorneys’ fees, and amounts paid in settlement.

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Cricket Communications/Alcatel-Lucent Proprietary and Confidential Information

          “Maintenance and Instruction Manuals” means the manuals prepared by Vendor and delivered to Cricket pursuant to Section 7.
          “Major Outage” [***]
Notwithstanding the above, any Impairment resulting from Company’s RF design or optimization on an Initial System shall not be included in the determination of a Major Outage.
          “Market” means a geographic area for which the FCC has issued a license to Company that allows the Company to provide wireless services.
          “Material Adverse Effect” is defined in Section 22.2(b).
          “Mobile Switching Center” or “MSC” means the controller Products that control the radio/cellsite equipment.
          “Net Purchase Order Value” means the contract or quoted price less any additional discounts, incentives or earned credits applied; Taxes, if any, and transportation charges shall be excluded in this calculation.
          “New Market” means all Markets awarded to Vendor and for which Company’s System operates with Vendor’s Products after the Effective Date of this Agreement.
          “OEM Equipment” means (i) any items of non-Vendor equipment made available for sale by Vendor under this Agreement that are not integrated into the Equipment during the manufacturing process; and (ii) non-Vendor software made available for license under this Agreement that is not resident on Vendor Equipment; but in each case excluding equipment or software that is private-labeled by Vendor.
          “Operating Manuals” means the operating and configuration manuals delivered to Cricket pursuant to Section 7 containing detailed procedures and specifications for the operation of any System, any Expansions or any part thereof including, but not limited to, BTS manuals and MSC manuals.
          “Optional Software Features” means Software features for Products available to the Companies on an optional, separate fee basis as set forth in Exhibit B, Tab 5, starting on line 163.

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Cricket Communications/Alcatel-Lucent Proprietary and Confidential Information

          “PCS” means personal communications services authorized by the Federal Communications Commission.
          “Person” means an individual, partnership, limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity of whatever nature.
          “PMSI” is defined in Section 3.6.
          “Previous Agreement” means the Amended and Restated System Equipment Purchase Agreement, dated as of June 30, 2000, as amended, between Cricket and Vendor.
          “ProCo” means a wholly owned direct or indirect subsidiary of Cricket which may be hereafter established as a procurement entity for the Companies under this Agreement. Incorporation of ProCo into this Agreement shall be effected by an addendum to this Agreement in the form attached as Exhibit O.
          “Product Change Notice” means a notification issued by Vendor or an Affiliate of Vendor that the Equipment described in such notification is the subject of a design, material, production or engineering Defect or Deficiency.
          “Products” means the collective reference to the Equipment and the Software provided by Vendor under this Agreement.
          “Proprietary Information” is defined in Section 24.18.
          “Punch List” means that list prepared in conjunction with any certificate which contains one or more immaterial non-service-affecting items which have not been fully completed as of the date of the accompanying certificate; provided that such incomplete portion of the Work shall not, during its completion, materially impair the normal daily operation of a System in accordance with the Specifications.
          “Purchase Commitments” means the AWS Commitment as defined in Section 5.2.1 and the Technology Evolution Commitment as defined in Section 5.2.2
          “Purchase Order” means a purchase order given specifying the Products, Services or other items of Work that Vendor is authorized to supply or commence in compliance with the terms of this Agreement.
          “Purchaser” means any or all entities that submit a Purchase Order hereunder, which may be Cricket, ProCo, ANB, or another entity as mutually agreed, that has been added to this Agreement via Exhibit O.
Cricket Communications/Alcatel-Lucent Proprietary and Confidential Information

          “Recurring Services” means maintenance and support Services and Services identified as Recurring Services in Exhibit H.
          “Related Entities” is defined in Section 2.7.
          “Release” means any release, version, upgrade, update, enhancement, bug fix or other issuance.
          “RF” means radio frequency.
          “RTU License” is defined in Section 11.1.
          “Services” means the collective reference to all of the services to be furnished by Vendor as part of the Work, which may include, but may not limited to design, engineering, network planning, construction, interoperability, supply, delivery, Installation, Integration, testing, training, repair, maintenance, de-installation and removal, technical and other support services, and any and all other services to be furnished by Vendor as part of the Work in accordance with the terms of this Agreement.
          “Site” means the physical location of a System Facility.
          “Software” means (a) the Vendor developed software or software developed pursuant to Vendor’s specifications and licensed pursuant to the terms of this Agreement, (b) all Releases with respect to such software, and (c) all Documentation furnished hereunder in respect of clauses (a) or (b) of this definition.
          “Software Update” means any updates to the Software relating to Vendor’s Warranty and Software maintenance obligations hereunder or which correct bugs or defects in the Software, or otherwise to correct shortcomings in the Software.
          “Software Upgrade” means Vendor’s Software Release which is usually made available once or twice per year, not to be confused with a Software Update. A Software Upgrade is a Software Release identified by a point release (e.g. 7.0 to 8.0) whereas a Software Update is an interim Software Release identified by a interim point release (e.g. 7.1 to 7.9, etc.,). A Software Upgrade may also include Software Updates released since the last Software Upgrade.
          “Source Code” means any version of Software incorporating high level or assembly language that generally is not directly executable by a processor.
          “Spare Parts” means the additional Equipment for use as spares and replacement hardware, not included in an Initial System, but which may replace original Equipment within the System and provided by Vendor.
Cricket Communications/Alcatel-Lucent Proprietary and Confidential Information

          “Specifications” means the collective reference to the product description documentation and performance standards as set forth in this Agreement and the Exhibits; provided that (i) the Specifications shall be deemed to include a requirement that all of the Products shall be reasonably in accordance with ANSI, ITU, and other applicable industry standards as required for performance of the Products provided hereunder, except when otherwise stated in a specific Exhibit or otherwise agreed by the parties, and (ii) with respect to Products for which product descriptions and performance standards are not provided and listed in a specific Exhibit, the term “Specifications” shall refer to Vendor’s published specifications in respect thereof, and iii) Product performance and capacity specification limitations are described in Exhibit L.
          “Standard Discount Price(s)” or “Standard Discount Pricing” means the prices included in Exhibit A — Pricing Summary Workbook, Standard Discount Table tab so labeled, which represents Vendor’s discounted price off Vendor’s List Price for Vendor’s Products offered under this Agreement, prior to any additional discounts or incentives that Vendor may offer to Purchaser, either under this Agreement or in a separate quote issued under the terms of this Agreement.
          “Subcontractor” means a contractor, vendor, supplier, licensor or other Person that is not an Affiliate of Vendor or Cricket, having a direct or indirect contract with Vendor or Cricket or with any other Subcontractor of Vendor or Cricket who has been hired by or for Vendor or Cricket to assist Vendor or Cricket in the performance of its obligations under this Agreement.
          “Substantial Completion” means the earlier of (i) when Cricket signs the Certificate of Substantial Completion or (ii) ten (10) calendar days after the receipt by Cricket of such certificate, provided that Cricket has not in that timeframe provided a written notice of rejection of such certificate.
          “Support Period” is defined in Section 10.1.
          “System” means the collection of Equipment, Software and Services provided by Vendor in a defined Market area which allows Purchaser to provide PCS within such defined Market area (whether or not the collection of Sites and Equipment in such defined Market area includes a dedicated MSC or uses a remote MSC within another defined Market area) identified by the Purchaser to the Vendor in writing as collectively comprising a System.
          “System Facility” means the structures, improvements, foundations, towers, and other facilities necessary to house or hold any related Products and other equipment to be located at a particular location; and may also be referred to as a “Network Facility” or “network facility.”
          “Taxes” is defined in Section 5.3.
Cricket Communications/Alcatel-Lucent Proprietary and Confidential Information

          “Technology Evolution” means the Products referred to as [***] product, as described in Exhibit A, and any other Products that may be added.
          “Term” means the period commencing on the Effective Date and ending five (5) years there from, unless terminated earlier in accordance with the terms and conditions hereof, or unless extended by the mutual written consent of the parties hereto.
          “Training” is defined in Section 7.4.
          “Vendor” has the meaning set forth in the heading to this Agreement, or any abbreviation thereof.
          “Vendor Developments” is defined in Section 12.3.1.
          “Warranty” means any one or more of the Products and Services Warranty, Software Backwards Compatibility Warranty, Equipment Backwards Compatibility Warranty, and FCC Warranty.
          “Warranty Period” means (a) with respect to all Products comprising part of or furnished with respect to an Initial System (but excluding Expansions), a period of two (2) years from and after the date of Substantial Completion of such Initial System, provided, however that if prior to Final Acceptance of such Initial System a Major Outage occurs, such two (2) year period shall be extended by the number of days elapsed between Substantial Completion of such Initial System and the date Cricket signs the Certificate of Final Acceptance with respect to such Initial System; (b) with respect to all Expansions (including Software Releases and Equipment Releases) for which Vendor provides Installation Services, a period of two (2) years from and after the successful Installation of such Products, (c) with respect to all Expansions (including Software Releases and Equipment Releases) for which Vendor does not provide Installation Services, a period of two (2) years from and after the date of shipment of such Expansions to a Company’s Site, (d) with respect to Services six (6) months from completion of the Service; and (e) for repaired or replacement Products the longer of i) six (6) months from the date of replacement or ii) the remainder of any Warranty Period remaining on the Product replaced.
          “Withdraws” means Vendor or any successor entity to Vendor or Vendor’s Code Division Multiple Access (“CDMA”) products makes a public announcement or confirmation that it is or has discontinued sales or support activities in the United States with respect to CDMA products; provided however, that the term “Withdraw” shall not include any merger or joint venture between Vendor and a third party if such successor, third party

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Cricket Communications/Alcatel-Lucent Proprietary and Confidential Information

or joint venture continues to engage in sales and support activities in the United States with respect to Vendor’s CDMA products.
          “Work” means the furnishing of Products and the performance of Services hereunder, and all other related activities and obligations required to be performed by Vendor pursuant to this Agreement.
          1.2 Other Definitional Provisions. (a) When used in this Agreement, unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings set forth herein. Terms defined in the Exhibits are deemed to be terms defined herein; provided that in the case of any terms that are defined both in this Agreement or an Exhibit, the definitions contained in the main body of this Agreement shall supersede such other definitions for all purposes of this Agreement; provided further, that definitions contained in any Exhibit shall control as to such Exhibit.
          (b) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole (including Exhibits and schedules) and not to any particular provision of this Agreement and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. Reference herein to “Section” shall mean any and all subsections thereof. The word “including” shall also mean “including without limitation.” The conjunction “or” shall be understood in its inclusive sense (and/or).
          (c) The meanings given to terms defined in this Agreement are applicable to both the singular and plural forms of such terms. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.
     SECTION 2. SCOPE OF WORK, RESPONSIBILITIES
          2.1 Scope of Work. During the Term, Vendor shall perform all Work in accordance with Purchase Orders issued to and accepted by Vendor from time to time under this Agreement. Vendor shall be responsible for providing in accordance with the terms of this Agreement any and all items and services which are expressly described in this Agreement or in the Exhibits. Vendor shall furnish all labor, materials, tools, transportation and supplies required, unless otherwise agreed to in a separate statement of work, to complete its obligations in accordance with this Agreement.
In instances where Purchase Orders are placed by a Purchaser for or on behalf of a Company, such Purchaser shall be considered the purchaser for purposes of placing all orders, addressing invoices and the obligation of payment. Cricket agrees to be obligated hereunder with respect to all payments which become due hereunder with respect to Purchase Orders placed by it or any Purchaser for or on behalf of any Company, including but not limited to all payments for all Products and Services. In addition, Cricket, or any
Cricket Communications/Alcatel-Lucent Proprietary and Confidential Information

Purchaser, shall be considered the purchaser for purposes of passage of title and risk of loss with regard to Products and Software which are delivered by Vendor to any Company under this Agreement.
          2.2 Review of Agreement. Vendor and Cricket have examined in detail and carefully studied and compared the Agreement with all other information furnished by the other party and has promptly reported to the other any material errors, inconsistencies or omissions so discovered or discovered by any of its Subcontractors.
          2.3 Eligibility under Applicable Laws and Applicable Permits. Each Party shall be responsible for ensuring that they and their Subcontractors are and remain eligible under all Applicable Laws and Applicable Permits to perform under this Agreement in the various jurisdictions involved including, to the extent that either party will be responsible for construction for any particular component of the work, all such construction will be done in accordance with all applicable Federal Communications Commission requirements. Each party shall be responsible for obtaining and maintaining in full force and effect the Applicable Permits listed as its responsibility in the applicable Exhibits.
          2.4 Further Assurances. The parties shall execute and deliver all reasonable further instruments and documents, and will, in good faith, consider all reasonable requests for further action, including, but not limited to, assisting each other in filing notices of completion with the appropriate state and local Governmental Entity that may be necessary or that either party may reasonably request in order to enable either party to complete performance of the work or to effectuate the purposes or intent of this Agreement. All such requests shall be addressed pursuant to the Change Order procedures described below in Section 9.
          2.5 Liens and Other Encumbrances. (a) Vendor covenants and agrees subject to Vendor’s receipt of full payment in respect thereof to:
               (i) except as provided in Section 3.6, protect and keep free all Systems, Work, Expansions or any and all interests and estates therein acquired by a Purchaser from Vendor, and all improvements and materials now or hereafter placed thereon under the terms of this Agreement, from any and all claims, liens, charges or encumbrances of the nature of mechanics, labor or materialmen liens or otherwise arising out of or in connection with the performance by Vendor of this Agreement or any performance by any Vendor Subcontractor, and to promptly have any such lien released by bond or otherwise; and
               (ii) give notice of this subsection to each Vendor Subcontractor before such Vendor Subcontractor furnishes any labor or materials for any System.
Cricket Communications/Alcatel-Lucent Proprietary and Confidential Information

          (b) If any laborers’, materialmen’s, mechanics’, or other similar lien or claim thereof is filed by any Vendor Subcontractor, Vendor shall use reasonably commercial efforts to cause such lien to be satisfied or otherwise discharged, or shall file a bond in form and substance satisfactory to Cricket in lieu thereof within ten (10) Business Days of Vendor’s receipt of notice of such filing. If any such lien is filed or otherwise imposed, and Vendor does not cause such lien to be released and discharged forthwith, or file a bond in lieu thereof, then, without limiting any Company’s available remedies, any Purchaser has the right, but not the obligation, to pay all sums necessary to obtain such release and discharge or otherwise cause the lien to be removed or bonded to such Purchaser’s satisfaction, and to retain such funds from any payment then due or thereafter to become due to Vendor.
          (c) Cricket and each other Company reserves the right to post or place within any System notices of non-responsibility or to do any other act required by Applicable Law, to exempt such Company from any liability to third parties by reason of any work or improvements to be performed or furnished hereunder; provided that failure by any such Company to do so shall not release or discharge Vendor from any of its obligations hereunder.
          2.6 Duty To Inform Itself Fully; Waiver of Defense. Each party shall be deemed to have notice of and to have fully examined and approved the Specifications, the Exhibits and all other documents referred to herein, and all drawings, specifications, schedules, terms and conditions of this Agreement, regulations and other information in relation to this Agreement or any amendments, modifications or supplements thereto at all times on or after the Effective Date and to have fully examined, understood and satisfied itself as to all information of which it is aware and which is relevant as to the risks, contingencies and other circumstances which could affect this Agreement and in particular the Installation of any System or any part thereof.
          2.7 Joint Ventures and Designated Entities. Any Company may from time to time invest in or provide management services to joint ventures and other third parties that hold licenses from the FCC or that are engaged in the build-out or operation of wireless systems (such third parties, including other entities that qualify as a “Designated Entity,” “Entrepreneur,” Small Business” or “Very Small Business” under FCC Rules, being “Related Entities”). Vendor agrees, at Cricket’s request, to promptly enter into one or more agreements with each Related Entity for the provision of equipment, software and services to such Related Entity on substantially the same terms and conditions as set forth in this Agreement, provided such Related Entity is not a competitor or an affiliate of a competitor of Vendor in the business of manufacturing, installing or selling telecommunication products to services providers.
     SECTION 3. PURCHASE ORDERS AND SCHEDULES
Cricket Communications/Alcatel-Lucent Proprietary and Confidential Information

          3.1 Purchase Orders. All Purchase Orders under this Agreement shall be submitted by a Purchaser. Each Purchaser may deliver Purchase Orders to Vendor at any time and from time to time during the Term. Such Purchase Orders shall be sent to Vendor either by certified mail, electronic transmission or another mutually acceptable manner. Purchaser and Vendor agree to use electronic data interchange to the maximum extent reasonably possible. For any Purchase Order sent by mail the following address shall be used:
Lucent Technologies Inc.
Attention — Order Management
800 Northpoint Parkway
Alpharetta, GA 30005
As of the Effective Date of this Agreement, Order Management contacts located at 800 Northpoint Parkway are [***]. Both are located at 800 Northpoint Parkway in Alpharetta, GA 30005.
All Purchase Orders shall be governed by the terms and conditions of this Agreement, unless otherwise agreed by the parties in writing. Each Purchase Order shall reference this Agreement and specify, in reasonable detail, the Products, Services or other items of Work to be provided by Vendor. All Purchase Orders shall be deemed to incorporate and be subject to the terms and conditions of this Agreement unless otherwise agreed in writing. All Purchase Orders, including electronic orders, shall contain the information necessary for Vendor to fulfill the order. Vendor shall use commercially reasonable efforts to comply with all purchasing requirements set forth in Exhibit C. No provision or data on any Purchase Order or any Vendor order acknowledgment, or contained in any documents attached to or referenced in the Purchase Order or order acknowledgment or any subordinate document (such as shipping releases), which is inconsistent with the terms of this Agreement shall be binding, except data necessary for Vendor to fill the order.
          3.2 Delivery under the Agreement. Vendor shall complete the Work specified in each Purchase Order in accordance with the terms and conditions of this Agreement.
          3.3 Order Acceptance. All Purchase Orders shall be subject to Vendor’s acceptance, provided that (a) Vendor may not reject any Purchase Orders placed in accordance with the terms of this Agreement and the agreed upon lead times for Products, and (b) any Purchase Order issued by a Purchaser and not properly rejected in writing within ten (10) Business Days of the transmission of such Purchase Order to Vendor shall be deemed accepted by Vendor. Electronic Purchase Orders shall be binding on the

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submitting Purchaser and Vendor notwithstanding the absence of a signature, provided that the parties have implemented a mutually acceptable electronic order process and such orders deemed to be binding have been issued by a Purchaser and accepted by Vendor in accordance with the process agreed upon by the parties. Notwithstanding anything contained herein, should Purchaser consistently be in breach of the payment provisions or other material aspects of this Agreement, and such breach has not been cured within a reasonable cure period; Vendor may place Purchase Orders previously accepted on hold and/or reject Purchase Orders. Vendor will use commercially reasonable judgment in exercising this right.
          Changes made by a Purchaser to an accepted Purchase Order that affect Vendor’s ability to meet its obligations under the Purchase Order, any price, shipment date, or completion date quoted by Vendor with respect to such Purchase Order is subject to change and shall be addressed pursuant to the Change Order provisions below in Section 9.
          3.4 Forecasts. Purchaser shall provide to Vendor periodic (as mutually agreed to) forecasts of Purchaser’s projected Product and Services needs. If the quantities ordered are more than 25% greater than forecast quantities when viewed on a monthly basis by Product mix, Vendor shall be permitted a reasonable extension of time to fulfill such orders and in such event [***] shall not apply.
          3.5 Inventory Control and Bar-coding. Vendor shall, at no additional charge, pack and mark shipping containers in accordance with its standard practices for domestic shipments. Vendor shall (a) enclose a packing memorandum with each shipment and, if the shipment contains more than one package, identify the package containing the memorandum, and (b) mark Products as applicable for identification in accordance with Vendor’s marking specifications (for example, model/serial number and month, year of manufacture).
          3.6 Purchase Money Security Interest. Each Purchaser hereby grants to Vendor a purchase money security interest (“PMSI”) on and in each item of Equipment purchased by such Purchaser from Vendor hereunder until such time as Vendor receives payment in full in accordance with this Agreement for such Equipment. Accordingly, the applicable PMSI and all related liens on a given item of Equipment purchased hereunder shall be deemed automatically released in full by Vendor upon Vendor’s receipt of payment for such item of Equipment, and no PMSI shall attach to any item of Equipment purchased hereunder for which Vendor has received full payment in advance. Vendor shall, at Vendor’s expenses execute, deliver and file any documents, instruments and certificates reasonably requested by any Purchaser in order to evidence the release of the PMSI and the removal of any related liens.

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          3.7 Conveyance of Equipment. Vendor acknowledges and agrees that (a) a Purchaser may, and each other Company may sell, transfer, assign, lease, transfer licenses, or convey (“Convey” or “Conveyance”) Products to any of such Purchaser’s Affiliates, with the transfer of any RTU License being subject to the terms of Section 11.4 hereof, and (b) any owner of any used Equipment may Convey such Equipment to any third party.
     SECTION 4 SUBCONTRACTORS
          4.1 Subcontractors. Vendor may subcontract any portion of its obligations under this Agreement, but no such subcontract shall relieve Vendor from primary responsibility and liability for the performance of Vendor’s covenants and obligations under this Agreement. Regardless of whether or not Vendor obtains approval with respect to use of a Subcontractor or whether Vendor uses a Subcontractor recommended by other party hereunder, use by Vendor of a Subcontractor shall not, under any circumstances: (i) give rise to any claim by Vendor against any Company if such Subcontractor breaches its subcontract or contract with Vendor; (ii) give rise to any claim by such Subcontractor against any Company; (iii) create any contractual obligation by any Company to the Subcontractor; (iv) give rise to a waiver by the Purchaser of its rights to reject any Defects or Deficiencies or Defective Work; or (v) in any way release Vendor from being solely responsible for the Work to be performed under this Agreement.
          4.2 Vendor’s Liability. Vendor is responsible for all of its obligations under this Agreement, including the Work, regardless of whether a subcontract or supply agreement is made or whether Vendor relies upon any Subcontractor to any extent, unless such reliance was on a Company Subcontractor. Vendor’s use of Subcontractors for any of the Work shall in no way increase Vendor’s rights or diminish Vendor’s liabilities under this Agreement, and in all events, except as otherwise expressly provided for herein, Vendor’s rights and liabilities hereunder shall be as though Vendor had itself performed such Work. Vendor shall be liable for any delays caused by any Subcontractor as if such delays were caused by Vendor.
          4.3 No Effect of Inconsistent Terms in Subcontracts. The terms of this Agreement shall in all events be binding upon Vendor and Companies regardless of and without regard to the existence of any inconsistent terms in any agreement between Vendor and any Vendor Subcontractor or whether or not and without regard to the fact that any other party hereunder may have directly or indirectly had notice of any such inconsistent term.
          4.4 Assignability of Subcontracts to Cricket. Upon written request by Cricket, Vendor shall use commercially reasonable efforts to have specific agreements between Vendor and a Vendor Subcontractor executed specifically for Work and/or services to be performed by such Vendor Subcontractor on behalf of Vendor in support of this Agreement between Vendor and Cricket to contain a provision stating that, in the event that
Cricket Communications/Alcatel-Lucent Proprietary and Confidential Information

Vendor is terminated for cause, abandonment of this Agreement or material breach, (i) such Vendor Subcontractor shall continue its portion of the Work as agreed upon in the agreement between Vendor and such Vendor Subcontractor and as may be agreed upon by Cricket and such Vendor Subcontractor; (ii) such agreement may be assumed without penalty to Cricket and, iii) in order to create security interests, may be assigned by Cricket to third parties designated by Cricket, in either case, at the option of Cricket and for the same price and under the same terms and conditions as originally specified in such Subcontractor’s agreement with Vendor.
          4.5 Removal of Subcontractor or Subcontractor’s Personnel. Cricket has the right at any time to request removal of a Subcontractor or any of a Subcontractor’s personnel from Work on the System upon reasonable grounds and reasonable prior notice to Vendor. Such request (a “Request for Removal”) shall be in writing and shall specify Cricket’s reasoning therefor. Vendor promptly shall issue a written response to any such Request for Removal, specifying the reasoning for its disagreement or agreement, as the case may be, with the reasoning contained in the Request for Removal. If the parties fail to agree, this matter shall be handled in accordance with the dispute resolution procedures in Section 21. The exercise of such right by Cricket shall have no effect on the provisions of Sections 4.1 and 4.2.
          4.6 Subcontractor Insurance. Vendor shall require its Subcontractors to obtain, maintain and keep in force, during the time they are engaged in providing Products and Services hereunder, insurance coverage as set forth on Exhibit E-2 (provided that the maintenance of any such Subcontractor insurance shall not relieve Vendor of its other obligations pursuant to this Agreement). Vendor shall, upon Cricket’s request, furnish Cricket with evidence of such insurance in form and substance reasonably satisfactory to Cricket.
          4.7 Review and Approval not Relief of Vendor Liability. No inspection, review or approval by any Company permitted under this Agreement of any portion of the Work shall relieve Vendor of any duties, liabilities or obligations under this Agreement, but nothing contained in this Section shall be deemed a bar of any waiver given to Vendor pursuant to and in accordance with the terms of this Agreement.
          4.8 Subcontractor Warranties. Except as otherwise expressly provided in Section 16, all warranties of Vendor in this Agreement shall be deemed to apply to all Services performed by any Subcontractor as though Vendor had itself performed such Work.
          4.9 Payment of Subcontractors. Vendor shall make all payments that it is contractually required to make to all Vendor Subcontractors (except in the case of legitimate disputes between Vendor and any such Subcontractor arising out of the agreement between Vendor and such Subcontractor) in accordance with the respective agreements between Vendor and its Subcontractors such that no Vendor Subcontractor shall be in a position to
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enforce any liens or other rights against any Company, the System, any Products or any part thereof.
          4.10 Copies. Subject to any confidentiality obligations required by third party providers, including Subcontractors, Vendor will use its good faith, reasonable efforts to provide Cricket with any and all relevant agreements, understandings, subcontracts and other documents pertaining to the provision of Products or Services by a Subcontractor which the Companies may reasonably require in writing in order for them to be provided with the information necessary to exercise any of their rights under this Agreement. Such request must be made in writing pursuant to the Notices provisions of this Agreement.
          4.11 Benefit of Subcontracts. In addition to anything else provided for in this Agreement, upon Cricket’s written request specific to any third-party vendors of Vendor or Vendors Subcontractors, Vendor shall use commercially reasonable means that allow Cricket to the following benefits and rights of Vendor under its contracts with any applicable third-party vendors or other Subcontractors: all rights to conduct in-house tests, to receive notice of upgrades and enhancements and to purchase spare parts; provided however, that Vendor shall maintain sole responsibility for all obligations and duties under all such contracts and that Vendor will not be required to violate any terms in existing agreements.
     SECTION 5. PRICES AND PAYMENT
          5.1 Prices. (a) The prices for the Products, Services and other items of Work are set forth in Exhibit A — Pricing Summary Workbook and Pricing Summary Notes. The prices for all Products, Services and Systems set forth in the Exhibits include all features, functions and services required for the proper functionality of such Products, Services and Systems in accordance with the Specifications. Vendor shall provide orderable quotes to Purchaser based on the configuration information provided by Purchaser. Such quotes shall be at the prices set forth in the Exhibits, unless otherwise mutually agreed. Notwithstanding any other provision of this Agreement, the prices, including all pricing notes per Exhibit A are conditioned upon Purchaser meeting the Purchase Commitments, as such are defined in Subsection 5.2 below.
          5.1.1 Functionally Accurate Quotes. To ensure the accuracy and completeness of Vendor quotes, Vendor will provide “Functionally Accurate Quotes”. To assist in this process, Purchaser will (i) participate (usually telephonically) in a Functionally Accurate Quote preliminary meeting to discuss the Purchaser-requested configurations, scope and responsibilities of the parties for each quote, (ii) participate (usually telephonically) in a second meeting to discuss a preliminary quote and a reasonable Customer Input Questionnaire (CIQ), and (iii) accurately complete and provide the CIQ and any other reasonably requested information to Vendor. Upon completion of the proceeding, Vendor shall issue a Functionally Accurate Quote to
Cricket Communications/Alcatel-Lucent Proprietary and Confidential Information

Purchaser. Purchaser shall review all Functionally Accurate Quotes, prior to Purchaser’s issuance of a corresponding Purchase Order. If Purchaser subsequently places a Purchase Order with respect to such Functionally Accurate Quote, and in connection with fulfilling such Purchase Order it is later determined by Purchaser or Vendor that Products or Services were excluded that otherwise would be required to achieve all the functionality set forth in such Functionally Accurate Quote, then Vendor shall provide to Purchaser, at no additional cost, all additional Products and Services that are not included in such Purchase Order but that are necessary to achieve all of the functionalities set forth in such Functionally Accurate Quote, provided Vendor, being in the business of providing said Products and Services for its telecommunications customers, should have known such Products and/or Services would be required in order to produce a Functionally Accurate Quote.
Purchaser shall use commercially reasonable judgment with respect to the frequency of requesting use of the Functionally Accurate Quote process.
          5.2 Purchase Commitments.
          5.2.1 AWS Commitment. Cricket agrees that on or prior to the third (3rd) anniversary of the Effective Date of this Agreement (as extended pursuant to Section 5.2.5, with such date, as may be extended, being the “AWS Satisfaction Date”), Purchasers, in the aggregate, will place Purchase Orders to purchase AWS Initial Systems with an aggregate Net Purchase Order Value of not less than ninety-five million seven hundred fifty thousand dollars ($95,750,000) (such commitment, subject to reduction pursuant to Section 5.2.5, being the “AWS Commitment”). Vendor agrees that any Expansions purchased by Purchasers will also be counted towards fulfillment of such AWS Commitment. In the event that the AWS Commitment is not satisfied on or prior to the AWS Satisfaction Date, Vendor will be entitled to invoice Cricket for certain incentives, in accordance with the calculations in Exhibit A.
          5.2.2 Technology Evolution Commitment. Cricket agrees that on or prior to the third (3rd) anniversary of the Effective Date of this Agreement, Purchasers, in the aggregate, will place Purchase Orders with an aggregate Net Purchase Order Value of not less than thirty million seven hundred thousand dollars ($30,700,000) to purchase Technology Evolution for Existing Markets and the [***] products for any Markets (the “Technology Evolution Commitment”). Purchases of Services will not be counted towards fulfillment of the Technology Evolution Commitment. Additional Products may be added to the list of items which will be included towards the satisfaction of the Technology Evolution Commitment. In the event that the Technology Evolution Commitment is not satisfied on or prior to the third (3rd) anniversary of the Effective Date of this Agreement, Vendor will be entitled to invoice Cricket for certain incentives, in accordance with the calculations in Exhibit A.

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          5.2.3 Multiple Switch Markets. In the event that the Technology Evolution Commitment is satisfied in full but [***] or more of the AWS Commitment is not satisfied on or prior to the AWS Satisfaction Date, then Vendor may invoice Cricket for [***] as described in Exhibit A. In the event that the Technology Evolution Commitment is not satisfied in full on or prior to the third (3rd) anniversary of the Effective Date of this Agreement, regardless of the fulfillment of the AWS Commitment, then Vendor may invoice Cricket for [***].
          5.2.4 Initial System versus Expansion Pricing. Notwithstanding anything contained herein, all Purchase Order(s) issued by Purchaser on or prior to the time of Commercial Launch of an Initial System, shall be at the Initial System pricing per Exhibit A, including additional discounts, incentives and earned credits, provided that (i) Purchaser does not subsequently cancel or otherwise terminate such Purchase Order(s), unless such cancellation or termination is pursuant to Subsection 22.2 “Vendor Events of Default,” and (ii) if such Purchase Orders contain delivery dates for Products beyond [***] after Commercial Launch of such Initial System, then those Products with delivery dates beyond [***] after Commercial Launch of such Initial System shall not be eligible for Initial System pricing per Exhibit A. All Products for which a Purchase Order has not been issued by Purchaser on or prior to the time of Commercial Launch of an Initial System or which fall under (i) or (ii) above, shall be considered for all purposes of this Agreement, including without limitation pricing, to be Expansions.
          5.2.5 Spectrum Clearing Considerations. Should delays occur in existing spectrum being cleared, which delays are caused by governmental agencies or third-party owners or licensees of the existing spectrum, that prevent Purchaser from satisfying the AWS Commitment by the third (3rd) anniversary of the Effective Date of this Agreement, Vendor will extend such time period for Purchaser to satisfy the AWS Commitment by an additional two (2) years or such other extension as may be mutually agreed to by Cricket and Vendor. During the extension period (the 4th or 5th year of this Agreement) should spectrum be cleared, Company shall take prompt action (within the longer of (i) the five (5) year period, (ii) eighteen (18) months after such spectrum is cleared, or (iii) as reasonably required to complete the build-out of the New Markets otherwise delayed, provided such delays are not solely related to the actions or inactions of Company) to build out New Markets otherwise delayed due to delays caused by governmental agencies or third-party owners or licensees of the existing spectrum. Notwithstanding the preceding, should spectrum not be cleared for specific New Markets solely due to delays caused by governmental agencies or third-party owners or licensees of the existing spectrum by the fifth (5th) anniversary of the Effective Date of this Agreement, Purchaser shall [***]. The Technology Evolution Commitment shall not be affected by any delays in spectrum clearing described in this Subsection 5.2.5.

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          5.2.6 Market Protection. No Company that (i) owns or operates Existing Markets, or (ii) will own or operate New Markets built out under this Agreement, shall during the Term of this Agreement, including any extension thereof, replace Vendor’s Products for which Purchaser has previously issued Purchase Orders to Vendor with any of Vendor’s competitors’ products, without first providing Vendor a first right to meet such Company’s requirements with an offer to provide Products and Services with equivalent functionality and economic value compared to that of Vendor’s competitors’ products.
          5.2.7 Additional Service Opportunities. Cricket and Vendor acknowledge that Cricket will award to Vendor under a separate agreement a limited number of Sites for which Vendor shall perform Site development services in order to prove Vendor’s competencies. Upon Cricket’s acceptance of the notice of completion for the last of the limited Sites, Vendor shall be considered a qualified Site development contractor. Then, subject to competitive services pricing, terms, and availability of qualified Vendor resources, Purchaser shall award to Vendor under a separate agreement, as mutually agreed to by the parties, Site development services valued at [***].
          5.2.8 BHCA Program Modification. The parties agree that any Busy Hour Call Attempt (“BHCA”) RTU License fees due under Section 11 of Amendment No. 2 of the Previous Agreement are hereby made subject to recalculation pursuant to the terms set forth in this Agreement. [***].
          5.3 Taxes. Purchaser shall be liable for and shall pay either to the proper taxing authority or reimburse Vendor, as required for all state and local sales and use taxes or other similar transfer taxes in the nature of sales or use taxes (“Taxes”) add back and pursuant to state law, plus any interest and penalties thereon, attributable to purchases of Products and Services under the Agreement; provided, however, that to the extent any penalties related to delinquent taxes arise solely as a result of Vendor’s failure to collect and remit the taxes from Purchaser on a timely basis, and such failure was not a result of any request in writing by Purchaser to Vendor not to collect the taxes for any reason, Purchaser shall not be liable for such penalties but shall at all times remain liable for the underlying tax and interest accrued thereon except if Purchaser has made payment to Vendor for the invoiced sales tax and Vendor does not remit to the Governmental Entity. Vendor shall bill such tax related amounts to Purchaser separately stating the amount on the applicable invoice. Vendor shall not bill to or otherwise attempt to collect from Purchaser any tax, interest and penalties with respect to which Purchaser has provided Vendor with an exemption certificate prepared in accordance with applicable law or a direct pay permit validly issued by a taxing authority. Purchaser and Vendor agree to fully cooperate with each other as well as any Governmental Entity in resolving any Tax

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issues that may arise. If the Purchaser shall pay Taxes to Vendor for which the Vendor files and remits to a governmental taxing authority and Vendor later receives a Tax credit from the taxing governmental authority with respect to such Taxes, then the Vendor shall credit to the Purchaser in cash an amount equal to such Tax credit. The amount of such credit will be applied against future Vendor invoices after the assessment of normal Tax due on such invoice(s) based on the invoiced amount prior to such Tax credit unless (i) this Agreement will terminate or expire within sixty (60) days after such Tax credit accrues, or (ii) no Purchaser has placed any Purchase Order within ninety (90) days prior to the date such Tax credit accrues. In either event Vendor shall promptly refund to Purchaser an amount in cash equal to such Tax credit.
          5.4 Invoicing and Payment. Payment for the Products and Services to be supplied pursuant to this Agreement shall occur as follows (in each case following the Purchaser’s receipt of an invoice by Vendor which shall properly document, to the reasonable satisfaction of the Purchaser, all the items included):
          (a) Products Ordered Requiring Vendor Installation. For all Products ordered by Purchaser for which Vendor will i) perform Installation Services and ii) first ship such Products to a Lucent staging center (“LSC”) prior to being shipped to the final Site designated by Purchaser, Vendor shall invoice Purchaser for such Products at the point in time when such Products are delivered to the Site. Notwithstanding anything contained herein, provided such Products are ready to ship to the Site and should the Site not be ready to receive the Products for installation by the dates agreed to by the Parties due to Purchaser, Purchaser’s Subcontractor, or other third party (other than third parties performing services or providing products on behalf of Vendor) not completing their respective obligations as to Site readiness (e.g. Site security or other pre-installation requirements not being completed by the scheduled date for installation) by the installation date agreed to by the Parties, then Vendor may at its option, then invoice Purchaser for such Products based on the scheduled installation date. Vendor will use commercially reasonable judgment in exercising this option.
          (b) Products Ordered Not Requiring Vendor Installation. For all Products ordered by Purchaser i) not requiring installation by Vendor or ii) not first shipped to the LSC, but shipped directly to the Site or other Company location, Vendor shall invoice Purchaser when such Products are delivered to the Site.
          (c) Services Invoicing. All Services other than Recurring Services shall be invoiced as such Services are completed, unless otherwise agreed to in the governing statement of work for such Services. For purposes of Installation and/or Integration related to an individual BTS or MSC, such Services will be considered performed upon Vendor’s issuance of the Installation and Integration Substantial Completion Certificate.
          (d) Recurring Services Invoicing. Recurring Services shall be invoiced consistent with the provisions of the governing statement of work for such Services, or, if
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there are no such governing provisions, shall be invoiced quarterly in advance of the Services being performed.
          (e) Payment of Invoices. Each invoice shall be due and payable thirty (30) days after receipt by the Purchaser of a true, accurate and complete invoice, unless and to the extent the amount in question is disputed. If any portion of an amount due to Vendor is subject to a bona fide dispute, the Purchaser will pay to Vendor on or before the date such amount is due all amounts not disputed. Delinquent payments are subject to a late payment charge after thirty (30) days at the rate of one and one-half percent (1 1/2%) per month, or portion thereof, of the amount due (but not to exceed the maximum lawful rate). Any disputed items which are later determined to be valid are due for payment based upon the original invoice date. No interest will be charged during the period of time such item is in dispute, provided such disputed items are for commercially valid reasons.
          5.5 No Payment in Event of Material Breach. Notwithstanding any other provision herein to the contrary, no Purchaser shall have any obligation to make any payment for any Work, where such Work may be related to a material breach claim by Purchaser until and unless such breach is cured or waived in accordance with the terms of this Agreement. In the event of any such dispute, such dispute shall be decided pursuant to the provisions of Section 21 and any related payment obligations shall be suspended until the dispute is resolved.
          5.6 Currency and Place of Payment. Payments under this Agreement shall be made in US dollars and if such method of payment is acceptable to the Purchaser, the Purchaser shall pay all amounts due Vendor hereunder using Electronic Funds Transfer (“EFT”). EFT payments by a Purchaser shall be made to such account as is designated by Vendor in writing.
          Customer will EFT funds to the following location:
J.P. Morgan Chase Bank
New York, New York
Lucent Technologies Inc.
ACCT. 910144-9099
ABA 021000021
     SECTION 6. SERVICES
          6.1 Transportation. Vendor shall arrange and provide for the transportation and delivery of all the Products to be delivered pursuant to, and in accordance with, each Purchase Order and the terms of this Agreement. Vendor will be responsible for delivery of all Products to Purchaser’s initial specified location. The costs of such transportation shall be pre-paid by Vendor and invoiced to Purchaser as a separate line item (freight charges shall exclude any recovery for Vendor insurance). In the event of any unusual Site selections
Cricket Communications/Alcatel-Lucent Proprietary and Confidential Information

or requirements which require transportation arrangements out of the ordinary course having regard to normal industry standards and practices (such as crane requirements, helicopter transportation requirements to a remote setting, etc.), Vendor shall arrange, subject to the Purchaser’s prior approval, for such exceptional transportation requirements from local staging facilities or warehouse locations to the unusual Site. Vendor shall notify the Purchaser that it believes, in good faith, that exceptional transportation arrangements are necessary in the circumstances, and Vendor will consult with the Purchaser on an approved course of action to complete delivery. The Purchaser shall be responsible for all costs with respect to such exceptional transportation requirements in excess of transportation costs applicable to a standard Site.
          6.2 Services. Vendor shall provide the Services ordered by a Purchaser in accordance with the provisions of the Exhibits in respect of such Services. The prices for each of the Services set forth in the Exhibits, including supplemental statements of work, are specifically for those Services set forth in the Exhibits except to the extent expressly excluded in the respective Exhibit describing the Services. Should any Services required be neither specifically included nor excluded from an Exhibit, the parties will work in good faith to provide such Services in an equitable manner via a Change Order.
          6.3 No Interference. Vendor shall install all Equipment and build each of the Systems so as to cause no unauthorized interference with or obstruction to lands and thoroughfares or rights of way on or near which the installation work may be performed. Vendor shall exercise every reasonable safeguard to avoid damage to existing facilities, and if repairs or new construction are required in order to replace facilities damaged by Vendor due to its negligence or willful misconduct, such repairs or new construction shall be at Vendor’s sole cost and expense. Vendor understands that many of the Sites may be co-located with other RF transmission facilities and Vendor shall take all necessary precautions and safety measures to ensure the safety of all of Vendor’s and Vendor’s Subcontractors’ personnel at such Sites. Purchaser shall use its reasonable best efforts to ensure that no other third parties employed or engaged by Purchaser hinders or delays the Vendor in the performance of its obligations hereunder, including the provision of Services. The parties will address any such hindrance or delay pursuant to the change order process outlined in this Agreement.
          Vendor represents and warrants that all Products furnished hereunder shall comply, to the extent required, with the requirements of the Federal Communication Commission’s Rules and Regulations (the “FCC Rules”) pertaining to Commercial Mobile Radio Service providers and equipment manufacturers in effect as of the date of delivery of such Product to the Purchaser, including Parts 24 and 27 of the FCC Rules. In addition, Vendor represents and warrants that each Product furnished hereunder shall comply, to the extent required, with (i) the requirements of Part 15 of the FCC Rules in effect as of the date of delivery of such Product to the Purchaser and (ii) Part 20 of the FCC Rules in effect as of the date of delivery of such Product to the Purchaser. Vendor makes no undertaking with respect to the foregoing paragraph in relation to harmful interference caused by (i)
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unauthorized installation, repair, modification or change or Products not furnished by Vendor; (ii) Products being subject to misuse, neglect, accident or abuse by other than Vendor; (iii) Products being used in a manner not in accordance with the applicable operating instructions. Vendor assumes no responsibility under this clause for items not specified or supplied by Vendor. The foregoing warranties are collectively referred to as the “FCC Warranty”.
Vendor shall, when appropriate, have reasonable access to each Company’s premises during normal business hours and at such other times as may be agreed upon by the parties in order to enable Vendor to perform its obligations under this Agreement. Vendor shall coordinate such access with the Company’s designated representative prior to visiting such premises. Vendor agrees to instruct its employees to comply with all site rules while on a Company’s premises. The employees and agents of Vendor shall, while on any Company’s premises, comply with all site rules and guidelines including, but not limited to, where required by government regulations. No party shall require waivers or releases of any personal rights from representatives of the other in connection with visits to its premises, and no such releases or waivers shall be pleaded by any party in any action or proceeding.
          For purposes of this Section, all references to “Company’s premises” and other similar references shall be deemed to refer to any location where a Site is to be located, which may include land or buildings owned or leased by any Company. To the extent that a Company does not own the premises, Vendor’s obligations to adhere to site rules and guidelines shall include, without limitation, those rules and guidelines required by the owner, landlord or property manager having care and control of such premises, which the Company has provided to Vendor in advance of the commencement of the applicable Work hereunder.
     SECTION 7. MANUALS, ENGINEERING DRAWINGS AND TRAINING
          7.1 Documentation. Vendor shall provide the Documentation listed in Exhibit F. The Documentation shall be prepared in accordance with the relevant Specifications. Operating Manuals with up-to-date drawings, specifications and design sheets shall be available for the Training as set forth in Section 7.4. Documentation will also include any building, room layout and environmental requirements for the Equipment. Product “as built” documentation will not be provided.
          7.2 Standards for Manuals. All Operating Manuals and Maintenance and Instruction Manuals required to be provided by Vendor pursuant to this Agreement shall be accurate, in the English language and shall be:
     (a) detailed and comprehensive and prepared in conformance with the Specifications and generally accepted national standards of professional care, skill,
Cricket Communications/Alcatel-Lucent Proprietary and Confidential Information

diligence and competence applicable to telecommunications and operation practices for facilities similar to the Systems;
     (b) consistent with good quality industry operating practices for operating wireless communications systems of similar size, type and design;
     (c) sufficient to enable the Companies to operate and maintain each System on a continuous basis; and
     (d) prepared subject to the foregoing standards with the goal of achieving operation of each System at the capacity, efficiency, reliability, safety and maintainability levels contemplated by this Agreement and required by all Applicable Laws and Applicable Permits.
          7.3 Equipment and Data. Vendor shall furnish all drawings, specifications, specific design data, preliminary arrangements and outline drawings of the Equipment and all other information as required in accordance with this Agreement in sufficient detail to indicate that the Equipment and fabricated materials to be supplied under this Agreement comply with the Specifications.
          7.4 Training. As more fully described in Exhibit G, Vendor shall provide to the Companies a training program with respect to all Products and Services provided hereunder (collectively, the “Training”). Promptly upon execution of this Agreement, Vendor shall establish a training coordinator, whose responsibility shall be to work with Cricket to ensure that the Companies receive the Training. Such coordinator (or his or her replacement) shall continue in such assignment until the receipt of all of the Training required to be provided. All Training shall be provided by Vendor in the United States except as otherwise agreed to in writing by Cricket. .
          7.4.1 Training Incentives. At no additional charge, Vendor shall provide to Purchaser for use by any Company person training days in accordance with the following table:

No. of CPOPs Covered
by Purchase Orders	Number of Person Training Days

[***]	[***]
          The first 125 training days will be made available upon execution of this Agreement.

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          7.5 Manuals and Training. The Training and the Documentation provided in connection herewith, including, without limitation, all Documentation provided in CD-ROM format and all documentation provided pursuant to Sections 7.2, 7.3 and 7.4 shall be updated in reasonable quantities at no additional cost to the Companies pursuant to and in accordance with all Product upgrades or modifications applicable to any Work or any part thereof.
     SECTION 8. ACCEPTANCE PROCEDURES
          8.1 Acceptance Procedures With Respect to Initial Systems. Depending upon the specific Products and Services to be furnished by Vendor, and those tasks for which the Companies shall assume responsibility, the parties, directly or through third-party vendors or other Subcontractors, as the case may be, shall carry out the following procedures with respect to Initial Systems.
          (a) Factory Tests. Cricket may, at Cricket’s option and cost, be present at factory testing of Products conducted by Vendor. Upon request, Vendor shall give Cricket ten (10) Business Days advance notice of any such factory testing relating to the types of Products or Services furnished by Vendor hereunder. Vendor shall cooperate with Cricket to facilitate Cricket’s observation of such tests. Regardless of whether or not Cricket observes any factory testing, Vendor agrees to, within a reasonable period of time in view of the nature and urgency of the request, upon written request by Cricket, provide Cricket with copies of all documentation relating to factory testing of the Product specified by Cricket, including without limitation copies of test procedures, test results and FCC compliance certifications, provided such does not require Vendor to violate any agreements with its supplier or Subcontractors.
          (b) Installation and Integration Substantial Completion Certificate. Upon completion of the Installation of a BTS and/or a MSC and the completion of Integration activities in accordance with this Agreement, Vendor shall issue a certificate for each BTS or MSC certifying that all Installation and Integration activities specified in the Purchase Order specific to each BTS and MSC are substantially complete (“Installation and Integration Substantial Completion Certificate”). Such certificate shall be accompanied by a Punch List of all incomplete items which items shall be completed by Vendor prior to Final Acceptance. Such Installation and Integration Substantial Completion Certificate shall be deemed accepted unless notified in writing by Cricket otherwise within ten (10) calendar days of receipt.
          (c) Certificate of Substantial Completion. Upon completion of all Installation and Integration with respect to the later of the last BTS and/or MSC initially planned for an Initial System in accordance with this Agreement, Vendor shall issue a Certificate of Substantial Completion with respect to such Initial System, which shall be
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in the form of a checklist listing all Installation and Integration tests performed and the results thereof, and shall be accompanied by a Punch List of outstanding items (the “Certificate of Substantial Completion”). Upon its reasonable satisfaction that the Certificate of Substantial Completion is correct and complete, Cricket shall promptly (within ten (10) calendar days of receipt) sign the Certificate of Substantial Completion or notify Vendor in writing that Cricket has rejected the same and why. Should rejection not be received in writing within the ten (10) calendar days, the Certificate of Substantial Completion shall be deemed accepted. In no event (including in the case when Commercial Launch has occurred) will Substantial Completion be deemed achieved if less than [***] of planned BTS for an Initial System within a New Market are covered by Installation and Integration Substantial Completion Certificates and less than [***] of Cricket’s planned covered POPs for an Initial System within a New Market have commercially acceptable coverage.
          (d) “Beta” Tests. Upon written notice to Vendor, Cricket shall be entitled, in its sole discretion to conduct beta testing, and in connection therewith Cricket shall be entitled to add appropriate items to the Punch List prior to Final Acceptance.
          (e) Certificate of Final Acceptance. During the [***] period following Substantial Completion (as extended as described below, the “Initial Period”), Vendor shall complete all outstanding Punch List items and Cricket and Vendor shall monitor the Initial System for outages and compliance with the Specifications. In event that all Punch List items have been completed during the Initial Period, all testing specified in Exhibit I has been satisfactorily completed and there have been no Major Outages, then at the end of the Initial Period Vendor shall issue a Certificate of Final Acceptance certifying the same. Upon its reasonable satisfaction that the Certificate of Final Acceptance is correct and complete, Cricket shall sign the Certificate of Final Acceptance. In the event that a Major Outage occurs during the Initial Period, the Initial Period shall be extended (an “Extension Period”) for an additional [***]. In the event a Major Outage occurs during the Extension Period, the Initial Period shall be further extended until [***]. Provided that Vendor has completed all Punch List items and all other applicable requirements set forth in the Exhibits, Cricket shall issue a Certificate of Final Acceptance not later than the end of the Initial Period (as extended) after receipt of notice from Vendor containing (i) a statement that Vendor has corrected the problem giving rise to the Major Outage or Major Outages, and (ii) a description of the corrections made. With respect to each Initial System, Cricket shall not be required to sign the Certificate of Final Acceptance until all such Documentation has been so delivered (and Final Acceptance shall not be deemed to have occurred earlier than the date that is [***] Business Days prior to the date of delivery of such Documentation). In addition to, and without limiting the requirements set forth in the preceding sentence, the Operating Manuals and the Maintenance and Instruction

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Manuals shall be submitted to Cricket in CD-ROM format (when available) in addition to hard-copy volume format if so requested by Cricket.
          8.2 Acceptance Procedures With Respect to Expansions.
     (a) If Vendor provides Installation and/or Integration Services with respect to Expansions, then upon completion of such Installation and/or Integration Services, Vendor shall issue a notice of completion (“Notice of Completion”). Company shall have a period of fifteen (15) calendar days from receipt of such Notice of Completion in which to notify Vendor in writing if such Expansions do not comply with the Specifications, or if such Services were not performed according to normal industry standards and practices and in accordance with Specifications. Such Expansions shall be deemed accepted by Company at the end of such fifteen (15) day period, unless Company issues written notification of Company’s rejection of such Expansions and/or Services.
     (b) If Vendor provides no Services with respect to Expansions, then Company shall have fifteen (15) days after delivery of such Expansions to the Site described in the relevant Purchase Order to inspect such Expansions and make known any rejection of such Expansions. Should no written rejection of the Expansions be given by Company within fifteen (15) days after delivery, the Expansions shall be deemed accepted.
          8.3 Costs and Expenses. The costs and expenses of complying with all acceptance procedures set forth above shall be borne by Vendor, provided that Cricket or the Companies remain responsible for completing those items identified in the Exhibits as their responsibility.
     SECTION 9. CHANGE ORDERS AND SCHEDULING
          9.1 Change Orders. The Purchaser has the right to request changes, other revisions or modifications to any of its Purchase Orders or to the Work (“Changes”), including but not limited to the Specifications, the manner of performance of the Work or the timing of the completion of the Work. All Changes shall be subject to the prior written consent of Vendor. All Changes shall be documented in a written order (“Change Order”) which shall be executed by the Purchaser and Vendor and shall contain any adjustments to pricing, Milestone or other aspect of the Work as mutually agreed by the parties. Vendor shall promptly notify the Purchaser of any such requested Changes which may materially affect the operation or maintenance of any System or any part thereof. In the event that the parties cannot agree on a Change Order within fifteen (15) days of submission of a Change Order by the Purchaser to Vendor, the matter shall then be referred to dispute resolution pursuant to Section 21. Nothing contained in this Section is intended to limit Vendor’s right, from time to time, to make suggestions for modifications to the Work or the Specifications, provided that in any such event the Purchaser, in its sole and absolute discretion pursuant to
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the terms of this Agreement may refuse to make any such modification or otherwise agree to issue a Change Order incorporating any such Vendor suggestion.
          9.2 Cancellation. A Purchaser may at any time cancel, in whole or in part, any Purchase Order or Change Order upon advance written notice to Vendor. In the event of such cancellation, the Purchaser shall pay to Vendor cancellation charges in accordance with Exhibit C.
     SECTION 10. DISCONTINUED PRODUCTS AND CONTINUING PRODUCT SUPPORT
          10.1 Notice of Discontinuation. During the Term of this Agreement, and/or during the term of any maintenance and support agreement between Vendor and Cricket (“Support Period”), Vendor shall provide Cricket not less than [***] notice (the “Discontinued Product Notice”) before Vendor discontinues manufacturing of or support for a Product (“Discontinued Products”). In respect of Products manufactured by a third party vendor, the notice period may vary. Where Vendor offers a product for sale that is equivalent in Form, Fit and Function in accordance with and pursuant to the Specifications, the notification period may vary but in no event shall be less than 180 days. In the case of each Discontinued Product, described above Vendor shall for up to [***] from the date of the Discontinued Product Notice, furnish Products (including, without limitation, Software Releases) fully compatible with the relevant components (including the Discontinued Product) within the System in which the Discontinued Product resided at the time that a Product is discontinued; provided that, nothing herein shall bar the Vendor from discontinuing individual items of Products as provided in and pursuant to this Section. In the event that Vendor discontinues a Product, Vendor will meet with Cricket and use reasonable, good faith efforts to develop a mutually acceptable transition plan that takes into account Cricket’s existing investment in the item scheduled for discontinuance.
          In addition to repairs provided for under any applicable Warranty, Vendor shall offer repair Services and Spare Parts in accordance with Vendor’s standard repair and repair parts practices and terms and conditions then in effect, for all Products furnished pursuant to this Agreement. Such repair Services and Spare Parts shall be available while Vendor is manufacturing or stocking such Products or repair parts, but in no event less than [***] for all Products after Cricket’s receipt of the Discontinued Product Notice (the “Support Period”) on the same terms and conditions in effect at the time of Cricket’s receipt of the Discontinued Product Notice.

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          If during the Support Period Vendor fails to provide Spare Parts or repair Services on terms and conditions in effect at the time of Cricket’s receipt of the Discontinued Product Notice and a functionally equivalent replacement has not been designated, Vendor shall, in addition to any other right or remedy available to the Companies at law or in equity, provide Cricket, at no additional charge to Cricket, upon request, with non-exclusive licenses for Product manufacturing to the extent Vendor can grant such licenses, so that Cricket will have sufficient information, ability and rights to have such Discontinued Products manufactured, or obtain such repair Service or Spare Parts from other sources.
          If Vendor discontinues the availability of a Product after that Product’s Warranty Period, in addition to the rights of the Companies hereunder, the Companies shall be afforded no less favorable treatment in terms of Vendor’s or its Affiliates’ manufacturer’s discontinuation programs offered to Vendor’s or its Affiliates’ other customers, when comparing the needs of like customers and Vendor’s commitments pursuant to all agreements viewed collectively.
     SECTION 11. SOFTWARE
          11.1 RTU License. (a) Upon delivery of the Software, but subject to payment of initial license fees, if any, in accordance with this Agreement, the Companies are hereby granted a personal, transferable (subject to the terms of this Agreement), non-exclusive, fully paid-up, multi-site (capability to move Software from site to site within the United States and its territories) right to use license for the Software (“RTU License”), to operate the applicable Equipment, processor or product line for which the licenses to use the Software are granted, or temporarily on any comparable replacement if any such Equipment, processor or product line becomes inoperative.
          11.2 Companies’ Obligations. The Software, and all copies thereof made by any Company, shall be treated by the Companies as trade secrets and proprietary to Vendor, its Subcontractors or its suppliers, as appropriate and Cricket shall, and shall ensure that each Company shall:
          (a) Utilize the Software solely in conjunction with the Products; however, Vendor acknowledges that the Software shall be integrated and used across interfaces with systems, equipment and software provided by other suppliers and customers and Vendor expressly consents to such integration and use. Vendor’s consent does not guarantee that such Software will interact with any supplier or customers products, but will only perform for the purpose originally intended pursuant to the Specifications and Documentation;
          (b) Ensure that all copies of the Software shall, upon any reproduction by such Company authorized by Vendor and whether or not in the same form or format as such
Cricket Communications/Alcatel-Lucent Proprietary and Confidential Information

Software, contain the same proprietary, confidentiality and copyright notices or legends which appear on the Software provided pursuant hereto; and
          (c) Hold secret and not disclose the Software to any person, except to such of its employees, and (i) contractors, agents or Affiliates that are involved in the operation or management of a System or Products and need to have access thereto to fulfill their duties in such capacity, or (ii) other Persons who need to use such Software to permit integration of a System or Products with systems and software of other suppliers and customers; or (iii) any Company or any transferees, licensees or assignees of the Products pursuant to Sections 3.7, 11.4 or 24.4; provided that, in addition to any other requirements set forth in this Agreement, any Persons described in (i) or (ii) above will have a written agreement of confidentiality with Company no less restrictive than the form attached as Exhibit N-1.
          (d) When and if the Company determines that it no longer needs the Software or if the Company’s license is canceled or terminated pursuant to the terms of this Agreement, Cricket shall ensure such Company returns all copies of such Software to the Vendor or follow reasonable written disposition instructions provided by the Vendor. If the Vendor authorizes disposition by erasure or destruction, the Company shall remove from the medium on which Software resides all electronic evidence of the Software, both original and derived, in such manner that prevents subsequent recovery of such original or derived Software.
          (e) Company shall not copy Software embodied in firmware unless otherwise specifically provided in this Agreement.
          (f) Not modify Software furnished by Vendor under this Agreement except to the extent authorized by Vendor in writing.
          (g) Only use the Software in connection with the business operations of the Companies or any transferee that has a right to use the Software pursuant to this Section 11. The RTU License does not grant any Company any right to, and no Company will, modify, decompile, reverse engineer, or disassemble, or in any other manner decode Software furnished as object code for any reason, including without limitation, to generate corresponding source code provided in each of the Systems. Except as provided below, no license is granted to any Company to use the Software outside of the United States and its territories.
          11.3 Backwards Compatibility. Vendor represents and warrants (the “Software Backwards Compatibility Warranty”) that all Software will be Backwards
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Compatible. In the event that any Software supplied by Vendor does not provide Backwards Compatibility, then Vendor shall [***]. The preceding warranty does not apply, and Vendor will not be responsible for Backwards Compatibility, to the extent that changes or requirements dictated by industry standards bodies with respect to standards to which the Software must adhere prevent or cause the Software not to be Backwards Compatible. As used here, “industry standards bodies” means independent organizations who produce standards for communications technologies, including (among others) the Alliance for Telecommunications Industry Solutions, 3rd Generation Partnership Project, and the European Telecommunications Standards Institute.
          11.4 Transfer and Relocation. Any Company may Convey any Product and any RTU License for the Software furnished under this Agreement to any other Company at any time without the consent of Vendor. In the event any Company elects to transfer title of a Product to a third party, and where such Product shall remain in place and be used for substantially the same purpose as used by the transferring Company and where such third party resides in the United States and is not a competitor of Vendor involved in the manufacture of communications equipment, software or related services, the RTU License for the Software furnished under this Agreement for use with such Product shall transfer to such transferee, without the payment of any additional Software right to use fees by the transferee, provided such transferor fees where not calculated on a per subscriber, usage or other capacity limited basis, and provided that transferee subscribes to Vendor’s Software support program calculated on the same basis as that for the transferor. Upon such transfer the Companies shall not be released from any of their obligations under the RTU License for such Product which arose prior to the date of transfer, but shall be automatically released from all obligations arising on or after the date of transfer. For example, if the RTU License for the Software contains usage or per subscriber limits, or the processor to be used by transferee requires additional memory or hard disk space additional payments or purchases may be required to increase the license limits. The following conditions shall apply to transfers and relocations pursuant to this subsection 11.4:
     (a) The right to use such Software may be transferred only together with Products with which the transferring Company has a right to use such Software, and such right to use the Software shall continue to be limited to use with such Products;
     (b) Before any such Software is transferred, the transferor shall notify Vendor of such transfer and the transferee shall have agreed in writing (a copy of which shall be provided to Vendor) to keep the Software in confidence and to comply with the conditions respecting possession and use of Software as those imposed on the transferring Company in this Contract;

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     (c) The transferee shall have the same right to Software warranty and Software maintenance for such Software as the transferor, provided the transferee continues to pay the fees, including recurring fees, if any, associated with such Software warranty or maintenance pursuant to this Contract; and
     (d) In the event that any Company wishes to use the Software on Products outside of the United States or to transfer Software to an Affiliate or an unaffiliated third party transferee where such Product shall not remain in place or be used for substantially the same purpose as used by the transferring Company, Vendor shall not unreasonably withhold its consent to such use or transfer, provided that the transferee, as the case may be, enters into an appropriate license agreement with an Affiliate of Vendor carrying on business in the territory in which the Software is to be located, on terms substantially similar to the RTU License terms set forth herein, provided, however, that Cricket acknowledges and agrees that support and maintenance obligations set forth herein are only applicable for Software resident on Products located within the United States. Support and maintenance Services offered by Vendor’s Affiliates differs in various different territories, and will be subject to the local practices maintained in such territory.
Except as otherwise provided in this Agreement, no Company or any successor to the Company’s title in the Products shall have any right to transfer Software furnished by Vendor under this Agreement without the consent of Vendor, which consent shall not be unreasonably withheld. If a Company elects to transfer Equipment purchased under this Agreement for which it does not under this Agreement have the right to transfer related Software, Vendor agrees that upon written request of Cricket, the transferring Company or the transferee of such Equipment, Vendor shall not without reasonable cause fail to grant to the transferee a license to use such Software with the Equipment, whether to be located within the United States or elsewhere, upon payment of a relicensing fee to the Vendor on commercially reasonable terms acceptable to Vendor.
          11.5 Termination and Survival. Company’s rights and obligations under a RTU License shall survive the expiration or termination of this Agreement, unless Company persistently and materially breaches its i) confidentiality obligations, ii) payment obligations, or iii) other obligations, in each case with respect to the RTU License granted hereunder; provided that, Vendor provided written notice of such breach to Company and Company has a reasonable time, and in no event less than thirty (30) days from the date of such notice, to cure any such breach. In the event that Vendor does not receive any applicable Annual Maintenance Fees that allow Company to receive Software Updates or Software Upgrades to Software for which Company holds a RTU License, then Vendor may terminate such maintenance or support with respect to the unpaid fees only, but the RTU License for the last Software Release shall not terminate. Any terminated rights related to non-payment of any Annual Maintenance Fees or RTU License fees pursuant to this Section 11.5 shall be immediately reinstated upon payment of all applicable unpaid RTU License fees or Annual Maintenance Fees, as applicable. In no event other than as set forth in this
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Section 11.5 may Vendor terminate the RTU License or any Company’s right to use the Software. Notwithstanding any other provision of this Agreement, if there is a dispute, pending final resolution of such dispute, all of Companies’ rights under this Agreement shall continue in full force and effect, and Vendor will not terminate the RTU License, and so long as Vendor continues to receive the applicable Annual Maintenance Fees, Vendor will not terminate, suspend, interrupt or delay maintenance and support of the Software. Subject to the first sentence of this Section 11.5, upon termination or expiration of this Agreement Company will have the right to continue its RTU license, including maintenance and support services, on substantially the same terms and conditions, including payment, as immediately prior to such termination or expiration.
          11.6 Access to Source Codes. Vendor covenants in the event that: (i) Vendor becomes insolvent, makes a general assignment for the benefit of creditors, files a voluntary petition in bankruptcy or an involuntary petition in bankruptcy is filed against Vendor, or ii) Vendor, a successor company, or assignee discontinues maintenance and support for its most current release of CDMA Software and such maintenance and support cannot be obtained from a third party on reasonable commercial terms; and (iii) Vendor, a successor company, or assignee releases CDMA Software Source Code to any customer either directly or through an escrow arrangement, then Vendor agrees to release the CDMA Software Source Code for Cricket’s licensed CDMA Software to Cricket upon Cricket’s request. In such event, Vendor shall grant to Cricket a non-exclusive, perpetual, fully-paid, royalty-free right and license to use, copy, modify, compile or otherwise use, or have its contractors or agents use, copy, modify, compile or otherwise use the CDMA Software Source Code on Cricket’s behalf solely in connection with Cricket’s maintenance and support of the CDMA Software, provided that Cricket, its Subcontractors and agents treat any such released Source Code as Proprietary Information of Vendor.
          11.7 Ownership of Intellectual Property.
               11.7.1 Vendor shall own all forms of intellectual property rights (including, but not limited to, patent, trade secret, copyright and mask rights) pertaining to the Software, and shall have the right to file for or otherwise secure and protect such rights. The foregoing notwithstanding, the parties understand and agree that from time to time any Company may independently devise, develop or otherwise create ideas or other concepts for services or new products which are patentable or otherwise capable of receiving protection from duplication. In such event, such Company shall have the right to apply for a patent in accordance with applicable law (or assign its rights to any other Company or any third party), provided, however, that notwithstanding this Section, Vendor does not hereby relinquish or release any of its intellectual property rights.
               11.7.2 All rights in any improvements, inventions, and innovations made independently and solely by any Company or Companies without the use of any intellectual property or Proprietary Information of the Vendor shall vest in such Companies,
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and such Companies and their Affiliates shall have the right to exploit such improvements, inventions, and innovations.
               11.7.3 All rights in any improvements, inventions and innovations made independently and solely by Vendor without the use of any intellectual property or Proprietary Information of any Company shall vest in Vendor, and Vendor and its Affiliates shall have the right to exploit such improvements, inventions and innovations.
     SECTION 12. SOFTWARE AND EQUIPMENT CHANGES
          12.1 Software Upgrades and Software Updates.
               12.1.1 Software Releases. During the Term or any extension thereof, Vendor shall make available to each Company all Releases applicable to Software for which such Company has obtained a RTU License at such times as they become generally available to Vendor’s customers. Each Company shall also be entitled to receive Optional Software Features at such time as they become generally available to Vendor’s customers upon Purchaser’s payment of the appropriate fees determined in accordance with Exhibit A. Cricket may elect to purchase such Optional Software Features on a per feature basis, or purchase annual buy-out rights on a per Market basis, permitting the Companies to select those features it wishes to deploy in the relevant Market. During the Term, Vendor will use commercially reasonable efforts to work jointly with the Companies or the Companies’ third party equipment or service suppliers with respect to the integration of such third party’s equipment or services with the Products and System(s).
               12.1.2 Notice. Vendor shall give Cricket, or cause Cricket to be given, not less than ninety (90) days prior written notice of the introduction of any Software Release. In addition, on a biannual basis during the Term, Vendor shall provide, or cause to be provided, to Cricket a forecast of future Software Releases then currently being developed by or on behalf of Vendor.
The forecast of future software releases (“product roadmap”) is provided by Vendor solely to inform Cricket of Vendor’s current plan of record for the relevant product(s) and both parties to this contract hereby agree that such information does not form a commitment of any kind on either party in relation to this contract. The terms and conditions, including pricing, of any features or functionalities that may be described in the product roadmap that are ultimately released, made generally available, or provided under this or subsequent agreements are subject to future negotiations and future agreement on the terms and conditions which would govern any sale. There are no penalties, liquidated damages or other remedies associated with changes to the product
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roadmap including cancellation of any specific feature or functionality or delay in the timing of development [***].
               12.1.3 Installation, Testing and Maintenance. The Installation and testing of the Software by Vendor and the acceptance thereof by Cricket shall be performed in accordance with the criteria set forth in Exhibit I.
               12.1.4 Software Fixes. In the event that any Software supplied by Vendor during the Term has the effect of preventing any Products, System or any part thereof from satisfying, or performing in accordance with the Specifications or the Exhibits or otherwise adversely affects the functionality or features of any Products, System or any part thereof, then Vendor shall promptly retrofit or take such other corrective action as may be necessary to ensure that any Products, System or any such affected part, as modified to include each Software Release, shall satisfy, and perform in accordance with, the Specifications and the Exhibits and restore all pre-existing functionality and features as well as provide any new features and functionality provided by any of the foregoing modifications, in each case without any charge to any Company. During the Warranty Period Company shall receive all Software Updates at no additional charge; if out of Warranty, Company may receive such Software Update or Software Upgrade at no additional charge provided i) Purchaser has paid the applicable Annual Maintenance Fees and ii) when Company’s System is operating on the Software Upgrade Release licensed to Company that is not more than two Releases back from the then current Software Upgrade Release (i.e. if Software Upgrade Release 8.0 is the most current Software Release available, Company’s System must be operating on Software Upgrade Release 6.0 or higher at all times.). Notwithstanding anything contained herein in this Section to the contrary, each Company shall be responsible for the cost of any additional Equipment required to accommodate additional capacity, memory or processing requirements necessitated by any new Software feature or Optional Software Feature which such Company elects to use (provided such use is optional without losing the benefit of the Software Release) which are contained in any such Software Release; provided, however, that such Company shall not be required to pay for any additional Equipment required to accommodate additional capacity, memory or processing requirements necessitated by implementation of a required Software Release, whether or not such Software Release is issued as a stand-alone release, or is contained within a separate Software Release. Such additional Equipment shall be provided by Vendor to such Company without charge. Company further understands that due to technological changes within the industry, should Vendor’s future Software Upgrade Release require an Equipment retrofit to accommodate such functionality provided in such optional future Software Upgrade Release, then should Company desire such additional optional functionality, then Company will pay a reasonable price for such optional Equipment retrofit required to accommodate such optional features of such optional

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Software Upgrade Release, including any Software Upgrade Release skipped (e.g. Company is operating on Software Upgrade Release 6.0 and it is capable to skip directly to Software Upgrade Release 8.0 because 8.0 is Backwards Compatible with 6.0 and 7.0. ).
For the Term of the Agreement, all features and functionality mandated by any regulatory authority will be provided by Vendor. Any Software directly associated with a mandated feature will be provided to Purchaser as part of the Annual Maintenance Fee and any specific Equipment required will be provided by Vendor at fair market value.
          12.2 Equipment Upgrades and Equipment Updates.
               12.2.1 Equipment Updates. (a) During the Term or any extension thereof, Equipment Updates will be provided to the Companies [***]. If requested by a Purchaser, Equipment Upgrades must be provided by Vendor and the price charged by Vendor shall comply with the prices contained in this Agreement, unless otherwise mutually agreed to. If Vendor at any time issues an Equipment Update, [***] included within the Equipment Combined Release, at which time Company will pay [***] and provided such use by such Company of such Equipment Upgrade is optional without losing the benefit of the Equipment Update.
               (b) (i) If Vendor issues a Product Change Notice after Equipment has been shipped to a Purchaser, or where a modification to correct an error in field documentation is to be introduced, Vendor will promptly notify Cricket of such change through Vendor’s design change management system or another Vendor notification procedure. If Vendor has engineered, furnished, or installed Equipment which is subject to a Product Change Notice, Vendor will implement corrective action, at its sole cost and expense, if such Product Change Notice is announced within the longer of [***] from the date of shipment of that Equipment, or [***], and subject to the reasonable review and acceptance of Cricket at such times as Cricket reasonably determines that it needs to review such Vendor decision, by either (A) modifying the Equipment at the Site; (B) modifying the Equipment which has been returned to Vendor in accordance with Vendor’s reasonable instructions pursuant to and in accordance with the terms of this Agreement; or (C) replacing the Equipment requiring the change with replacement Equipment for which such change has already been implemented. If Vendor has not engineered the original Equipment application and as a result thereof office records are not available to Vendor, Vendor will provide the generic change information and associated parts for the Companies’ use in implementing such change.
          (ii) In any of the instances described in clause (i) above, if Vendor and Cricket agree that a Product or part thereof subject to such change is readily returnable,

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without incurring any significant time or expense, the applicable Company, at its expense, will remove and return such Product or part to Vendor’s designated facility within the United States and Vendor, at its sole expense, will implement such change (or replace it with a Product or part for which such change has already been implemented) at its facility and return such changed (or replacement) Product or part at its sole cost and expense to the Company’s designated location within the United States. Any such reinstallation of Products which were readily returnable will be performed by the applicable Company at its sole expense, provided such reinstallation can be done by the Company without incurring any significant time or expense. In all other circumstances, Vendor shall provide such removal, repair and reinstallation Services at its sole cost and expense.
          (iii) If the Owner does not make or permit the Vendor to make an Equipment Update as stated above within a reasonable period which shall be a period of time not less than [***] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions from the date of the Product Change Notice, subsequent changes, repairs or replacements affected by the failure to make such change may, at the Vendor’s option, be invoiced to the Owner whether or not such subsequent change, repair or replacement is covered under the warranty provided in this Agreement for such Equipment.
          (iv) If Vendor issues an Equipment Upgrade after a Product has been shipped, Vendor will promptly notify Cricket of such change if it is being offered to any of Vendor’s customers. The pricing for such Equipment Upgrades will be as set forth in Exhibit A.
          (v) All notifications for Equipment Updates and Equipment Upgrades provided by Vendor pursuant to the terms of this Agreement must contain the following information: (A) a detailed description of the change; (B) the reason for the change; (C) the effective date of the change; and (D) the implementation schedule for such change, if appropriate.
               12.2.2 Notice. Vendor shall give, or shall cause to be given to, Cricket not less than ninety (90) days prior written notice of the introduction of any Equipment Upgrade or any Equipment Combined Release. In addition, on a biannual basis during the Term, Vendor shall provide Cricket with a forecast of future Equipment Upgrades to the Equipment or Equipment Combined Releases then currently being developed by or on behalf of Vendor.
The forecast of future Equipment Upgrades or Equipment Combined Release (“product roadmap) is provided by Vendor solely to inform Cricket of Vendor’s current plan of record for the relevant product(s) and both parties to this contract hereby agree that such information does not form a commitment of any kind on either party in relation to this

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contract. The terms and conditions, including pricing, of any features or functionalities that may be described in the product roadmap that are ultimately released, made generally available, or provided under this or subsequent agreements are subject to future negotiations and future agreement on the terms and conditions which would govern any sale. There are no penalties, liquidated damages or other remedies associated with changes to the product roadmap including cancellation of any specific feature or functionality or delay in the timing of development[***].
               12.2.3 Installation and Integration. The Installation and Integration of the Equipment by Vendor, if so ordered by Purchaser shall be performed in accordance with a mutually agreed upon statement of work specific to such Equipment Update or Equipment Upgrade.
               12.2.4 Equipment Fixes. In the event that any Equipment Update or Equipment Upgrade, directly or indirectly, supplied by Vendor during [***], or [***], has the effect of preventing any Product, System or any part thereof from satisfying, or performing in accordance with, the Specifications or otherwise adversely affects the functionality, interoperability or features of any Product, System, or any part thereof then Vendor shall [***] promptly retrofit or take such other corrective action as may be necessary to assure that any Product, System or any such affected part, as modified to include each such Equipment Update and Equipment Upgrade, shall satisfy, and perform in accordance with, the Specifications and restore all pre-existing functionality and features as well as provide any features and functionality provided by any of the foregoing modifications.
               12.2.5 Equipment Backwards Compatibility Warranty. Vendor represents and warrants (the “Equipment Backwards Compatibility Warranty”) that each Equipment Release will be Backwards Compatible, provided that it is implemented within the specified time provided with each New Equipment Release but such specified time shall be no less than a period of [***]. The preceding warranty does not apply, and Vendor will not be responsible for Backwards Compatibility, to the extent that changes or requirements dictated by industry standards bodies with respect to standards to which the Equipment is required to adhere prevent or cause the Software not to be Backwards Compatible. As used here, “industry standards bodies” means independent organizations who produce standards for communications technologies, including (among others) the Alliance for Telecommunications Industry Solutions, 3rd Generation Partnership Project, and the European Telecommunications Standards Institute.

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          12.3 Notice of Developments.
               12.3.1 Vendor Developments. Vendor shall provide Cricket, or cause to be provided to Cricket, through Cricket’s chief technical officer (or in the absence of such officer, to Cricket’s chief executive officer), with reasonable written notice of any Product developments, innovations or technological advances (collectively “Vendor Developments”) relevant to the Products or Systems simultaneous to giving such notice to any other customer or otherwise making any such Vendor Development public provided that the Vendor shall not be obligated to provide Cricket such notice before any other customer if doing so would breach any contractual obligation to any other customer, provided further that any such notice need not include any information originated by another customer of Vendor which is proprietary to such other customer of Vendor. For the purposes of this Section the term “Vendor” includes Vendor and its Affiliates and subsidiaries.
               12.3.2 Participation in Testing. Cricket has the right, but not the obligation, to witness or participate in any initial testing of Vendor Developments; provided that any such initial testing of Vendor Developments shall be subject to scheduling as reasonably determined by Vendor. Vendor shall provide Cricket at least thirty (30) days’ prior written notice of its intent to test any such Vendor Development and upon Cricket’s written request Vendor shall allow Cricket to participate in such testing upon terms and in a testing environment reasonably acceptable to the parties at such time. Such rights shall not apply to a Vendor Development originated by another customer of Vendor which includes information which is proprietary to such other customer.
               12.3.3 Quarterly Notices. Vendor shall make reasonable efforts to collect and distribute on a quarterly basis a list of new Software bugs, problems, fixes, etc., provided that Vendor shall not be required to distribute confidential information of any other customer.
     SECTION 13. INTELLECTUAL PROPERTY
          13.1 Infringement. Vendor agrees that it shall defend, indemnify and hold the Companies, and their respective officers, directors, employees, affiliates, agents and assigns of each of the Companies (collectively, the “Company Indemnified Parties”) harmless from and against any and all Losses based on or arising from claims that the Products, the Work or any components thereof infringe, misappropriate or violate any patent, trademark, copyright, trade secret or other intellectual property right of any third party which is enforceable in the United States or in any other territory where any Person is permitted to deploy or use the Products under this Agreement (collectively, “Intellectual Property Rights”), provided that the Company Indemnified Parties involved shall cooperate, at Vendor’s expense, in all reasonable respects with Vendor and its attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. If a claim for Losses is to be made by a party entitled to indemnification
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hereunder against Vendor, the party claiming such indemnification shall give written notice (a “Claim Notice”) to Vendor as soon as reasonably practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Losses for which indemnification may be sought under this Agreement, provided, however, no delay on the part of any Company Indemnified Parties in notifying Vendor shall relieve Vendor from any obligation hereunder unless (and then solely to the extent) Vendor is thereby prejudiced. Notwithstanding the foregoing, the Company Indemnified Parties may, at their own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that if Vendor assumes the defense of such lawsuit, action or investigation and any appeals and continues to pursue the defense of such lawsuit, action or investigation to conclusion Vendor shall have sole control over the defense and settlement negotiations thereof (subject to the provisions of this Section 13) and while Vendor is defending such lawsuit, action or investigation Vendor shall not be liable for any settlements entered into or expenses/costs incurred by any Company without Vendor’s prior written approval. The parties shall cooperate with each other in any notifications to insurers. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to Vendor as promptly as reasonably practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons). Vendor shall be entitled, if it so elects, (i) to defend such lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the same, at Vendor’s cost, risk and expense, and (iii) to compromise or settle such Claim, which compromise or settlement shall be made only with the written consent of the Company Indemnified Parties involved (which may not be unreasonably withheld), unless such compromise or settlement includes an unconditional release of any claims against the Company Indemnified Parties, includes no restrictions on the operations of the Company Indemnified Parties and admits no wrongdoing by any Company Indemnified Parties in which event such written consent of the Company Indemnified Parties shall not be required. If Vendor fails to assume the defense of such Claim within fifteen (15) calendar days after receipt of the Claim Notice, or assumes such defense but thereafter abandons such defense, the Company Indemnified Parties against which such Claim has been asserted will (upon delivering notice to such effect to Vendor) have the right to undertake, at Vendor’s cost and expense, the defense, compromise or settlement of such Claim on behalf of and for the account and risk of Vendor. In the event any Company Indemnified Parties assume the defense of the Claim due to the Vendor’s failure to assume the defense of such claim within fifteen (15) calendar days, such Company Indemnified Parties will keep Vendor reasonably informed of the progress of any such defense, compromise or settlement. Vendor shall be liable for any settlement or compromise of any action effected pursuant to and in accordance with this Agreement and for any final judgment (subject to any right of appeal), and Vendor agrees to indemnify and hold harmless the Company Indemnified Parties from and against any Losses by reason of such settlement or judgment.
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          13.2 Vendor’s Obligation to Cure. If in any such suit so defended, all or any part of the Products or any component thereof is held to constitute an infringement or violation of Intellectual Property Rights of others and its use is enjoined, or if in respect of any claim of infringement or violation the Vendor deems it advisable to do so, the Vendor shall at its sole cost, expense and option take one or more of the following actions: (i) procure the right to continue the use of the same for the Companies without interruption; (ii) replace the same with non-infringing Products that meet the Specifications in accordance with the terms of this Agreement (including, without limitation) having equivalent performance and functionality); or (iii) modify said Products, any System or any component thereof so as to be non-infringing, provided that the Products, any System or any component thereof as modified meets all of the Specifications in accordance with the terms of this Agreement (including, without limitation) having equivalent performance and functionality). In the event that Vendor is not able to cure the infringement pursuant to clause (i), (ii) or (iii) in the immediately preceding sentence, in addition to the other rights and remedies provided in this Section 13, Vendor shall, at Cricket’s option, refund to each Purchaser the full purchase price paid by such Purchaser for (x) such infringing Product or feature, and (y) refund a reasonable and equitable proportionate amount of the full purchase price paid by such Purchaser based on the limitation of all other Products and features that any Company is unable to use to their full capacity as a result of the non-availability of such infringing Product or feature, provided that with respect to clause (y) i) such refund will take into account the cost benefit received by the Purchaser for such Products and features prior to such Claim, and ii) provided that the Company returns to Vendor such infringing Product or feature. Vendor shall, at its expense, de-install and remove such infringing Products and features.
          13.3 Exclusions From Vendor’s Obligations. Vendor’s obligations under this Section 13 shall not apply to any infringement or violation of Intellectual Property Rights to the extent that such infringement or violation of Intellectual Property Rights is caused by modification of the Products, any System or any component thereof by any Company if such modification is neither permitted under this Agreement nor authorized by Vendor or infringement that arises solely from combination of the Products with other products not supplied, installed, recommended or approved by Vendor, or that arises from adherence to instructions to apply any Company’s trademark, trade name or other Company identification to a Product. The Vendor’s obligation under this Section 13 shall not extend to alleged infringements or violations that arise because the Products provided by the Vendor are used in combination with other products furnished by third parties and where any such combination was not installed, recommended or approved by the Vendor.
Company shall indemnify the Vendor against all liabilities and costs, including reasonable attorneys’ fees, for defense and settlement of any and all claims against the Vendor to the extent that such claims for infringements or violations of Intellectual Property Rights are based upon the actions of any Company as described in this Section 13.3. In the event of any such claim, Company shall have all the rights to defend, settle, and control the defense of
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such claim as would be applicable to Vendor under Section 13.1 if such claim was a claim covered by Section 13.1.
          13.4 Infringement Related To OEM Equipment. In the event of an infringement claim by a third party alleging infringement of patent, trademark, copyright or violation of trade secrets or proprietary rights because of, or in connection with, OEM Equipment furnished pursuant to this Agreement, then at Cricket’s request, Vendor shall attempt to assign any of its indemnity rights for such infringement claim to Cricket. If Vendor is unable to assign such indemnity rights to Cricket, Vendor shall enforce its indemnity rights against the applicable OEM Equipment supplier and pass through indemnity amounts to which Vendor or the Companies are entitled, and in such event Cricket agrees to comply with any commercially reasonable obligations required by the OEM Equipment supplier in order for Vendor to enforce such rights.
     SECTION 14. [***]
[***]
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     SECTION 15. FORCE MAJEURE
          15.1 Excusable Delay. If the performance of this Agreement, or of any obligation hereunder is prevented, restricted or interfered with by reason of fires, labor disputes, embargoes, government ordinances or requirements, civil or military authorities, acts of God or of the public enemy, acts or omissions of carriers, inability to obtain necessary materials or services from supplier due to no fault of Vendor, other causes beyond the reasonable control of the party whose performance is affected (“Force Majeure”), then the party affected, upon giving prompt notice to the non-affected party, shall be excused from such performance on a day-for-day basis to the extent of such prevention, restriction, or interference (and the non-affected party shall likewise be excused from performance of its obligations on a day-for-day basis to the extent the non-affected party’s obligations relate to the performance so prevented, restricted or interfered with); provided that the party so affected shall use reasonable efforts to avoid or remove such cause of non-performance and both parties shall proceed to perform their obligations with dispatch whenever such causes are removed or cease.
          15.2 Notification. The party claiming the benefit of excusable delay hereunder shall (i) promptly notify the other party of the circumstances creating the failure or delay and provide a statement of the impact of such party’s failure or delay and (ii) use

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reasonable efforts to avoid or remove such causes of nonperformance, excusable failure or delay.
          15.3 Negotiation. In the event of a Force Majeure which the party claiming relief for such event has used commercially reasonable efforts to resolve in accordance with the terms of this Agreement, upon the written request of either party, the other party shall in good faith negotiate modifications, to the extent reasonable and necessary, in scheduling and performance criteria in order to reasonably address the impact of such Force Majeure.
     SECTION 16. WARRANTIES
          16.1 Products. Vendor warrants that, with respect to Products installed by Vendor, for a period of [***] from the date of Substantial Completion, [***], all Products furnished under this Agreement with respect to such System will be free of Defects and Deficiencies and shall conform to the applicable portions of the Specifications. With respect to third-party manufactured products which are not embedded or integrated into Vendor’s Products, Vendor shall furnish such products only on a pass-through warranty basis; provided, however, that Vendor shall i) identify such Products if so requested by Purchaser, and ii) assist Company in receiving warranty support for such products. Except as noted in the A or B Exhibits, all Products referenced in the A or B Exhibits qualify as Vendor-warranted Products. In addition, Vendor makes no warranty with respect to defects related to Company’s database errors. Moreover, no warranty is made that Software will run uninterrupted or error-free.
          The Vendor’s obligations with respect to the Products shall be to attempt first to repair or replace at no additional cost, any defective Product. If, after using its commercially reasonable efforts to repair or replace such Product and after consultation with and with the consent of Purchaser, which consent shall not be unreasonably withheld, Vendor determines that it is unable to repair, replace or otherwise correct such defect, Vendor shall provide a credit or refund based on the original purchase price, and installation charges if installed by Vendor. If, as a result of the Defect and Deficiency, the Product fails to operate in accordance with the Specifications which causes the System to fail to materially operate in accordance with its Specifications, a refund shall be paid to the Company on account of the purchase price for the total System, less a pro-rata discount calculated with regard to the period of time during the Warranty Period that Company operated the System in Commercial Service. In the event that Vendor pays a refund hereunder, Company shall return such Products to Vendor at Vendor’s sole cost and expense. The Warranty Period for all Products repaired, replaced or corrected shall be [***] from the date of delivery of the repaired or replacement Product or (ii) or the unexpired term

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of the Warranty Period. The Warranty Period for Products purchased as spares or any Product not installed by Vendor shall be [***] from shipment of such Products.
     For those Products not readily returnable by Company, or where Company cannot remove and reinstall the Products without incurring significant time and expense, and where Vendor elects to repair or replace the Product, Vendor shall repair or replace the Product at Company’s Site. In the event Vendor does the repair work at Company’s site, Vendor shall be responsible for replacement of cable and wire Products, and for reasonable Site restoration. If Vendor has elected to repair or replace a defective Product, and the Product is readily returnable by Company without incurring significant work or expense, Company is responsible for removing and reinstalling the Products. Products returned for repair or replacement will be accepted by Vendor only in accordance with its instructions and procedures for such returns. The transportation expense associated with returning such Product to Vendor shall be borne by Company. Vendor shall pay the cost of transportation of the repaired or replacing Product to the return destination designated by Company. Defective or nonconforming Products or parts which are replaced hereunder shall become Vendor’s property. Vendor may use either the same or functionally equivalent new, remanufactured, reconditioned or refurbished Products or parts in the furnishing of repairs or replacements under this Agreement, provided that such Products satisfy the Specifications.
          16.2 Services Warranty. Vendor warrants that the Services shall be performed (a) in a professional and workmanlike manner; (b) in accordance with all applicable Specifications; (c) by adequate numbers of personnel that have the skills, training and experience commensurate with their responsibilities in connection with performance of the Services; and (d) in accordance with all applicable laws and regulations. If Company notifies Vendor within the [***] period commencing on the date of Vendor’s completion of the Service, Vendor shall correct or re-perform any Services that do not conform to the warranty specified in this Section 16.2 at no additional charge to Company. Vendor shall submit for Company’s review and approval a plan for problem resolution (which plan may include onsite Services).
          16.3 Additional Provisions for Software. [***]
          16.4 Warranty Claim Procedures. (a) If any Company claims a breach of the Products and Services Warranty, it shall notify Vendor of the claimed breach within a reasonable time after its determination that a breach has occurred. For any Company claim of breach that may not be determined by Company until after the Warranty Period, Company shall provide reasonable evidence showing that such breach actually occurred during the Warranty Period. In the foregoing case, such claim must be made within sixty

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(60) days of the end of the Warranty Period. The Company shall allow Vendor a reasonable opportunity to inspect the Products, Services, or the System, as the case may be, on-Site in order to effect the necessary repairs. The Vendor agrees to commence Work pursuant to any Warranty as soon as practicable, but the Vendor shall use reasonable efforts to commence such Work in no event later than [***] after notification of any claim under any Warranty and to use commercially reasonable efforts to cure such Defect and Deficiencies promptly. The foregoing notwithstanding, in the event the Company reasonably determines that an emergency situation exists, the Vendor shall use its commercially reasonable efforts to ship Equipment (or components thereof) no later than [***] after notification by the Company. If in an emergency warranty service situation, the Company and/or the Vendor determines that due to the particular circumstances, on-site technical assistance is necessary, the Vendor shall dispatch emergency service personnel to the site. The Vendor agrees to commence Work on all Products, Services, or any Defects and Deficiencies, as the case may be, materially impairing service to subscribers, System performance, billing, administration and/or maintenance as soon as practicable, but in no event later than [***] after notification of such Defect, and the Vendor shall cure such Defect as promptly as practicable.
          (b) Vendor shall respond to such warranty claims for warranty Services in accordance with the procedures described in Subsection 16.4(a).
          16.5 Technical Assistance. Vendor shall maintain a technical assistance center and shall have technical support available to the Companies in accordance with the requirements set forth in Exhibit H.
          16.6 Scope of Warranties. Unless otherwise stated herein, the Products and Services Warranty shall not apply to:
          16.6.1 defective conditions or nonconformities to the extent resulting from the following, if not consistent with applicable Specifications: unauthorized Company modifications, misuse, neglect, accident or abuse, improper wiring, repairing, splicing, alteration, installation, storage or maintenance failure of Company to apply previously applicable Vendor modifications or corrections provided that such Vendor modifications or corrections were provided by Vendor at no charge to such Company and that when provided, such Vendor modifications or corrections comply with the Backwards Compatible requirements set forth in this Agreement;
          16.6.2 any Products or Services damaged by accident or disaster, including without limitation, fire, flood, wind, water, lightning or power failure other

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than to the extent that any such Products or Services should in accordance with the Specifications be able to withstand any such events; or
          16.6.3 non-integral items normally consumed in operation or which has a normal life inherently shorter than the Warranty Period (e.g., fuses, lamps, magnetic tape); or
          16.6.4 Equipment which have had their serial numbers or months and year of manufacture removed or obliterated by any Company; or
          16.6.5 damages or defects resulting directly from third party equipment, provided that this shall in no event limit the Vendor’s obligations as to interoperability pursuant to the terms of this Contract; or
          16.6.6 failures or deficiencies in performance or optimization resulting solely from changed environmental conditions, Cricket’s RF design, Cricket optimization or unauthorized changes to the System by Company, or changes not consented to by Company including, but not limited to, the growth of trees and other foliage, the erection of buildings, and interference from third party radio transmissions not otherwise engineered for by the Vendor;
except in each case when any such damage, defects, condition, alteration, installation or maintenance are made, done or caused by Vendor or any of its Subcontractors, their respective agents or employees.
          16.7 Third Party Warranties. Notwithstanding any other provisions of this Agreement, if Vendor subcontracts for the manufacture of any part of a System or Product or the performance of any of the Services to be provided hereunder from a third party, the warranties given to Vendor by such third party shall inure, to the extent permitted by law, to the benefit of the Companies, and each Company shall first enforce such warranties directly with Vendor, and if not satisfied, then to the extent allowed by law, Company may enforce such rights directly with such third party. For items purchased by Vendor, but neither manufactured for Vendor pursuant to Vendor’s specifications, or if purchased by Vendor and not embedded into or becomes a subassembly of Vendor’s Products (i.e. “Third Party Vendor Items”); Vendor will pass-through all such warranties provided by such Third Party Vendor to Company. Vendor will act in good faith to facilitate any such warranty claim for such Third Party Vendor Items.
          16.8 Additional Sites. In the event that under the remedy provisions of this Section 16 Vendor is required to provide additional Switch(es) or BTS’s requiring additional Sites, the applicable Company shall be responsible for all Site Acquisition
          16.9 EXCLUSIVE REMEDIES. THE FOREGOING PRODUCT AND SERVICES WARRANTY AND REMEDIES ARE EXCLUSIVE FOR THE PURPOSES
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OF ANY BREACH BY VENDOR OF THE PRODUCTS AND SERVICES WARRANTY AND ARE IN LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, PROVIDED HOWEVER THAT THE REMEDIES SET FORTH IN SECTIONS 14, 18 AND 22 SHALL NOT BE AFFECTED
     SECTION 17. INSURANCE
     Vendor shall maintain insurance in accordance with the provisions set forth in Exhibit E-1.Vendor shall cause its insurance carrier(s) to provide Cricket with an annual certificate of insurance of such policy(ies), which shall name Cricket as an additional insured, and shall provide Cricket with at least thirty (30) days’ prior written notice of any suspension, reduction, or cancellation of coverage. Vendor shall notify Cricket at least thirty (30) days in advance of any material change in such insurance coverage including without limitation, any change in the insurance carrier(s).
     SECTION 18. INDEMNIFICATION AND LIMITATION OF LIABILITY
          18.1 Indemnity. Subject to Section 18.3, (i) Vendor agrees to indemnify, defend and hold harmless each Company and their respective directors, officers, employees, agents, successors and assigns, and (ii) Cricket agrees and shall cause each Company to indemnify, defend and hold harmless Vendor and its Affiliates and their respective directors, officers, employees, agents, successors and assigns, from Losses and threatened Losses arising from, in the case of each of the foregoing clauses (i) and (ii), in connection with, or based on allegations of, any of the following:
(a)	failure by the Person against whom indemnification is asserted to observe or perform any duties or obligations to Subcontractors or any third parties within the reasonable contemplation of this Agreement;

(b)	the death or bodily injury of any agent, employee, customer, business invitee or any other person caused by the negligence, willful misconduct or strict liability of the Person against whom indemnification is asserted, its subcontractors or its or their respective employees, contractors, agents or representatives; provided that, no Company shall have any liability for any act or omission of Vendor or any Vendor Subcontractor, and Vendor shall have no liability for any act or omission of any Company or any Company Subcontractor;

(c)	the damage, loss or destruction of any real or tangible personal property caused by the negligence, willful misconduct or strict
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liability of the Person against whom indemnification is asserted, its subcontractors or its or their respective employees, contractors, agents or representatives; provided that, no Company shall have any liability for any act or omission of Vendor or any Vendor Subcontractor, and Vendor shall have no liability for any act or omission of any Company or any Company Subcontractor;

(d)	any claim, demand, charge, action, cause of action or other proceeding asserted against the Person seeking indemnification but arising out of or resulting from an act or omission of the Person against whom indemnification is asserted, its subcontractors or its or their respective employees, contractors, agents or representatives in its or their respective capacities as an employer; provided that, no Company shall have any liability for any act or omission of Vendor or any Vendor Subcontractor, and Vendor shall have no liability for any act or omission of any Company or any Company Subcontractor; and

(e)	any breach or inaccuracy of any representation or warranty made by the Person against whom indemnification is asserted in or pursuant to this Agreement and any breach of any covenant or agreement made by the Person against whom indemnification is asserted in or pursuant to this Agreement.
          18.2 Claim for Losses. If a Claim is to be made by a Person entitled to indemnification hereunder, the Person claiming such indemnification shall give a Claim Notice as soon as practicable after the Person entitled to indemnification has knowledge of any event which may give rise to Losses for which indemnification may be sought under this Agreement, provided, however, no delay on the part of the Person seeking indemnification shall relieve the Person against whom indemnification is sought from any obligation hereunder unless (and then solely to the extent) such Person is thereby materially and actually prejudiced. If any lawsuit or enforcement action is filed against any Person entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the Person against whom indemnification is asserted as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons). The indemnifying Person shall be entitled, if it so elects, (i) to defend such lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the same, at such Person’s cost, risk and expense, and (iii) to compromise or settle such Claim, which compromise or settlement shall be made only with the written consent of the Person claiming such indemnification (which may not be unreasonably withheld), unless such compromise or settlement (x) includes an unconditional release in form and substance reasonably satisfactory to the indemnified Person from all liability in respect of such Claim and (y) does not, in the reasonable judgment of the indemnified Person, impose any burden, restraint, cost, liability, duty or other obligation on or otherwise
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adversely affect or have the potential to adversely affect the Person claiming indemnification, in which event such written consent shall not be required. If the Person against whom indemnification is sought fails to assume the defense of such Claim within fifteen (15) calendar days after receipt of the Claim Notice, the Person claiming such indemnification against which such Claim has been asserted will (upon delivering notice to such effect) have the right to undertake, at the expense of the Person against whom indemnification is sought, the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Person against whom indemnification is sought. In the event the Person claiming such indemnification assumes the defense of the Claim, such Person will keep the Person against whom indemnification is asserted reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying Person shall be liable for any settlement of any action effected pursuant to and in accordance with this Agreement and for any final judgment, and the Person against whom indemnification is asserted agrees to indemnify and hold harmless the Person claiming indemnification from and against any Losses by reason of such settlement or judgment.
          18.3 Limitation of Liability.
EXCEPT WITH RESPECT TO CRICKET’S GUARANTEE OF PAYMENT OWED BY A PURCHASER, THE LIABILITY OF EACH COMPANY HEREUNDER SHALL BE SEVERAL AND NOT JOINT, AND NO COMPANY SHALL HAVE ANY LIABILITY FOR ANY ACTS, OMISSIONS, BREACHES OR DEFAULTS BY ANY OTHER COMPANY HEREUNDER. IN NO EVENT SHALL ANY PERSON AGAINST WHOM INDEMNIFICATION IS ASSERTED BE LIABLE TO THE PERSON SEEKING INDEMNIFICATION FOR SUCH PERSON’S SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS OR REVENUES.
THE ENTIRE LIABILITY OF VENDOR FOR ANY CLAIM, LOSS, DAMAGE OR EXPENSE OF OWNER OR ANY OTHER ENTITY ARISING OUT OF THIS CONTRACT, OR THE USE OR PERFORMANCE OF ANY PRODUCT OR SERVICE, WHETHER IN AN ACTION FOR OR ARISING OUT OF BREACH OF CONTRACT OR TORT, INCLUDING NEGLIGENCE, INDEMNITY OR STRICT LIABILITY, SHALL BE EXPRESSLY SET FORTH HEREIN AND AS FOLLOWS:
1.	FOR INFRINGEMENT, THE REMEDIES SET FORTH IN SECTION 13;

2.	FOR THE NON-PERFORMANCE OF PRODUCTS OR SERVICES DURING THE WARRANTY PERIOD, THE REMEDIES SET FORTH IN THE APPLICABLE CLAUSE OF SECTIONS 14, 16 AND 22.2 (c) IF APPLICABLE;
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3.	FOR VENDOR’S OBLIGATION TO [***] OF THE AGGREGATE AMOUNT OF THE NET PURCHASE ORDER VALUE OF ALL PURCHASE ORDERS WITH RESPECT TO ALL INITIAL SYSTEMS ORDERED UNDER THIS AGREEMENT;; AND

4.	FOR EVERYTHING OTHER THAN AS SET FORTH ABOVE, VENDOR’S TOTAL LIABILITY TO THE OWNER, WHETHER IN CONTRACT OR IN TORT (INCLUDING BREACH OF WARRANTY, NEGLIGENCE AND STRICT LIABILITY) SHALL BE LIMITED TO AN AMOUNT EQUAL TO [***] PERCENT ([***]%) OF THE AGGREGATE AMOUNT OF THE NET PURCHASE ORDER VALUE OF ALL PURCHASE ORDERS ISSUED IN THE CALENDAR YEAR IN WHICH THE CAUSE OF THE CLAIM OCCURRED.

5.	NOTWITHSTANDING ANY OTHER PROVISION OF THIS CONTRACT, NEITHER PARTY, NOR THEIR AFFILIATES NOR THEIR EMPLOYEES, DIRECTORS, OFFICERS AND SUPPLIERS SHALL BE LIABLE FOR THE OTHER PARTY’S INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS, REVENUES OR SAVINGS ARISING OUT OF THIS CONTRACT OR THE USE OR PERFORMANCE OF ANY PRODUCTS OR SERVICES OR, EXCEPT AS SET FORTH ABOVE, FOR DAMAGES IN EXCESS OF THE AGGREGATE AMOUNT OF ALL PAYMENTS MADE TO THE VENDOR HEREUNDER. THIS CLAUSE SHALL SURVIVE FAILURE OF AN EXCLUSIVE OR LIMITED REMEDY.
EXCEPT FOR OBLIGATIONS TO VENDOR WITH RESPECT TO PAYMENT FOR PRODUCTS AND SERVICES, CRICKET OR ANY COMPANY’S ENTIRE LIABILITY TO VENDOR, WHETHER IN CONTRACT OR TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) SHALL BE LIMITED TO AN AMOUNT EQUAL TO TWENTY FIVE PERCENT OF THE AGGREGATE AMOUNT OF THE NET PURCHASE ORDER VALUE OF ALL PURCHASE ORDERS ISSUED IN THE CALENDAR YEAR IN WHICH THE CAUSE OF THE CLAIM OCCURRED.
     SECTION 19. REPRESENTATIONS AND WARRANTIES
          19.1 Representations and Warranties of Cricket. Cricket hereby represents and warrants to Vendor as follows:

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions
Cricket Communications/Alcatel-Lucent Proprietary and Confidential Information

     19.1.1 Due Organization. Cricket is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its business and properties and to carry on its business as such business is now being conducted and is duly qualified to do business in all jurisdictions in which the transaction of its business in connection with the performance of its obligations under this Agreement makes such qualification necessary or required.
          19.1.2 Due Authorization; Binding Obligation. Cricket has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement by Cricket have been duly authorized by all necessary corporate action on the part of Cricket; this Agreement has been duly executed and delivered by Cricket and is the valid and binding obligation of Cricket enforceable in accordance with its terms, except as enforcement thereof may be limited by or with respect to the following: (i) applicable insolvency, moratorium, bankruptcy, fraudulent conveyance and other similar laws of general application relating to or affecting the rights and remedies of creditors; (ii) application of equitable principles (whether enforcement is sought in proceedings in equity or at law); and (iii) provided the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.
          19.1.3 Non-Contravention. The execution, delivery and performance of this Agreement by Cricket and the consummation of the transactions contemplated hereby will not contravene its certificate of incorporation or by-laws and will not conflict with or result in (i) a breach of or default under any material indenture, mortgage, lease, agreement, instrument, judgment, decree, order or ruling applicable to it or by which it or any of its properties is bound or affected, or (ii) a breach by Cricket of any Applicable Law.
          19.2 Representations and Warranties of Vendor. Vendor hereby represents and warrants to Purchaser as follows:
          19.2.1 Due Organization. Vendor is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to own and operate its business and properties and to carry on its business as such business is now being conducted and is duly qualified to do business in all jurisdictions in which the transaction of its business in connection with the performance of its obligations under this Agreement makes such qualification necessary or required.
          19.2.2 Due Authorization; Binding Obligation. Vendor has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this
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Agreement by Vendor have been duly authorized by all necessary corporate action on the part of Vendor; this Agreement has been duly executed and delivered by Vendor and is the valid and binding obligation of Vendor enforceable in accordance with its terms, except as enforcement thereof may be limited by or with respect to the following: (i) applicable insolvency, moratorium, bankruptcy, fraudulent conveyance and other similar laws of general application relating to or affecting the rights and remedies of creditors; (ii) application of equitable principles (whether enforcement is sought in proceedings in equity or at law); and (iii) provided the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.
          19.2.3 Non-Contravention. The execution, delivery and performance of this Agreement by Vendor and the consummation of the transactions contemplated hereby will not contravene its certificate of incorporation or by-laws and will not conflict with or result in (i) a breach of or default under any material indenture, mortgage, lease, agreement, instrument, judgment, decree, order or ruling applicable to it or by which it or any of its properties is bound or affected, or (ii) a breach by Vendor of any Applicable Law.
          19.2.4 Regulatory Approvals. All authorizations by, approvals or orders by, consents of, notices to, filings with or other acts by or in respect of any Governmental Entity or any other Person required in connection with the execution, delivery and performance of this Agreement by Vendor have been obtained or shall be obtained in due course.
          19.2.5. Intellectual Property. To the best of Vendor’s knowledge after reasonable investigation, as of the Effective Date there are no actual claims or threatened or actual suits in connection with patents or other Intellectual Property Rights that could materially adversely affect Vendor’s ability to perform its obligations under this Agreement or materially adversely affect Company’s ability to use the Products in accordance with the Specifications.
          19.2.6 Requisite Knowledge. Vendor has all requisite knowledge, know-how, skill, expertise and experience to satisfy its obligations in accordance with the terms of this Agreement.
          19.2.7 Financial Capacity. Vendor has the financial, management and manufacturing capacity and capabilities to satisfy its obligations in a timely manner in accordance with the terms of this Agreement.
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     SECTION 20. TITLE AND RISK OF LOSS
          Title to Equipment and risk of loss to Equipment and Software shall pass from Vendor to the Purchaser upon delivery to the Purchaser’s designated delivery location specified in the applicable Purchase Order, provided that nothing in this Section shall relieve any Person from responsibility for loss or damage resulting from the acts or omissions of such Person, its employees or agents. For items first shipped to a LSC, delivery will be upon delivery to the Site.
     SECTION 21. DISPUTE RESOLUTION
          21.1 Dispute Resolution. In the event any controversy, claim, dispute, difference or misunderstanding between Purchaser, on the one hand, and Vendor, on the other, arises out of or relates to this Agreement, any term or condition hereof, any of the Work to be performed hereunder or in connection herewith, Vendor and Cricket shall designate managers to meet and negotiate in good faith in an attempt to amicably resolve such controversy, claim, dispute, difference or misunderstanding in writing. Such managers shall meet for this purpose within ten (10) Business Days, or such other time period mutually agreed to by the Vendor and Cricket, after written notice from either party. If the Vendor and Cricket are unable to resolve the controversy, claim, dispute, difference or misunderstanding through good faith negotiations within ten (10) Business Days after such meeting or meetings, Vendor and Cricket shall, within five (5) Business Days after the expiration of such ten (10) Business Day period, prepare a written position statement which summarizes the unresolved issues and such Person’s proposed resolution. Such position statement shall be delivered by Vendor to Cricket’s Chief Executive Officer and by Cricket to Vendor’s corresponding officer or representative for resolution within (5) Business Days, or such other time period mutually agreed to by Cricket and Vendor. To the extent any Company seeks to enforce its rights hereunder, it shall use the same procedures as set forth in this Section 21.1 for Cricket. In the event that any dispute, controversy or claim which may arise between the parties hereto in connection with this Agreement or any schedule or Exhibit attached hereto is not resolved within the time periods specified in Section 21.1, each Party shall be entitled to pursue any and all remedies that are available to it at law or in equity.
          21.2 Tolling. All applicable statutes of limitation shall be tolled to the extent permitted by Applicable Law while the dispute resolution procedures specified in this Section are pending, and nothing herein shall be deemed to bar any Company or Vendor from taking such action as such Company or Vendor may reasonably deem to be required to effectuate such tolling.
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     SECTION 22. TERMINATION AND EVENTS OF DEFAULT
          22.1 Termination by Cricket. Subject to Section 22.6 (“Continuing Obligations”), Cricket may, at its sole option, terminate this Agreement, in its entirety, for convenience upon thirty (30) days’ prior written notice at any time without any penalty or payment obligation, except i) to the extent of any unfulfilled Purchase Commitment and ii) subject to Purchase Order cancellation charges pursuant to Exhibit C.
          22.2 Vendor Events of Default. The following events each constitute a “Vendor Event of Default”:
          (a) Vendor (i) files a voluntary petition in bankruptcy or has an involuntary petition in bankruptcy filed against it that is not dismissed within sixty (60) days of such involuntary filing, (ii) admits the material allegations of any petition in bankruptcy filed against it, (iii) is adjudged bankrupt, (iv) is unable generally to pay its debts as they mature, (v) makes a general assignment for the benefit of its creditors, or if a receiver is appointed for all or a substantial portion of its assets and is not discharged within sixty (60) days after his appointment, or (vi) Vendor commences any proceeding for relief from its creditors in any court under any state insolvency statutes; or
          (b) Vendor violates any Applicable Laws or Applicable Permits which has a material adverse effect on the business, financial condition or operations of any Company or on any Products or Systems (“Material Adverse Effect”); or
          (c) Vendor consistently allows material Defects or Deficiencies to exist; or
          (d) Vendor fails to fulfill its obligations with respect to the satisfaction, discharge or bonding of liens as set forth herein; or
          (e) Vendor abandons or ceases for a period in excess of thirty (30) days its performance of the Work (except as a result of Force Majeure or a casualty which is fully covered by insurance or as to which other provisions reasonably acceptable to Cricket are being diligently pursued); or
          (f) Vendor assigns or subcontracts Work other than as provided for in this Agreement which could reasonably be expected to result in a Material Adverse Effect; or
          (g) Vendor misses any Guaranteed Substantial Completion Date due solely to non or delayed performance by Vendor, for any System by a period in
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excess of one hundred-fifty (150) days; provided that such failure to achieve such date was not caused by (i) a Force Majeure event or (ii) any act or omission of any Company; or iii) any third party not having contract privity with Vendor; or iv) any other event out of Vendor’s complete control; or
          (h) Vendor otherwise consistently and materially breaches any provision of this Agreement.
     22.3 Remedies.
          (a) Cricket may terminate this Agreement and/or the Purchase Commitments for a Vendor Event of Default within thirty (30) days after the occurrence of any event described in Sections 22.2(a) and (b) above. Prior to any termination pursuant to Section 22.2(c) through (h) above, Cricket shall notify Vendor in writing of an event set forth in Section 22.2(c) through 22.2(h) above. If Vendor does not commence and use diligent efforts to cure such event(s) within a commercially reasonable time period, which period shall not be less than thirty (30) days of such notice, Cricket may terminate this Agreement and/or the Purchase Commitments for a Vendor Event of Default.
          (b) In addition, Cricket may direct that Vendor assign its Subcontractor agreements, if possible, to Cricket without any change of price or conditions therein or penalty or payment therefor.
          22.4 Discontinuance of Work. Upon any notification of termination of this Agreement by Cricket, Vendor shall immediately discontinue all of the Work under all Purchase Orders (unless such notice of termination directs otherwise), and, as more fully set forth in Section 22.3, deliver to Cricket copies of all data, drawings, specifications, reports, estimates, summaries, and such other information, and materials as may have been accumulated by Vendor in performing the Work, whether completed or in process, which Vendor would otherwise have been required to deliver pursuant to this Agreement. Furthermore, Vendor shall assign, assemble and deliver to Cricket all related purchase orders and Subcontractor agreements, if possible to assign.
          22.5 Payments. If Cricket terminates this Agreement, Vendor shall not be entitled to receive further payment other than payments due and payable and for Work performed as of the date of termination under this Agreement or any then-current Order and not subject to dispute prior to such termination (provided that any such disputed amounts shall be paid by such Purchaser when and if such dispute is in fact resolved).
          22.6 Continuing Obligations. Termination of this Agreement for any reason (i) shall not relieve any Person of its obligations with respect to the confidentiality of the Proprietary Information as set forth in Section 24.18, (ii) shall not relieve any Person of any obligation which applies to it and which expressly or by implication survives termination, and (iii) except as otherwise provided in any provision of this Agreement expressly limiting
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the liability of any Person, shall not relieve any Person of any obligations or liabilities for loss or damage to any other Person arising out of or caused by acts or omissions of such Person prior to the effectiveness of such termination or arising out of its obligations as to portions of the Work already performed or of obligations assumed by Vendor prior to the date of such termination.
          22.7 Vendor’s Right to Terminate. In addition to and without prejudice to any other rights or remedies of the Vendor in this Agreement or at law or in equity, Vendor shall have the option to terminate this Agreement without any penalty or payment obligations, other than undisputed payment obligations outstanding as of the date of any such termination pursuant to the terms of this Agreement if:
          (a) Cricket (i) files a voluntary petition in bankruptcy or has an involuntary petition in bankruptcy filed against it that is not dismissed within sixty (60) days of such involuntary filing, (ii) admits the material allegations of any petition in bankruptcy filed against it, (iii) is adjudged bankrupt, (iv) makes a general assignment for the benefit of its creditors, or if a receiver is appointed for all or a substantial portion of its assets and is not discharged within sixty (60) days after his appointment, or (v) commences any proceeding for relief from its creditors in any court under any state insolvency statutes, and any such filing, proceeding, adjudication or assignment as described herein above shall otherwise materially impair Cricket’s ability to perform its obligations under this Agreement; or
          (b) a Purchaser fails to make payments of undisputed amounts due to Vendor pursuant to the terms of this Agreement which are more than sixty (60) days overdue, provided that such failure has continued for at least thirty (30) days after Vendor has notified such Purchaser and Cricket of its right and intent to so terminate on account of such overdue amount; or
          (c) Any Company materially breaches any provision of this Agreement other than a breach to which Section 22.7(b) is applicable, and after Vendor having provided thirty (30) days’ prior written notice, such Company shall have failed (i) to commence to cure the default within five (5) Business Days of delivery of such notice, and (ii) to diligently pursue such cure.
     SECTION 23. SUSPENSION
     Each Purchaser may at any time issue a Change Order to Vendor to suspend all or any part of the Work under any Purchase Order for such period of time as such Purchaser may reasonably determine to be appropriate. Any such Change Order shall be handled in accordance with the provisions of Section 9 hereof.
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     SECTION 24. MISCELLANEOUS
          24.1 Amendments. The terms and conditions of this Agreement may only be amended by mutually agreed contract amendments. Each amendment shall be in writing and shall identify the provisions to be changed and the changes to be made. Agreement amendments shall be signed by duly authorized representatives of Vendor and Cricket.
          24.2 Company Liabilities. Vendor understands and agrees that no third party shall guarantee or otherwise be in any way liable with respect to any obligations or liabilities of any Company, except as otherwise expressly provided in this Agreement.
          24.3 Offset. Vendor hereby waives any right of offset of amounts owed by any Company to Vendor pursuant to the terms of this Agreement.
          24.4 Assignment. Except as otherwise permitted herein, neither this Agreement nor any portion hereof may be assigned by Cricket or Vendor without the express prior written consent of the other. Cricket may, without the consent of Vendor, collaterally assign its rights hereunder (including, but not limited to, all licenses with respect to the Software) to any or all parties providing financing for (i) Cricket or (ii) any Affiliate of Cricket. If requested by Cricket, Vendor shall within seven (7) calendar days of such request provide a written consent to any such assignment. The foregoing rights and obligations are in addition to those set forth elsewhere in this Agreement. Any attempted assignment in violation of the terms of this Agreement shall be null and void. Subject to the foregoing, this Agreement shall bind and inure to the benefit of Cricket and Vendor, their successors and permitted assigns. Vendor may assign this Agreement to a US Affiliate only, provided such Affiliate shall be fully capable of fulfilling all of Vendor’s rights and obligations hereunder, and provided further that Vendor shall remain fully responsible for (i) all Vendor obligations hereunder, and (ii) for performance by such Vendor Affiliate.
          24.5 Notices. Except as otherwise expressly stated herein, all notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service; and three (3) days after sending, if sent by certified or registered mail, postage prepaid, return receipt requested. All notices shall be addressed as follows:
If to Cricket, or any Company:
Cricket Communications, Inc.
10307 Pacific Center Court
San Diego, California 92121
Attention: Chief Executive Officer
Cricket Communications/Alcatel-Lucent Proprietary and Confidential Information

Telephone: (858) 882-6000
Facsimile: (858) 882-6080
With a copy to:
Sr. Vice President, General Counsel
10307 Pacific Center Court
San Diego, California 92121
Telephone: (858) 882-6000
Facsimile: (858) 882-6080
If to Vendor:
Lucent Technologies Inc.
67 Whippany Road
Whippany, New Jersey 07981
Attention: Sales Director – Cricket
Telephone: (973) 386-6478
Facsimile: (973) 386-6265
With a copy to:
Legal Department – Cricket
3400 W. Plano Parkway
M/S 2900-009 PLANO, TX 75075-8011
Phone: (972) 477-0646
Facsimile: (972) 477-1409
By written notice provided pursuant to this subsection, Cricket, any Company and Vendor may change its designated addressee for purposes of giving notices under this Agreement.
          24.6 Governing Law. The laws of the State of California, without regard to principles of conflict of laws, govern all matters arising out of or relating to this Agreement including (without limitation), its interpretation, construction, performance and enforcement. This Agreement shall be deemed to be made and executed in the State of California.
          24.7 Remedies. Subject to Section 18.3 (“Limitation of Liability”) hereof, Cricket, ProCo, ANB, each other Company and Vendor shall be entitled to pursue any and all rights and remedies that are available to it at law or in equity.
          24.8 Consent to Jurisdiction. Vendor (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court located in the Southern District of California or the state courts of the State of California located in San Diego, California for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this
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Agreement or relating to the subject matter hereof, (ii) hereby waives, to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that-any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby agrees not to commence any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Vendor consents to service of process in any such proceeding in any manner permitted by California law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified herein.
          24.9 Compliance with Law. Cricket, each other Company and Vendor shall comply with all Applicable Laws in the performance of this Agreement.
          24.10 Headings. The headings given to the Sections and subsections herein are inserted only for convenience and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular Section or subsection to which the title refers.
          24.11 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under such applicable law, but, if any provision of this Agreement shall be held to be prohibited or invalid in any jurisdiction, the remaining provisions of this Agreement shall remain in full force and effect and such prohibited or invalid provision shall remain in effect in any jurisdiction in which it is not prohibited or invalid.
          24.12 Waiver. Unless otherwise specifically provided by the terms of this Agreement, no delay or failure to exercise a right resulting from any breach of this Agreement shall impair such right or shall be construed to be a waiver thereof, but such right may be exercised from time to time as may be deemed expedient. A waiver of any representation, warranty or covenant contained in this Agreement shall be limited to the particular breach so waived and not be deemed to waive any other breach under this Agreement.
          24.13 Public Statements and Advertising. (a) Neither Vendor nor any Company nor any Affiliate of Vendor or Company, shall issue any public statement (or any private statement unless required in the performance of the Work) relating to or in any way disclosing any aspect of the Work or any System including the scope, the specific terms of
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this Agreement, extent or value of the Work or any System. Express written consent of Cricket is required prior to the invitation of or permission to any reporter or journalist to enter upon the System or any part thereof. Vendor agrees not to use for publicity purposes any photographs, drawings or materials describing any System without obtaining the prior written consent of Cricket, which consent shall not be unreasonably withheld. Cricket agrees not to use for publicity purposes any photographs, drawings or materials describing Vendor’s products and services without obtaining the prior written consent of Vendor, which consent shall not be unreasonably withheld, except that any Company may refer to Vendor as a provider of Products and Services to any Company in any public statement without Vendor’s consent. This subsection shall not prohibit (i) the provision of necessary information to prospective Subcontractors and to Vendor’s or Vendor’s Affiliates’ or any Company’s or Company’s Affiliates’ personnel, agents or consultants or (ii) other disclosures which are required by Applicable Law, including without limitation federal and state securities laws and regulations applicable to Vendor or Vendor’s Affiliates or any Company or Company Affiliates provided that, in such event and to the extent reasonably feasible, each party shall notify the other party of any such impending disclosure and allow the other party to request redactions, protective orders or similar protections prior to such disclosure. Notwithstanding the foregoing, disclosures made pursuant to federal and state securities laws and regulations shall not require prior notice to the other party except with respect to the filing of the other party’s Proprietary Information. All other such public disclosures by any Company or Vendor require the prior written consent of the other Person.
          (b) Cricket and Vendor shall submit to the other proposed copies of all advertising (other than public statements or press releases) wherein the name, trademark or service mark of the other Person or its Affiliates is mentioned; and neither any Company nor Vendor shall publish or use such advertising without the other Person’s prior written approval. Such approval shall be granted as promptly as possible and shall not be unreasonably withheld. Cricket and Vendor acknowledge that the obtaining of prior written approval for each such use pursuant to this subsection may be an administrative burden. At the request of either Cricket or Vendor, Cricket and Vendor shall establish mutually acceptable guidelines for the uses specified therein. Such guidelines shall be subject to change from time to time at the reasonable request of either Cricket or Vendor.
          24.14 Records and Communications. Procedures for keeping and distributing orderly and complete records of the Work and its progress are stated in the Exhibits. The procedures so established shall be followed throughout the course of the Work unless Cricket and Vendor mutually agree in advance in writing to revise the procedures. Procedures for communications among Cricket and Vendor are stated in the Exhibits. The procedures so established shall be followed throughout the course of the Work unless Cricket and Vendor mutually agree in advance and in writing to revise such procedure.
          24.15 Ownership of Specifications. The Specifications shall constitute the Proprietary Information of Cricket and Vendor to the extent of each such Person’s
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contribution to the Specifications. Neither Cricket nor Vendor shall use those parts of the Specifications contributed by the other Person or any part of the Proprietary Information of the other Person for any purpose other than fulfilling or exercising their respective rights or obligations under this Agreement.
          24.16 Financing Requirements. Vendor acknowledges that the attainment of financing for construction of Systems may be subject to conditions that are customary and appropriate for the providers of such financing. Therefore, Vendor agrees to promptly consider any reasonable amendment to or modification or assignment of this Agreement required by such providers (including, without limitation, any pertinent industrial development authority or other similar governmental agency issuing bonds for financing of the System) which do not materially modify the scope of Vendor’s Work in order for any Company to obtain such financing. In the event that any such amendment or modification materially increases Vendor’s risk or costs hereunder, Cricket and Vendor shall negotiate in good faith to adjust pricing matters, and to equitably adjust such other provisions of this Agreement, if any, which may be affected thereby, to the extent necessary to reflect such increased risk or costs.
          24.17 Cricket Review, Comment and Approval. To the extent that various provisions of this Agreement provide for any Company’s review, comment, inspection, evaluation, recommendation or approval, Cricket may at its option do so in conjunction or consultation with Vendor. To the extent that this Agreement requires any Company to submit, furnish, provide or deliver to Vendor any report, notice, Change Order, request or other items, Cricket may at its option and upon written notice to Vendor designate a representative to submit, furnish, provide or deliver such items as the Company’s agent therefor. To the extent that various provisions of this Agreement provide that any Company may order, direct or make requests with respect to performance of the Work or is provided access to the System sites or any other site, Cricket may at its option and upon written notice to Vendor authorize a representative to act as the Company’s agent therefor. Upon receipt of such notice, Vendor shall be entitled to rely upon such authorization until a superseding written notice from Cricket is received by Vendor.
          24.18 Confidentiality. (a) All information which is identified as proprietary or confidential by the disclosing Person, including without limitation all oral and written information (including, but not limited to, determinations or reports by arbitrators pursuant to the terms of this Agreement), disclosed to the other Person is deemed to be confidential, restricted and proprietary to the disclosing Person (hereinafter referred to as “Proprietary Information”). Cricket and Vendor agree to use the Proprietary Information received from the other Person only for the purpose of this Agreement. Except as specified in this Agreement, no other rights, and particularly licenses, to trademarks, inventions, copyrights, patents, or any other intellectual property rights are implied or granted under this Agreement or by the conveying of Proprietary Information between the parties. Proprietary Information supplied is not to be reproduced in any form except as required to accomplish the intent of, and in accordance with the terms of, this Agreement. The receiving Person shall provide the
Cricket Communications/Alcatel-Lucent Proprietary and Confidential Information

same care to avoid disclosure or unauthorized use of Proprietary Information as it provides to protect its own similar proprietary information but in no event shall the receiving Person fail to use reasonable care under the circumstances to avoid disclosure or unauthorized use of Proprietary Information. All Proprietary Information shall be retained by the receiving Person with access limited to only such of the receiving Person’s employees, subcontractors or agents who need to know such information for purposes of this Agreement and to such third parties as the disclosing Person has consented to by prior written approval. All Proprietary Information, unless otherwise specified in writing (i) remains the property of the disclosing Person, (ii) shall be used by the receiving Person only for the purpose for which it was intended, and (iii) such Proprietary Information, including all copies of such information, shall be returned to the disclosing Person or destroyed after the receiving Person’s need for it has expired or upon request of the disclosing Person, and, in any event, upon termination of this Agreement. At the request of the disclosing Person, the receiving Person shall furnish a certificate of an officer of the receiving Person certifying that Proprietary Information not returned to disclosing Person has been destroyed. For the purposes hereof, Proprietary Information does not include information which:
(i)	is published or is otherwise in the public domain through no fault of the receiving Person at the time of any claimed disclosure or unauthorized use by the receiving Person;

(ii)	prior to disclosure pursuant to this Agreement is properly within the possession of the receiving Person as evidenced by reasonable documentation to the extent applicable;

(iii)	subsequent to disclosure pursuant to this Agreement is lawfully received from a third party having rights in the information without restriction of the third party’s right to disseminate the information and without notice of any restriction against its further disclosure;

(iv)	is independently developed by the receiving Person or is otherwise received through parties who have not had, either directly or indirectly, access to or knowledge of such Proprietary Information;

(v)	is transmitted to the receiving Person after the disclosing Person has received written notice from the receiving Person after termination or expiration of this Agreement that it does not desire to receive further Proprietary Information;

(vi)	is obligated to be produced under order of a court of competent jurisdiction or other similar requirement of a Governmental Entity, so long as the Person required to disclose the information provides the other Person with prior notice of such order or requirement and its cooperation to the extent reasonable in preserving its confidentiality; or
Cricket Communications/Alcatel-Lucent Proprietary and Confidential Information

(vii)	the disclosing Person agrees in writing is free of such restrictions.
          (b) Notwithstanding anything herein to the contrary, (i) any Company may disclose the Proprietary Information of Vendor to any other Company provided that the disclosing Company notifies the receiving Company of the nature of the Proprietary Information; and (ii) Vendor may disclose Proprietary Information of any Company to another Company to perform Vendor’s obligations under this Agreement.
          (c) Notwithstanding anything herein to the contrary, Cricket may disclose the Proprietary Information of Vendor to financial institutions and insurance companies to the extent necessary or desirable for Cricket to obtain or maintain financing or insurance so long as, in either case, the recipients are under an obligation of confidentiality to Cricket, which obligation would extend to the Proprietary Information of Vendor. This subsection shall not prohibit such other disclosures which are required by Applicable Law, including without limitation federal and state securities laws and regulations applicable to Vendor or any Company provided that, in such event and to the extent reasonably feasible, each party shall notify the other party of any such impending disclosure and allow the other party to request redactions, protective orders or similar protections prior to such disclosure. Notwithstanding the foregoing, disclosures made by a Company or Company Affiliates pursuant to federal and state securities laws and regulations shall not require prior notice to the other party except with respect to the filing of the other party’s Proprietary Information
          (d) Because damages may be difficult to ascertain, Cricket and Vendor agree, without limiting any other rights and remedies specified herein, an injunction may be sought against the Person who has breached or threatened to breach this subsection. Cricket and Vendor each represents and warrants that it has the right to disclose all Proprietary Information which it has disclosed to the other Person pursuant to this Agreement, and Cricket and Vendor each agrees to indemnify and hold harmless the other Person from all claims by a third party related to the wrongful disclosure by the Person against who indemnification is sought of such third party’s proprietary information.
          24.19 Entirety of Agreement; No Oral Change. This Agreement and the Specifications and Exhibits hereto constitute the entire contract between Cricket and Vendor with respect to the subject matter hereof, and supersede all proposals, oral or written, all previous negotiations, and all other communications between Cricket and Vendor with respect to the subject matter hereof. No modifications, alterations or waivers of any provisions herein contained shall be binding on an Cricket and Vendor unless evidenced in writing signed by duly authorized representatives of such Cricket and Vendor as set forth in this Agreement.
          24.20 Relationship of the Parties. Nothing in this Agreement shall be deemed to constitute any Company as a partner, agent or legal representative of Vendor, or Vendor as a partner, agent or legal representative of any Company or to create any fiduciary
Cricket Communications/Alcatel-Lucent Proprietary and Confidential Information

relationship between any Company and Vendor. Vendor is and shall remain an independent contractor in the performance of this Agreement, maintaining complete control of its personnel, workers, Subcontractors and operations required for performance of the Work. This Agreement shall not be construed to create any relationship, contractual or otherwise, between any Company and any Subcontractor, except to establish Cricket as a third party beneficiary of Vendor’s contacts with Subcontractors as provided herein. With respect to the Products and Services received by that Company, each Company is an intended third party beneficiary of all of Vendor’s covenants and obligations hereunder and all rights of Cricket, ProCo, ANB and/or the Companies hereunder.
          24.21 Discretion. Notwithstanding anything contained herein to the contrary, to the extent that various provisions of this Agreement call for an exercise of discretion in making decisions or granting approvals or consents, the Cricket and Vendor shall be required to exercise such discretion, decision or approvals and in good faith.
          24.22 No Liability. Other than Cricket and ProCo, no past, present or future limited or general partner in any Company, no parent or other affiliate of any Company, and no officer, employee, servant, executive, director, agent or authorized representative of any of them shall be liable by virtue of any direct or indirect ownership interest or other relationship for payments due under this Agreement or for the performance of any obligation, or breach of any representation or warranty made by Cricket or ProCo hereunder.
          24.23 Attachments and Incorporations. All Exhibits attached hereto are hereby incorporated by reference herein and made a part of this Agreement with the same force and effect as though set forth in their entirety herein.
          24.24 Integration. Conflicts The terms and conditions of this Agreement, including any Exhibits, form the complete and exclusive agreement between Cricket and Vendor and replace any oral or written proposals, statement of works, correspondence or communications regarding the subject matter hereof, including the Previous Agreement, except i) for any terms and conditions that by their nature or their terms shall survive expiration or termination of the Previous Agreement; and, ii) the terms of the Previous Agreement will continue to apply to any outstanding Purchase Orders and unresolved claims thereunder. The RTU License under the Previous Agreement will continue uninterrupted subject to i) the terms of Section 11 hereof; and ii) payment of any RTU License fees otherwise due under the Previous Agreement or as modified under this Agreement based on capacity or usage criteria, or as otherwise mutually agreed between Vendor and Cricket, and all Warranty Periods and the Survival clause of the Previous Agreement will survive.
          In the event of any conflict or inconsistency among the provisions of the main body of this Agreement and the Exhibits and other documents attached hereto and incorporated herein, such conflict or inconsistency shall be resolved by giving precedence to the main body of this Agreement first, and thereafter to the Exhibits and Specifications.
Cricket Communications/Alcatel-Lucent Proprietary and Confidential Information

          24.25 References to Certain Sources. Reference to standard specifications, manuals or codes of any technical society, organization or association or to the laws or regulations of any Governmental Entity, whether such reference is specific or by implication, by this Agreement, means the latest standard specification, manual, code, laws or regulations in effect at the time of such reference, except as may be otherwise specifically agreed to by Cricket. However, no provision of any reference, standard, specification, manual or code (whether or not specifically incorporated by reference in this Agreement) shall be effective to change the duties and responsibilities of any party from those set forth in this Agreement; provided that nothing contained in this Agreement shall require any Company or Vendor to violate then existing and enforceable Applicable Laws.
          24.26 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
          24.27 Cooperation. Vendor acknowledges that the Companies may have one or more third party vendors, contractors and other personnel engaged to provide work, equipment or services in connection with or related to this Agreement. Vendor agrees to reasonably communicate and cooperate with such third parties at all times and, at the request of any Company, coordinate Vendor’s and Vendor’s Subcontractors’ activities hereunder with the activities of such third parties.
          24.28 Survival. Notwithstanding any expiration or termination of this Agreement, the provisions of Sections 1, 2.4, 2.5, 3.7, 4.8, 10, 11, 13, 16, 18, 24.8, 24.18, 24.22 and 24.24 and any other provisions that based on their content are intended to survive shall continue in full force and effect.
          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
VENDOR:
LUCENT TECHNOLOGIES INC.
a Delaware corporation

By:	/s/ Stephen R. Marino Name: Stephen R. Marino
Title: Sales VPCE President
CRICKET:
Cricket Communications/Alcatel-Lucent Proprietary and Confidential Information

CRICKET COMMUNICATIONS, INC.,
a Delaware corporation

By:	/s/ Glenn T Umetsu Name: Glenn T. Umetsu
Title: EVP and ETO
ANB:
ALASKA NATIVE BROADBAND 1 LICENSE, LLC
a Delaware limited liability company

By:	/s/ Glenn T. Umetsu Name: Glenn T. Umetsu
Title: EVP and ETO
Cricket Communications/Alcatel-Lucent Proprietary and Confidential Information

Cricket Communications, Inc.
Exhibit A — Pricing Notes/Conditions and Assumptions
1 PRICING FOR PRODUCTS AND SERVICES
1.1 Pricing
Vendor shall provide the Products and Services at the prices, discounts and incentives as described in Exhibit A — Pricing Summary Workbook (the “Pricing Summary”). Failure to satisfy the Purchase Commitments on or prior to the dates established for satisfaction of the Purchase Commitments pursuant to Section 5 of the Agreement may result in additional amounts due to Vendor as described in Section 2.3 of this Exhibit A.
1.1.1 AWS New Market Incentive Credits for Initial Systems
Vendor shall provide to Purchaser an incentive discount up to [***] to be applied against the pricing for AWS New Markets. The credits shall be earned upon issuance of Vendor’s invoice with respect to Purchase Orders for BTS’s for Initial Systems for an AWS New Market. Each such invoice will reference the respective Purchase Order and Vendor will concurrently issue a credit memo for the applicable earned credit and that credit will be applied against the payment due with respect to such Purchase Order or any other open accounts receivable for any Purchaser (as designated by Purchaser) relating to AWS New Markets. Incentive discounts shall be earned in accordance with the Pricing Summary. Failure to satisfy the Purchase Commitments on or prior to the dates established for satisfaction of the Purchase Commitments pursuant to Section 5 of the Agreement may result in additional amounts due to Vendor as described in Section 2.3 of this Exhibit A.
1.2 Additional Incentives
1.2.1 Volume Purchase Incentive Credits (“VPI Credits”)
At such time during the initial [***] term of the Agreement that the Cumulative Net Spend (as defined below) is at least [***], Purchaser shall earn [***] in VPI Credits under this Agreement. For every additional [***] in Cumulative Net Spend thereafter through a Cumulative Net Spend of [***], Purchaser shall earn an additional [***] in VPI Credits under this Agreement. For every additional [***] Cumulative Net Spend beyond a Cumulative Net Spend of [***], Purchaser shall earn an additional [***] in VPI Credits.

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VPI Credits earned may be applied by any Purchaser towards any then outstanding invoices from Vendor, excluding purchases for New Markets at Initial System prices. Vendor shall timely apply such VPI Credits to invoices as directed by Purchaser. VPI Credits shall expire unless applied against an invoice within [***] after being earned, provided that in the event the Agreement expires or terminates prior to the end of such [***] period, such VPI Credits shall not expire until [***] after the expiration or termination of the Agreement.
“Cumulative Net Spend” means the aggregate amounts paid by Purchasers for purchases of (i) all Products for Existing Markets, (ii) all Products for AWS New Markets except for Products purchased at Initial System prices, (iii) Engineering Services, and (iv) Installation Services, minus any taxes or transportation charges included in such amounts, and minus all credits earned.
1.3 AWS Initial Systems Configuration
Included Initial System Functionality
The following applications and functionality are included in the pricing for Initial Systems:
[***]
Such pricing also includes all elements directly related to Vendor’s MSC, IP Core, and BTS Products required to provide this functionality for New Markets. Where applicable, all configuration engineering, Installation, Integration and project management services will be provided at the pricing indicated in the Pricing Summary.
Pricing does not include [***] not explicitly identified as part of the Initial System per the Pricing Summary.
1.4 MSC Upgrades in Existing Markets
The MSC in an Existing Market to which the BTS’s of an AWS Initial System will be backhauled will be updated with the functionality described in Section 1.3 above at the Initial System pricing to the extent such functionality is added to serve the AWS Initial System; however if Purchaser wishes to purchase such functionality to serve the Existing Market, the pricing will be as stated below in Section 2.
2 EXISTING PCS MARKETS
2.1 Technology Evolution Purchases.

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Pricing for Technology Evolution shall be as follows:
[***]: Pricing shall be at the Standard Discount Pricing as shown in the Pricing Summary, except that with respect to all Purchase Orders issued during [***] immediately following the Effective Date of the Agreement, Vendor will grant Purchaser an additional [***]% off the Standard Discount Pricing on all Equipment and Software required to provide [***] functionality. Thereafter, pricing will revert back to Standard Discount Pricing.
[***]: Pricing shall be at the Standard Discount Pricing as shown in the Pricing Summary, except that with respect to all Purchase Orders issued during [***] immediately following the Effective Date of the Agreement, Vendor will grant Purchaser an additional [***]% off the Standard Discount Pricing on all Equipment and Software required to support [***] functionality in Existing Markets. Thereafter, pricing will revert back to Standard Discount Pricing.
[***] and [***]: Vendor shall provide a [***]% discount on [***] License fees. In addition, Vendor will establish a [***] at the discounted price of [***] for up to a maximum of [***] provided. This pricing will remain in effect until the end of [***] from the Effective Date of this Agreement, at which time pricing will revert back to Standard Discount Pricing.
[***]: Vendor will provide a [***]% discount on [***] Equipment and Software upgrades for Existing Markets where the upgrade is required. If required, Purchaser will submit Purchase Orders for Engineering, Installation, and Integration of [***] upgrades at the rate of [***] per existing [***] being upgraded. This [***]% discount will be effective only through [***]. Thereafter, pricing will revert back to Standard Discount Pricing.
[***]: For every [***] BTS’s where Purchaser purchases the software RTU for [***] at Standard Discounted Pricing, Vendor will provide a [***] BTS [***] RTU at no additional cost. This offer will be valid for both Existing Markets and AWS New Markets for [***] from the Effective Date of this Agreement, at which time pricing will revert back to Standard Discount Pricing. This offer pricing is for [***], for all BTS’s for which [***] was provided under this offer.
MLPPP: Pricing [***].
Additional Products may be added to the list of Technology Evolution as mutually agreed by Vendor and Cricket.
2.2 Additional Offerings
2.2.1 Annual Maintenance Fees ([***] from Commercial Launch)

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For each Initial System, Vendor shall [***] to Company all of the Equipment and Software maintenance and support Services described in Exhibit H, (excluding RES) for [***] period following Commercial Launch of such Initial System.
2.2.2 [***] Annual Maintenance Fees ([***])
Vendor shall provide a [***] incentive discount for ECPs in [***]. Purchaser shall only pay the Annual Maintenance Fees for [***] ECP in Denver and [***] ECP in [***], yet receive [***]; provided however, should (i) the Purchase Commitment not be satisfied in full within the time periods established for satisfaction of such Purchase Commitment, or (ii) Cricket awards an AWS New Market previously awarded to Vendor to a Vendor competitor, then Vendor may invoice Purchaser for the incentive discount portion of the [***] Annual Maintenance Fee as described in Section 2.3 below.
2.3 Purchase Commitment True-Up
If the Purchase Commitment is not satisfied in full within the time periods established for satisfaction of such Purchase Commitment, then Vendor may invoice Purchaser additional amounts not to exceed the amounts as determined using the true-up calculation spreadsheet (Commitment True-Up Calculator — 2007-05-17v4.xls) previously provided by Vendor to Cricket on May 15, 2007) (the “Commitment True-up Calculator”) corresponding to the actual level of the Purchase Commitment achieved. Vendor shall use commercially reasonable judgment in exercising this provision, including reviewing and considering Purchaser’s overall purchases by Product mix, and Cumulative Net Spend during the initial [***] period of the Agreement.
The following is a sample calculation from the Commitment True-up Calculator showing the maximum amount that the Vendor may invoice Purchaser for assuming that (i) [***] of the [***] AWS Commitment has been satisfied, and (ii) [***] of the [***] Technology Evolution Commitment has been satisfied.
[***]
3 INTEGRATION ITEMS FROM PRIOR AGREEMENT
3.1 Managed Purchased System Capacity (formerly BHCA RTU’s)
[***]
[One Page Of Technical Information Redacted Pursuant To A Confidential Treatment Request]

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3.2 MPSC Pricing
Vendor will [***] Feature for all Existing and New Markets at no charge upon execution of this Agreement.
Subject to Section 5.2.8 of the Agreement, when a Purchaser’s ECP exceeds [***] BHCAs, Purchaser will be required to make a payment in the amount [***] for each such ECP to Vendor. Upon receiving the Purchase Order for Purchased System Capacity, Vendor [***].
Purchased System Capacity RTU’s do not include any system upgrades which may be required to achieve stated level of Purchased System Capacity provided.
4 ANNUAL MAINTENANCE FEES
4.1 Annual Maintenance Fees — Existing Markets
Annual Maintenance Fees, as defined in the Agreement, for Existing Markets are set forth in the Pricing Summary, in the tab entitled “Annual Maintenance.” Pricing is based on the number of ECPs as described in such tab of the Pricing Summary.
The following table shows the currently existing MSC locations, number of physical ECP’s, and will be used to [***] for Existing Markets.
[***]
In the event of any consolidation of MSCs in Existing Markets, the Annual Maintenance Fees shall be adjusted accordingly such that the ECP being eliminated will be removed from the fee schedule and the fees for the remaining ECP will increase to account for the additional number of BTS’s and other functionality being supported. Pricing with respect to such additional BTS’s and other functionality supported will be in accordance with the “Maintenance Unit Pricing” tab of the Pricing Summary.
4.2 Annual Maintenance Fees — New Markets
Annual Maintenance Fees for New Markets are set forth in the Pricing Summary in the tab entitled “Annual Maintenance” which assumes deployment of the New Markets as configured in Exhibits A and R. Notwithstanding anything to the contrary in any Exhibit, all Annual Maintenance Fees for each Initial System in a New Market will be waived for the first [***] after Commercial Launch of such Initial System. Thereafter, Annual Maintenance Fees shall be billed quarterly in advance.

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4.3 Annual Maintenance Fees — Adjustments
For all Expansions in Existing Markets after the Effective Date, and for all Expansions in New Markets, Annual Maintenance Fees will be determined by taking an actual count of the Pricing Units within each Market multiplied by the annual Pricing Unit prices as set forth in the Maintenance Unit Pricing tab of the Pricing Summary. Such counts will be taken quarterly in arrears, with adjustments reflected for any increase or decrease in Pricing Units in the following quarterly billing; provided, however, that in accordance with Section 4.2 hereof, all Annual Maintenance Fees for each Initial System in a New Market will be waived for the first [***] after Commercial Launch of such Initial System.
5.0 OPTIONAL SOFTWARE FEATURES (NOT INCLUDED IN PICK-A-PACK):
RTU License fees associated with Optional Software Features are included in Exhibit B (Tab 5) as well as in the List Price provided in the Vendor’s Price Reference Guide periodically provided to all customers of Vendor.
[***]
[Eight Pages of Pricing Information Have Been Removed Pursuant To A Confidential Treatment Request]

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Exhibit B
Alcatel — Lucent Technologies — CDMA
PCS Price Reference Guide
[***]
[One Hundred And Twenty Pages Of Pricing Information Omitted Pursuant To A Confidential Treatment Request]

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EXHIBIT C
Cricket Communications, Inc.
System Equipment Purchase Agreement
STANDARD INTERVALS
[***]
ORDERING PROCEDURES
Vendor shall provide to Purchaser orderable quotations (“Quote(s)”) for all Products, Software and Services to be furnished by Vendor. Purchaser may submit to Vendor a request for quote for a future potential Purchase Order. With respect to Equipment, Software and Services, Vendor shall use commercially reasonable efforts to respond in writing with its Quote(s) within a mutually agreed to time of Vendor’s receipt of the request.
1.0	Purchase Orders shall be in writing, transmitted electronically or in any other manner mutually agreed to by the parties and shall specify:
(a)	description of Equipment, Software and/or Services, inclusive of any numerical/ alphabetical identifications, ordering codes referenced in the Vendor’s documentation;

(b)	requested delivery, completion and/or in-service date as applicable;

(c)	location to which the Equipment or Software are to be shipped and/or location at which Services are to be performed;

(d)	location to which invoices shall be rendered for payment;

(e)	Cricket’s or ProCo’s Purchase Order number;

(f)	prices to match Vendor’s Quotation, including reference to Vendor’s Quotation number;

g)	Vendor/Cricket Contract number, including Purchaser contact info (phone #, name of issuer and authorized manual or electronic signature;

(h)	a list and description of the Software to be licensed if applicable; including the description, serial number, if known, and location of the processor for which Software is being furnished.
1.1	Acceptance and Acknowledgement of Purchase Orders:
1.1.1	All Purchase Orders:

Vendor shall acknowledge receipt of Purchaser’s Purchase Order within ten (10) workdays of receipt of such Purchase Order. Vendor shall accept or reject in writing Purchaser’s requested delivery and/or completion date, within three (3) weeks from receipt of Purchase Order. In the event Vendor fails to accept or reject any such requested delivery or completion date within the aforesaid period, such dates shall be deemed accepted.
1.2	Engineer, Furnish & Install (“EF&I); Furnish and Install (F&I); Engineer & Furnish Purchase Orders
1.2.1	Should Purchaser require Vendor’s acceptance or rejection of requested delivery and/or completion dates in less three (3) weeks, Vendor shall use all reasonable efforts to respond in the interval requested by Purchaser.

1.2.2	In the event that Vendor cannot accept the specified delivery and/or completion date, Purchaser may cancel said Purchase Order in writing without penalty or obligation of any kind or negotiate a new delivery and/or completion date mutually acceptable to both

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parties, which date shall be acknowledged in writing by Vendor within ten (10) workdays of such agreement. Such cancellation shall not be deemed to relieve Purchaser of its obligations to source subsequent Purchase Orders for Equipment and Software on Vendor in accordance with the Contract provided that the delivery and/or completion commitment which Vendor is willing to make is consistent with Vendor’s then current standard interval for the Equipment, Software and Services.

1.2.3	Should Purchaser’s requested delivery and/or completion dates on an Purchase Order compress the equipment engineering or installation interval beyond that referenced in Vendor’s associated Firm Price Quotation, upon written agreement by Purchaser, Vendor shall be authorized to render additional billing for equipment engineering and installation premium time incurred or additional resources incurred, as required to improve the quoted equipment engineering and installation intervals to match Purchaser’s requested dates or mutually agreeable alternative dates.

1.2.4	Changes:

All change orders must be received with a revised Purchase Order from Purchaser showing any price or O/I code changes. All Purchase Order requirements listed above are still required on this revised Purchase Order.
1.3	Furnish Only Purchase Orders:
1.3.1	In the event that Vendor cannot meet the requested delivery date, Purchaser may cancel said Purchase Order in writing without penalty or obligation of any kind or negotiate a new delivery and/or completion date mutually acceptable to both parties, which date shall be acknowledged in writing by Vendor within ten (10) workdays of such agreement. Such cancellation shall not be deemed to relieve Purchaser of its obligations to source the ordered Equipment and Software on Vendor in accordance with the Contract provided that the delivery and/or completion commitment which Vendor is willing to make is consistent with Vendor’s then current standard interval for the Equipment, Software and Services.

1.3.2	Changes:

All change orders must be received with a revised Purchase Order from Purchaser showing any price or O/I code changes. All Purchase Order requirements listed above are still required on this revised Purchase Order.
1.4	Installation/Services Only Purchase Orders:
1.4.1	Should Purchaser’s requested completion date on an Purchase Order compress the installation interval beyond that referenced in Vendor’s associated Firm Price Quotation, upon written agreement by Purchaser, Vendor shall be authorized to render additional billing for installation premium time incurred or additional resources incurred, as required to improve the quoted installation intervals to match Purchaser’s requested dates or mutually agreeable alternative dates.

1.4.2	Change Purchase Orders:

1.4.2.1	Any changes to an original Purchase Order and any resulting adjustment, including but not limited to schedules and price, shall be mutually agreed upon and subsequently detailed in a written Change Purchase Order referencing the original Purchase Order. Purchaser and/or Vendor as appropriate shall provide supplementary documentation indicating all changes.

1.4.2.2	Supplemental Authorization Work Purchase Orders “SAWOs” is Vendor’s term for additional work it undertakes at the specific request of an employee of Purchaser,
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typically under a mutually agreed to statement of work. Purchaser agrees that upon written authorization of a SAWO by any of Purchaser’s employees, Vendor shall perform the supplemental work, provided however, that Vendor forwards a copy of said written authorization to Purchaser’s engineering department within ten (10) business days.
1.5	Purchase Ordering Address:
Purchase Orders placed by Owner hereunder shall be sent to:
Lucent Technologies Inc.
Attn: Purchase Order Entry
800 Northpoint Parkway
Alpharetta, Georgi 30005
Purchase Order Entry Contacts:
Purchase Order Management contacts are [***]. Both are located at 800 Northpoint Parkway in Alpharetta, GA 30005.
2.0	Expediting of Purchase Orders:

Purchaser and Vendor will work together to expedite all aspects of an Purchase Order in the event Purchaser requests an Purchase Order be expedited.

3.0	Purchase Order Hold, Purchase Order Termination
3.1	Purchaser may, in accordance with Section 24.5 entitled NOTICES, suspend, hold or terminate any Purchase Order or portion thereof except with respect to Equipment or Software which have already shipped or Services which have already been performed. Purchaser may place an Purchase Order on hold for thirty (30) calendar days. A hold, automatically converts to an Purchase Order cancellation after thirty (30) days.
3.1.1	EF&I, E&F and F&I Purchase Orders

For purposes of this Section, “price” represents equipment engineering and material charges; and “shipping interval” represents intervals stated above. In the event Purchaser terminates an EF&I E&F or F&I Purchase Order or portion thereof, the following termination charges will apply:

Percent of Shipping
Interval	Termination Charge
up to 25%	[***]
26% to 50%	[***]
51% to 75%	[***]
greater than 76%	[***]

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3.1.2.	Furnish Only Purchase Orders

For purposes of this Sub-Section, “price” represents price for Equipment or Software for Furnish Only Purchase Orders; and “shipping interval” represents the elapsed time between the date Purchaser’s Purchase Order is received by Vendor and the committed date of shipment from Vendor’s shipping location. Should the Purchaser terminate Furnish Only Purchase Orders during the committed interval, the following table will determine termination charges. The word “committed” in this Section means the mutually agreed upon date.

Percent of Committed
Shipping Interval	Termination Charge
Up to 10%	[***]
11% to 20%	[***]
21% to 40%	[***]
41% to 60%	[***]
61% to 80%	[***]
81% to 100%	[***]
3.2	All termination charges described above in this Section will take into consideration reusability of Equipment by Vendor.

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VENDOR CHANGE NOTICES TO AN ACCEPTED ORDER
1.0	Notwithstanding anything contained herein, Vendor will first use its standard change notification process used to notify all affected customers with respect to product changes, modifications, or substitutions initiated by Vendor. Vendor shall use commercially reasonable effort to notify Purchaser in writing sixty (60) days prior to their effective dates. If such a change constitutes an emergency or safety issue, Vendor shall notify Purchaser as promptly as commercially feasible.

1.1	All notifications of such changes to accepted Purchase Orders shall be provided at no charge and be disseminated by Vendor in accordance with distribution lists provided by Purchaser and shall contain the following information:
1.1.1	Vendor Information: Vendor’s name, address, technical contact name and phone number.

1.1.2.	Equipment Change Notice Number: Number conforming to a single sequential numbering scheme used by Vendor.

1.1.3	Issue Date of Change: Date Equipment Change Notice is transmitted.

1.1.4	Equipment Description: Description of the product affected (e.g., Line Card or 24 foot aluminum ladder).

1.1.5	New Equipment Code: Unique identity of the changed product (e.g., Circuit Pack CP 11101, Series 1, List 4).

1.1.6	Old Equipment Code: Unique identity of the product being changed. (e.g., Circuit Pack CP 11101, Series 1, List 3).

1.1.7	New Purchase Order Code(s): The alpha-numeric PID code(s) assigned to the changed product, if applicable.

1.1.8	Old Purchase Order Code(s): PID codes of all equipment associated with this change (see Item 1.1.9), if applicable.

1.1.9	Associated products or changes Affected: Coordinated product changes that must be applied in conjunction with, or prior to, this change.

1.1.10.	Drawing Number: The circuit (schematic) drawing number and issue that incorporates the change (e.g., SD 11101-01, Issue 11).

1.1.11	Change Classification: Safety or general product change.

1.1.12	Classification Substantiation: Details of why the Proposed Classification is appropriate.

1.1.13	Reason For Change: Detailed explanation of why the change is necessary, for example: what are the symptoms of the condition being corrected?

1.1.14	Description of Change: Installation details of change, for example:
a.	What is to be changed?

b.	How is it to be changed?

c.	How can change be tested/verified?
1.1.15	Effect of Change: Description of the effect of the change on:
LUCENT/CRICKET PROPRIETARY INFORMATION

5 of 6

a.	Service

b.	Transmission

c.	Traffic

d.	Maintenance

e.	Reliability

f.	Commercial Specifications

g.	Control Specifications

h.	Safety
1.1.16	Material Affected: Apparatus, wiring, circuit packs, etc., affected by change.

1.1.17	Documentation Affected: List of associated drawings, programs, practices, manuals, nomenclature etc. affected by the change.

1.1.18	Vendor Implementation Date: Date after which all newly manufactured Equipment and/or Software will incorporate the change.

1.1.19	Modification Expiration Date: Date after which Vendor terminates responsibility for applying the change; i.e. providing modification material, etc., on a non-billable basis.

1.1.20	Modification Location: Vendor recommendation for field or factory installation of change.

1.1.21	Location and Quantity of Equipment (if the Vendor has these records): The location and quantity of working or spare equipment, in the hands of the Purchaser, that requires the change.

1.1.22	Implementation Schedule: Proposed schedule.
LUCENT/CRICKET PROPRIETARY INFORMATION

6 of 6

Exhibit D
Cricket Communications, Inc.
Typical MSC Deployment Timeline
Standard Interval Disclaimer
Vendor reserves the right to modify, amend or change Vendor’s Standard Intervals at any time provided it is doing so in the course of its normal business for all customers. Vendor shall provide updated Standard Interval Exhibits to this Agreement from time to time in the event of any significant modifications, amendments or changes thereto. The standard intervals do not acknowledge manufacturing stoppage due to business week holidays, acts of nature, and/or emergency management situations.
Vendor and Cricket as part of the Program/Project Management shall develop Project Specific Implementation Schedules for each Initial System which shall serve as working documentation to track each project. These will be living documents from which the parties agree to.
Lucent/Cricket — Proprietary Use Pursuant to Company Instructions

Exhibit D
Typical MSC Deployment Timeline
[***]
[One Page Of Deployment Timing Information Redacted Pursuant To A Confidential Treatment Request]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit E1
EXHIBIT E1
CRICKET COMMUNICATIONS, INC.
SYSTEM EQUIPMENT PURCHASE AGREEMENT
INSURANCE
Each party shall maintain during the term of this Contract, at its own cost and expense, carry and maintain at a minimum, the insurance coverage listed below. If either party is not self-insured, that party shall maintain such coverages having a “Best’s” rating of at least B+XIII. Vendor shall not commence any work hereunder until each party has fulfilled all insurance requirements herein. Each party shall require its subcontractors and agents to maintain the same insurance coverage listed below.
-	Workers’ Compensation insurance with statutory limits as required in the state(s) of operation; and providing coverage for either party’s employee entering onto Owner premises, even if not required by statute. Employers’ Liability or “Stop Gap” insurance with limits of not less than $500,000 for each occurrence.

-	Commercial General Liability Insurance covering claims for bodily injury, death, personal injury or property damage occurring or arising out of the performance of this Agreement, including coverage for independent contractor’s protection (required if any work will be subcontracted), premises-operations, products/completed operations and contractual liability with respect to the liability assumed by either party hereunder.

-	The limits of insurance shall be:

- Each Occurrence (Bodily Injury/Property Damage)	$1,000,000.00
- General Aggregate Limit (Annual Aggregate)	$2,000,000.00
- Products-Completed Operations Limit (Annual Aggregate)	$1,000,000.00
- Personal Advertising Injury Limit (Each Occurrence)	$1,000,000.00
- Umbrella Coverage	$10,000,000.00
-	Comprehensive Automobile Liability Insurance covering ownership, operation and maintenance of all owned, non-owned and hired motor vehicles used in connection with the performance of this Agreement, with limits of at least $1,000,000 combined single limit for bodily injury and property damage.
The insurance limits required herein may be obtained through any combination of self-insurance, primary and excess or umbrella liability insurance. Each party shall furnish the other prior to the start of the work, if requested by the other party, certificates or adequate proof of the insurance required by this clause. Each party shall notify the other in writing at least thirty (30) days prior to cancellation of or any material change in the policy. Notwithstanding the above, each party shall have the option where permitted by law to self-insure any or all of the foregoing risks.
“All CGL and Automobile liability insurance shall designate Lucent Technologies, Inc., its affiliates and subsidiaries, and its directors, officers and employees (“Company”) as Additional Insured. All such insurance should be primary and non-contributory and is required to respond and pay prior to any other insurance or self-insurance available. Any other coverage available to Lucent shall apply on an excess basis.”
Lucent/Cricket Proprietary

Exhibit E2
EXHIBIT E2
Vendor Subcontractor Insurance Minimum Requirements

INSURANCE — Subcontractor Professional Services:
Vendor will maintain and cause Vendor’s subcontractors to maintain during the term of this Agreement: (1) Workers’ Compensation insurance as prescribed by the law of the state or nation in which the Work is performed; (2) employer’s liability insurance with limits of at least $500,000 for each occurrence; (3) automobile liability insurance (if the use of motor vehicles is required) with limits of at least $1,000,000 combined single limit for bodily injury and property damage per occurrence; (4) Commercial General Liability (“CGL”) insurance, ISO 1988 or later occurrence form of insurance, including Blanket Contractual Liability and Broad Form Property Damage, with limits of at least $1,000,000 combined single limit for bodily injury and property damage per occurrence; and (5) Errors and Omissions or Professional Liability insurance in the amount of at least $1,000,000 per claim with an aggregate of at least $2,000,000 inclusive of legal defense costs, to be maintained for a period of at least one (1) year after termination or expiration of this Agreement. All CGL and automobile liability insurance will designate Lucent Technologies Inc., its affiliates, and its directors, officers and employees (all referred to as “Company”) as additional insured. All such insurance must be primary and non-contributory and required to respond and pay prior to any other insurance or self-insurance available. Any other coverage available to Company will apply on an excess basis. Vendor agrees that Vendor, Vendor’s insurer(s) and anyone claiming by, through, under or in Vendor’s behalf will have no claim, right of action or right of subrogation against Company and its customers based on any loss or liability insured against under the foregoing insurance. Vendor and Vendor’s subcontractors will furnish prior to the start of work, certificates or adequate proof of the foregoing insurance, including, if specifically requested by Company, endorsements and policies. Company will be notified in writing at least thirty (30) days prior to cancellation of or any change in the policy. Insurance companies providing coverage under this Agreement must be rated by A-M Best with at least an A- rating.

INSURANCE — Subcontractor Goods, OEM, Hardware
Vendor shall maintain and cause Vendor’s subcontractors to maintain during the term of this Agreement: (1) Workers’ Compensation insurance as prescribed by the law of the state or nation in which the Work is performed; (2) employer’s liability insurance with limits of at least $500,000 for each occurrence; (3) automobile liability insurance (if the use of motor vehicles is required) with limits of at least $1,000,000 combined single limit for bodily injury and property damage per occurrence; (4) Commercial General Liability (“CGL”) insurance, ISO 1988 or later occurrence form of insurance, including Blanket Contractual Liability and Broad Form Property Damage, with limits of at least $1,000,000 combined single limit for bodily injury and property damage per occurrence; and (5) if the furnishing to Company (by sale or otherwise) of material or construction services is involved, CGL insurance endorsed to include products liability and completed operations coverage in the amount of $5,000,000 per occurrence. All CGL and automobile liability insurance shall designate Lucent Technologies Inc., its affiliates, and its directors, officers and employees (all referred to as “Company”) as additional insured. All such insurance must be primary and non-contributory and required to respond and pay prior to any other insurance or self-insurance available. Any other coverage available to Company shall apply on an excess basis. Vendor agrees that Vendor, Vendor’s insurer(s) and anyone claiming by, through, under or in Vendor’s behalf shall have no claim, right of action or right of subrogation against Company and its customers based on any loss or liability insured against under the foregoing insurance. Vendor and Vendor’s subcontractors shall furnish prior to the start of work, certificates or adequate proof of the foregoing insurance, including, if specifically requested by Company, endorsements and policies. Company shall be notified in writing at least thirty (30) days prior to cancellation of or any change in the policy. Insurance companies providing coverage under this Agreement must be rated by A-M Best with at least an A- rating.
Lucent Technologies Inc. — Proprietary

Exhibit F
Cricket Communications, Inc.
AMPS/PCS Systems Documentation
System Documentation CD Table of Contents
[***]
[Ten Pages Of Proprietary Information Omitted Pursuant To A Confidential Treatment Request]

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
Lucent/Cricket Proprietary

Exhibit F
Cricket Communications, Inc.
1XEV-DO RAN Documentation
System Documentation CD Table of Contents
[***]

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
Lucent/Cricket Proprietary

Exhibit F1
Lucent Technologies
Bell Labs Innovations
Flexent®/AUTOPLEX® Wireless
Networks
Executive Cellular Processor (ECP)
Release 19.0
System Description
[***]
[Sixty Seven Pages Of Proprietary Information Omitted Pursuant To A Confidential Treatment Request]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit F2
IMS Hardware
[***]
[Twenty Nine Pages Of Technical Information Omitted Pursuant To A Confidential Treatment Request]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit F3
Juniper Networks
M-Series Routing Platforms
[***]
[Eight Pages Of Technical Information Omitted Pursuant To A Confidential Treatment Request]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit F-4
RS 8000/8600 Ethernet Aggregation Routers
[***]
[Two Pages Of Technical Information Omitted Pursuant To A Confidential Treatment Request]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit F-5
Lucent Technologies
Bell Labs Innovations
MiLife® Application Server R26 SU3
Product Description Document
[***]
[Fifteen Pages Of Technical Information Omitted Pursuant To A Confidential Treatment Request]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit G
CDMA Cell Technician
Cricket Training Roadmap Elements
[***]
[Five Pages Of Proprietary Training Information Have Been Omitted Pursuant To A Confidential Treatment Request]

Lucent/Cricket Proprietary

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit H-1
LUCENT TECHNOLOGIES
Remote Technical Support Advantage
(RTSA)
For Wireless/Mobility Products
Premium Level Service
for
Cricket Communications, Inc.
[***]
[Thirty One Pages Of Support Information Redacted Pursuant To A Confidential Treatment Request]
Cricket Communications and Lucent Technologies Inc. – Proprietary

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

1

Exhibit H-2a
LUCENT TECHNOLOGIES Inc.
Remote Technical Support Advantage
(RTSA)
Data Service
Network Elements/Element Management Systems.
[***]
[Thirteen Pages Of Proprietary Information Omitted Pursuant To A Confidential Treatment Request]
Ver. 1.2
Lucent Technologies – Proprietary
Not to be disclosed or used except in accordance with applicable agreements

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit H-2b – Schedule 1
Cricket Communications, Inc.
[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit H-3a
Cricket Communications, Inc. – Repair and Exchange Services (RES) SOW
[***]
[Four Pages Of Proprietary Information Omitted Pursuant To A Confidential Treatment Request]

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
Cricket Communications Inc and Lucent Technologies Inc. Proprietary
1 of 1

EXHIBIT H-3b
EXHIBIT H-3b
CRICKET RES COVERED EQUIPMENT
[***]
[Three Pages Of Technical Information Deleted Pursuant To A Confidential Treatment Request]

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
Lucent/Cricket Proprietary
1 of 2

Exhibit H-3c
Exhibit H-3c
Cricket RES Supported Parts List
(5E Wireless)
[***]
[Twenty Five Pages Of Technical Information Omitted Pursuant To A Confidential Treatment Request]
Lucent/Cricket Proprietary

1 of 2

Exhibit H4
Cricket Communications, Inc. — REPAIR SERVICE AND RETURN
[***]
[Two Pages Of Proprietary Information Omitted Pursuant To A Confidential Treatment Request]
Cricket Communications, Inc. and Lucent Technologies Inc. Proprietary

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
1 of 1

Exhibit I-1
STATEMENT OF WORK
Cricket Auction 66
Cricket Communications, Inc.
Project Management
Bid # MWS07CL0001D1
[***]
[Seven Pages Of Proprietary Information Redacted Pursuant To A Confidential Treatment Request]
Lucent/Cricket Proprietary

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
1 of 1

EXHIBIT I-2
STATEMENT OF WORK
Cricket Auction 66
Cricket Communications, Inc.
MSC/BTS – Engineering, Installation & Integration
[***]
[Twenty Eight Pages Of Proprietary Information Omitted Pursuant To A Confidential Treatment Request]
***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT I-3
STATEMENT OF WORK
Cricket A66 3G-1X and 1xEV-DO Integration Services
Cricket Communications, Inc.
[***]
[ Twelve Pages Of Proprietary Information Omitted Pursuant To A Confidential Treatment Request]
Lucent Proprietary and Confidential. © 2007 All Rights Reserved.

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

AUTOPLEX® MSC PROJECT EXIT CHECKLIST
PLEASE NOTE: The information contained herein is proprietary and is not to be disclosed —
outside of Alcatel-Lucent and the customer.
Version 6.0, December 2006
GEC Project ID# Customer Customer Contact — Name Customer Contact — Phone Technical Deputy Data Consultant MSC Location (address, floor) MSC Location (city, state) MSC Phone Number Technology (e.g. CDMA) ALU MSC Engineer ALU MSC Engineer Contact Info ALU Program Manager ALU Program Manager Contact Info ALU Installation Supervisor ALU Installation Supervisor Contact Info ECP Generic & SU Level 5ESS Generic & SU Level 5ESS Crafts Loaded Base and Control

# of SMs Equipped Cell Generic # of Cells 5ESS Dial-up # OMP Dial-up # 5ESS Scans # Open ARs Service Activation Date

Exhibit I-4

step	Description of Guideline	Functional Area	NAR Action Item Owner	PM Check Off When Verified	Date Completed
1	ECP hardware diagnosed, ATP, and active	ECP	LTI		
2	5ESS hardware diagnosed, ATP, and active	5ESS	LTI		
3	OMP hardware diagnosed,ATP, and active	OMP	LTI		
4	5ESS to FMM-AP SS7 F-links up and active	5ESS/FMM-AP	LTI/CNID/Customer		
5	5ESS STP A-links grown in, active, and stable	5ESS	LTI/CNID/Customer		
6	FMM-AP STP A-links grown in, active, and stable	FMM-AP	LTI/CNID/Customer		
7	ALL cell datalinks ATP to DSX panel (if applicable	ECP/FMM-AP	LTI		
8	ECP MCRT, RC/V, CDT, and ROP working through OMP	OMP	LTI/CNID		
9	5ESS MCRT, RC/V, STLWS, Traffic channel and ROP working through OMP	OMP	LTI/CNID		
10	Recorded Announcements Loaded and Verified	5ESS	Customer/CNID		
11	5ESS SCANS working properly; test SU sent successfully	5ESS	LTI		
12	5ESS integrated w/latest available SU that was negotiated w/customer prior to MSC Integration Engineer leaving market.	5ESS	CNID		
13	ECP integrated w/latest available SU that was negotiated w/customer prior to MSC Integration Engineer leaving market.	ECP	CNID		
14	AP integrated w/latest available SU that was negotiated w/customer prior to MSC Integration Engineer leaving market.	FMM-AP	CNID		
15	OMP integrated w/latest available SU that was negotiated w/customer prior to MSC Integration Engineer leaving market.	OMP	CNID		
16	Verify/Establish REX schedule on 5ESS AM, SMs and CM (FF 96-155)	5ESS	CNID		
17	ECP & OMP cron verified	ECP/OMP	CNID		
18a	Help customer create a 5ESS scans login profile	5ESS	ALU		
18b	5ESS SCANS Customer profile built	5ESS	Customer		
23	ECP Backup Schedule reviewed with Customer	ECP	CNID		
24	5ESS Backup Schedule reviewed with Customer	5ESS	CNID		
25	OMP Backup Schedule reviewed with Customer	OMP	CNID		
26	Ensure Customer is on Lucent Alert distribution list	ECP	Program Manager		
27	Ensure Customer has ExtraNet Access	MSC	Program Manager		
28	WTSC Remote Access is verified	MSC	CNID		
29	AMA Data collected, processed, and verified	ECP/FMM-AP	Customer		

Lucent/Cricket Proprietary
3 of 4

Description of GuidelineFunctional Area NAR Action Item Owner PM Check Off When Verified Date Completed step 1 ECP hardware diagnosed, ATP, and activeECPLTI 2 5ESS hardware diagnosed, ATP, and active5ESSLTI 3 OMP hardware diagnosed,ATP, and activeOMPLTI 4 5ESS to FMM-AP SS7 F-links up and active5ESS/FMM-APLTI/CNID/Customer 5 5ESS STP A-links grown in, active, and stable5ESSLTI/CNID/Customer 6 FMM-AP STP A-links grown in, active, and stableFMM-AP LTI/CNID/Customer 7 ALL cell datalinks ATP to DSX panel (if applicableECP/FMM-APLTI 8 ECP MCRT, RC/V, CDT, and ROP working through OMPOMP LTI/CNID 9 5ESS MCRT, RC/V, STLWS, Traffic channel and ROP working through OMP OMP LTI/CNID 10 Recorded Announcements Loaded and Verified5ESSCustomer/CNID
11 5ESS SCANS working properly; test SU sent successfully5ESS LTI 12 5ESS integrated w/latest available SU that was negotiated w/customer prior to MSC Integration Engineer leaving market. 5ESS CNID 13 ECP integrated w/latest available SU that was negotiated w/customer prior to MSC Integration Engineer leaving market. ECPCNID 14 AP integrated w/latest available SU that was negotiated w/customer prior to MSC Integration Engineer leaving market. FMM-AP CNID 15 OMP integrated w/latest available SU that was negotiated w/customer prior to MSC Integration Engineer leaving market. OMP CNID 16 Verify/Establish REX schedule on 5ESS AM, SMs and CM (FF 96-155)5ESS CNID 17 ECP & OMP cron verifiedECP/OMPCNID 18a Help customer create a 5ESS scans login profile5ESSALU 18b 5ESS SCANS Customer profile built5ESSCustomer 23 ECP Backup Schedule reviewed with CustomerECPCNID 24 5ESS Backup Schedule reviewed with Customer5ESSCNID 25 OMP Backup Schedule reviewed with CustomerOMPCNID 26 Ensure Customer is on Lucent Alert distribution listECPProgram Manager 27 Ensure Customer has ExtraNet AccessMSCProgram Manager 28 WTSC Remote Access is verifiedMSCCNID 29 AMA Data collected, processed, and verifiedECP/FMM-APCustomer

Exhibit I-4

30	Service Measurements Data collected and verfied	ECP	Customer		
31	In/Out of Hours Emergency Equipment Procurement communicated to Customer	ECP	Program Manager		
32	Change Notice Process communicated to Customer	ECP	Program Manager		
33	Trouble Escalation Process communicated to Customer	ECP	Program Manager		
34	Documentation Ordering Procedures communicated to Customer	ECP	Program Manager		
35	CALEA Integration completed	LTDU	CNID		
36	Feature Integration completed	MSC	CNID		
37	ATM/IP Soft-Handoff (IPSHO) Integration completed	PS	TD/Customer		
38	IP Backhaul (IPBH) Integration completed	PS	TD/Customer		
39	Subscriber Migration	PS	TD/Customer		
40	Inter-MSC Cell Swing	PS	TD/Customer		
41	1X-RNC Integration completed	FMM-AP	CNID		
42	1X-EVDO Integration completed	FMM-AP	CNID		
43	5E Packet Control Function (PCF)	5ESS	CNID		

Alcatel-Lucent PM Signature: ______________________________

Customer Signature: ______________________________

Lucent/Cricket Proprietary
4 of 4

30 Service Measurements Data collected and verfiedECPCustomer 31 In/Out of Hours Emergency Equipment Procurement communicated to Customer ECP Program Manager 32 Change Notice Process communicated to CustomerECPProgram Manager 33 Trouble Escalation Process communicated to CustomerECP Program Manager 34 Documentation Ordering Procedures communicated to CustomerECP Program Manager 35 CALEA Integration completedLTDUCNID 36 Feature Integration completedMSCCNID 37 ATM/IP Soft-Handoff (IPSHO) Integration completedPSTD/Customer 38 IP Backhaul (IPBH) Integration completedPSTD/Customer 39 Subscriber MigrationPSTD/Customer 40 Inter-MSC Cell SwingPSTD/Customer 41 1X-RNC Integration completedFMM-AP CNID 42 1X-EVDO Integration completed FMM-AP CNID 43 5E Packet Control Function (PCF)5ESSCNID 44 FMM hardware diagnosed, ATP, and activeFMM-AP ALU 45 Verify Juniper load sharing, manual and automatic swapping between routers Router ALU
LTI = Alcatel-Lucent Installation
CNID = Converged Network Integration & Design TD = Technical Deputy PS = Professional Service
Alcatel-Lucent PM Signature: ___ — Customer Signature: ___ — a)

Alcatel·Lucent

Exhibit I-5

RITC Modcell Integration Report

Customer:

Order:

Completed:

Integration Tests/Checks	
☐	Call processing generic Voice: Data:
☐	Power verification
☐	Alarm tests
☐	Call processing tests
☐	Functional antenna tests
☐	Cell is "Green"

List Exception Items to be completed within 30 days:

Exception Items negotiated with/agreed by:

____
(*Customer Representative* – ***Signature***)

____
(*Customer Representative* – ***Print Name***)

Alcatel-Lucent Representative:

____
(*Alcatel-Lucent Representative* – ***Signature***)

____
(*Alcatel-Lucent Representative* – ***Print Name***)

Lucent Exhibit I5(596253_1_SD).DOC
Lucent/Cricket Proprietary
Use Pursuant to Company Instructions
Page 1 of 3

2. Description of Work Delivered
Market Site Name Voice Site # Data Site # Cabinet S/N RITC Tech Field Tech RITC Eng
3. Integration Tests/Checks
(1) Call processing generic Voice: Data:
(2) Power verification
(3) Alarm tests
(4) Call processing tests
(5) Functional antenna tests
(6) Cell is
“Green”
List Exception Items to be completed within 30 days:
(a) Exception Items negotiated with/agreed by: ___
(b) (Customer Representative – Signature)
___
(Customer Representative – Print Name)
Alcatel-Lucent Representative: ___ (Alcatel-Lucent Representative – Signature)
___
(Alcatel-Lucent Representative – Print Name)

Alcatel·Lucent

Exhibit I-5

RITC Modcell Integration Report

<table>
<tr><th colspan="2">Integration Test/Check Details</th></tr>
<tr><td>Power Verification</td><td><pre>CDM 1, Radio 1, TXPort 1, CLGC=1, Target 45.00, Power 45.18, Status
Complete
CDM 1, Radio 2, TXPort 1, CLGC=1, Target 45.00, Power 45.12, Status
Complete
CDM 1, Radio 3, TXPort 1, CLGC=1, Target 45.00, Power 45.16, Status
Complete</pre></td></tr>
<tr><td>Cell Status Results</td><td><pre>op:cell 166
 IP all specified cells ACT

M 52 OP:CELL 166 CDM 1, CRC, ACTIVE
      PARENT CRC 2
      SIGNALING LINK ACTIVE
      DO TRAFFIC LINK ACTIVE
      DO ETHERNET UNEQUIPPED
      IPLK 1 ENABLED ON DS1 1, DHCP NORMAL, L2HB AUTO-DETECT,
UNKNOWN, INT 0 SEC
      DEVICE - TICLI 31

02/26/07 17:52:08 #745642

M 52 OP:CELL 166 CDM 2, CRC, ACTIVE
      CHILD DO CRC 1
      SIGNALING LINK ACTIVE ON CRC 2/MLG 1, SHARING WITH CRC 1
      DS1 3,4,5,6,7,8 NOT IN ANY MLG
      DEVICE - TICLI 31

02/26/07 17:52:08 #745643

M 52 OP:CELL 166 DL 0 CONNECTED, RCS ACTIVE
      DEVICE - TICLI 31

02/26/07 17:52:08 #745644

M 52 OP:CELL 166 DL 1 CONNECTED, RCS STANDBY
      DEVICE - TICLI 31

02/26/07 17:52:08 #745645

M 52 OP:CELL 166 STATUS & CONTROLS
     CP ALW, PH MON ALW, PH STATE ACTIVE, DL(S) UP
      DEVICE - TICLI 31

02/26/07 17:52:08 #745646

M 52 OP:CELL 166 PROG CONTROL OFF-NORMAL
     NONE
      DEVICE - TICLI 31

02/26/07 17:52:08 #745648

op:cell 166,extern
 PF

M 52 OP:CELL 166 EXTERN, COMPLETED
      DEVICE - TICLI 31

02/26/07 17:52:41 #745713

op:alarm, all
 PF

M 52 OP:ALARM</pre></td></tr>
</table>

Lucent Exhibit I5(596253_1_SD).DOC
Lucent/Cricket Proprietary
Use Pursuant to Company Instructions
Page 2 of 3

Integration Test/Check Details
b. Power Verification CDM 1, Radio 1, TXPort 1, CLGC=1, Target 45.00, Power 45.18, Status Complete
c. CDM 1, Radio 2, TXPort 1, CLGC=1, Target 45.00, Power 45.12, Status Complete
d. CDM 1, Radio 3, TXPort 1, CLGC=1, Target 45.00, Power 45.16, Status Complete
e. Cell Status Results op:cell 166
f. IP all specified cells ACT
g.
h. M 52 OP:CELL 166 CDM 1, CRC, ACTIVE
i. PARENT CRC 2
j. SIGNALING LINK ACTIVE
k. DO TRAFFIC LINK ACTIVE
l. DO ETHERNET UNEQUIPPED
m. IPLK 1 ENABLED ON DS1 1, DHCP NORMAL, L2HB AUTO-DETECT, UNKNOWN, INT 0 SEC
n. DEVICE — TICLI 31
o.
p. 02/26/07 17:52:08 #745642
q.
r.

Alcatel·Lucent

Exhibit I-5

RITC Modcell Integration Report

	``
	     CELL 16 POWER CABINET - POWER MINOR (PMN) ALARM
	M 52 OP:ALARM ALL COMPLETE
	      DEVICE - TICLI 31

	02/26/07 17:52:43 #745721
	``

Lucent Exhibit I5(596253_1_SD).DOC Lucent/Cricket Proprietary
Use Pursuant to Company Instructions Page 3 of 3

s. M 52 OP:CELL 166 CDM 2, CRC, ACTIVE
t. CHILD DO CRC 1
u. SIGNALING LINK ACTIVE ON CRC 2/MLG 1, SHARING WITH CRC 1
v. DS1 3,4,5,6,7,8 NOT IN ANY MLG

Integration Services
EVDO Integration
Service Completion Verification Form

Alcatel·Lucent

Exhibit I-6

Customer:

Market Name:

Cell Site Number:

EVDO Carrier:

Cell Site Name

Order Number/SAP Project

Start Date

Completion Date

______________________________ ______________

(Integration Representative: name/phone) **(Date)**

List Exception Items to be completed within 30 days:

Exception Items negotiated with/agreed by:

____

(*Customer Representative* – ***Signature***)

____

(*Customer Representative* – ***Print Name***)

Alcatel-Lucent Representative:

____

(*Alcatel-Lucent Representative* – ***Signature***)

____

(*Alcatel-Lucent Representative* – ***Print Name***)

Lucent Exhibit I6(596254_1_SD).DOC
Lucent/Cricket Proprietary
Use Pursuant to Company Instructions
Page 1 of 2

a)
2. Work Completed
RITC smartinez Installer Sylvia Engineer Completed Item
Pre-Integration Cell Status EVDO Cell Generic Call-Thru Complete Post-Integration Cell Status
This work described in this completion notice was delivered by:
(Integration Representative: name/phone) (Date)
List Exception Items to be completed within 30 days:
(a) Exception Items negotiated with/agreed by: ___
(b) (Customer Representative – Signature)
___
(Customer Representative – Print Name)
Alcatel-Lucent Representative: ___ (Alcatel-Lucent Representative – Signature)
___
(Alcatel-Lucent Representative – Print Name)
Stage Status Check Result

Integration Services
EVDO Integration
Service Completion Verification Form

Alcatel·Lucent

Exhibit I-6

Lucent Exhibit I6(596254_1_SD).DOC
Lucent/Cricket Proprietary
Use Pursuant to Company Instructions
Page 2 of 2

Pre-Integration Voice Modcell Status
Post-Integration Voice Modcell Status Call Data

Exhibit J
Alcatel Lucent
Cricket AWS Network Configuration Options
[***]
[Five Pages Of Technical Information Omitted Pursuant To A Confidential Treatment Request]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

May 2007 SEPA — Exhibit K
[***]
[Six Pages Of Technical Information Redacted Pursuant To A Confidential Treatment Request]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT L
SYSTEM CAPACITY & PERFORMANCE REQUIREMENTS
FOR
Alcatel-Lucent
Product Roadmap Disclaimer
The product roadmap and all other information identified in this document is for informational purposes only. It represents Alcatel-Lucent’s current plan of record for the associated products. Alcatel-Lucent at its sole discretion has the right to add or delete any features or functionalities from the current product roadmap and this document.
Dates in the product roadmap are only indicative of Alcatel-Lucent’s current assessment and are subject to change. Alcatel-Lucent does not commit that any specific features or functionality will ultimately be released, made generally available, or provided.
The terms and conditions, including pricing, of any features or functionalities that may be described in the product roadmap or in this document that are ultimately released, made generally available, or provided under an agreement are subject to future negotiations and future agreement on the terms and conditions which would govern any sale.
There are no penalties, liquidating damages or other remedies associated with changes to the product roadmap and this document including cancellation of any specific feature or functionality or delay in the timing of development.
Introduction
This exhibit describes the capacity and performance requirements of the wireless communications systems, and equipment to be purchased from the Vendor. The definition for the “System” is provided in Section 1 of the System Equipment Purchase Agreement (SEPA). The systems, equipment and applications included in the “System” are listed in sections 1 of this exhibit. The purchaser has included in this exhibit only a few selected capacity and performance parameters that it deems to be critical to its business objectives. It in general understands that the vendor will stand behind its products according to technical specifications and assumptions provided to the purchaser at the time of this agreement. Please note that the exhibit will be updated under mutual agreement from time to time to reflect the systems and equipment, including their capacity and performance changes, desire to be purchased by Cricket and its Affiliates from the Vendor.
[***]
[Six Pages Of Technical Data Omitted Pursuant To A Confidential Treatment Request]
Cricket/Lucent Proprietary

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT M
[***]
Product Roadmap Disclaimer
The product roadmap and all other information identified in this document is for informational purposes only. It represents Alcatel-Lucent’s current plan of record for the associated products. Alcatel-Lucent at its sole discretion has the right to add or delete any features or functionalities from the current product roadmap and this document. Dates in the product roadmap are only indicative of Alcatel-Lucent’s current assessment and are subject to change. Alcatel-Lucent does not commit that any specific features or functionality will ultimately be released, made generally available, or provided. The terms and conditions, including pricing, of any features or functionalities that may be described in the product roadmap or in this document that are ultimately released, made generally available, or provided under an agreement are subject to future negotiations and future agreement on the terms and conditions which would govern any sale. There are no penalties, liquidating damages or other remedies associated with changes to the product roadmap and this document including cancellation of any specific feature or functionality or delay in the timing of development.
[***]
[Four Pages Of Technical Data Omitted Pursuant To A Confidential Treatment Request]
Cricket/Lucent Proprietary

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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Exhibit N-1
MUTUAL
NONDISCLOSURE AGREEMENT
     This Mutual Nondisclosure Agreement (the “Agreement”) is made and entered into effective                                         , 2007, by and between Cricket Communications, Inc., a Delaware corporation, (which together with its parent company, Leap Wireless International, Inc. and its wholly-owned subsidiaries is collectively considered one party for purposes of this Agreement), with offices located at 10307 Pacific Center Court, San Diego, CA 92121, and                                         , a                                         corporation, with offices located at                                                             , with regard to the following facts:
     WHEREAS, each party to this Agreement possesses confidential and/or proprietary information related to technology and business activities, including, but not limited to, business outlooks, revenue, pricing, trade secrets, computer programs and software (including, but not limited to, code, software output, screen displays, file hierarchies, graphics and user interfaces), formulas, data, inventions, techniques, product designs, strategies and third party confidential information (the “INFORMATION”); and
     WHEREAS, each party in possession of INFORMATION (the “Disclosing Party”) desires to disclose some of its INFORMATION to the other party (the “Receiving Party”) subject to the terms and conditions of this Agreement;
     NOW, THEREFORE, in consideration of the promises made herein, the receipt of certain INFORMATION and good and other valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
     1. Permitted Use. The Receiving Party shall handle, use, treat and utilize such INFORMATION as follows: (a) hold all INFORMATION received from the Disclosing Party in strict confidence; (b) use such INFORMATION only for the purpose of (i) evaluating the possibility of forming a joint business relationship or other commercial arrangement between the parties concerning such INFORMATION, and (ii) if and when such relationship is formed by a written agreement, furthering the purpose and intent expressly stated in such written agreement; (c) reproduce such INFORMATION only to the extent necessary for such purpose; (d) restrict disclosure of such INFORMATION to its officers, directors and employees, the officers, directors and employees of its Affiliates, and their representatives with a need to know (and advise such persons of the obligations assumed herein); and (e) not disclose such INFORMATION to any third party, including, but not limited to, any manufacturer or independent contractor, without prior written approval of such Disclosing Party. In addition, with respect to any equipment, component, software, or other items delivered to the Receiving Party by the Disclosing Party, the Receiving Party shall not reverse engineer, disassemble, decompile, or otherwise analyze the physical construction of, any such items. For the purposes of this paragraph 1, “Affiliate” means, with respect to a party, another entity that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with that party.

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The restrictions on the Receiving Party’s use and disclosure of INFORMATION as set forth above shall not apply to any INFORMATION which the Receiving Party can demonstrate:
     i. is wholly and independently developed by the Receiving Party without the use of INFORMATION of the Disclosing Party; or
     ii. is or has become generally available to the public without breach of this Agreement by the Receiving Party; or
     iii. at the time of disclosure to the Receiving Party, was known to such Receiving Party free of restriction and evidenced by documentation in the Receiving Party’s possession; or
     iv. is approved for release by written authorization of the Disclosing Party, but only to the extent of and subject to such conditions as may be imposed in such written authorization; or
     v. is disclosed in response to a valid order of a court or other governmental body in the United States or any political subdivision thereof, but only to the extent of and for the purposes of such order; provided, however, that the Receiving Party shall first notify the Disclosing Party in writing of the order and permit the Disclosing Party to seek an appropriate protective order.
2. Designation. INFORMATION shall be subject to the restrictions of Section 1 if it is in writing or other tangible form and clearly marked as proprietary or confidential when disclosed to the Receiving Party or, if not disclosed in tangible form, if clearly identified as confidential or proprietary at the time of disclosure. The parties agree to use reasonable efforts to summarize the content of oral disclosures which are proprietary or confidential but failure to provide such summary shall not affect the nature of the INFORMATION disclosed if such INFORMATION was identified as confidential or proprietary when orally disclosed.
3. No Disclosure. This Agreement does not permit either party to disclose INFORMATION to any of that party’s affiliates or to any other third party except as may be explicitly set forth herein.
4. No License or Representations. No license to a party of any trademark, patent, copyright, mask work protection right or any other intellectual property right is either granted or implied by this Agreement or any disclosure hereunder, including, but not limited to, any license to make, use or sell any product embodying any INFORMATION. No representation, warranty or assurance is made by either party with respect to the non-infringement of trademarks, patents, copyrights, mask protection rights or any other intellectual property rights or other rights of third persons.
5. No Obligation. Neither this Agreement nor the disclosure or receipt of INFORMATION shall be construed as creating any obligation of a party to furnish INFORMATION to the other party or to enter into any agreement or relationship with the other party with respect to mutual business.
6. Return of Information. All INFORMATION shall remain the sole property of the Disclosing Party which originally disclosed such INFORMATION, and all materials containing any such INFORMATION (including all copies made by the Receiving Party) shall be returned

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to the Disclosing Party immediately upon termination or expiration of this Agreement, or upon the Receiving Party’s determination that it no longer has a need for such INFORMATION. Upon request of the Disclosing Party, the Receiving Party shall certify in writing that all materials containing such INFORMATION (including all copies thereof) have been returned to the Disclosing Party.
7. Term and Termination. This Agreement shall become effective on the date first set forth above and shall terminate upon the happening of the earlier of:
     (a) The written notice of either party to the other of its election, with or without cause, to terminate this Agreement; or
     (b) The expiration of sixty (60) months from the date first set forth above.
8. Notice. Any notice or other communication made or given by either party in connection with this Agreement shall be sent via facsimile (with confirmation) or by registered or certified mail, postage prepaid, return receipt requested, or by courier service addressed to the other party at its address set forth below:
Cricket Communications, Inc.
10307 Pacific Center Court
San Diego, CA 92121

Attn: Legal Department	Attn:

Fax: 858-882-6080	Fax:

9. Survivability. Each party agrees that all of its obligations undertaken herein as a Receiving Party shall survive and continue after any termination or expiration of this Agreement.
10. Injunctive Relief. The parties agree that any unauthorized use of any of the INFORMATION in violation of this Agreement disclosed by a Disclosing Party will cause such Disclosing Party irreparable injury for which it would have no adequate remedy at law. Accordingly, the Disclosing Party shall be entitled to immediate injunctive relief prohibiting any violation of this Agreement, in addition to any other rights and remedies available to such Disclosing Party.
11. Attorneys’ Fees. In the event either party shall bring any action to enforce or protect any of its rights under this Agreement, the prevailing party shall be entitled to recover, in addition to its damages, its reasonable attorneys’ fees and costs incurred in connection therewith.
12. Governing Law and Forum. This Agreement shall be governed in all respects solely and exclusively by the laws of the State of California, U.S.A. without regard to conflict of laws principles. The parties hereto expressly consent, and submit themselves, to the exclusive jurisdiction of the courts of California, and it is stipulated that venue shall be in San Diego County for the adjudication or disposition of any claim, action or dispute arising out of this Agreement.

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13. Miscellaneous. This Agreement constitutes the entire understanding among the parties hereto as to the INFORMATION and supersedes all prior discussions between them relating thereto. No amendment or modification of this Agreement shall be valid or binding on the parties unless made in writing and signed on behalf of each of the parties by its authorized officer or representative. No party may assign or transfer, in whole or in part, any of its rights, obligations or duties under this Agreement. The failure or delay of any party to enforce at any time any provision of this Agreement shall not constitute a waiver of such party’s right thereafter to enforce each and every provision of this Agreement. In the event that any of the terms, conditions or provisions of this Agreement are held to be illegal, unenforceable or invalid by any court of competent jurisdiction, the remaining terms, conditions or provisions hereof shall remain in full force and effect.
14. Counterparts and Facsimile Delivery. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute the Agreement when a duly authorized representative of each party has signed a counterpart. The parties intend to sign and deliver this Agreement by facsimile transmission. Each party agrees that the delivery of the Agreement by facsimile shall have the same force and effect as delivery of original signatures and that each party may use such facsimile signatures as evidence of the execution and delivery of the Agreement by all parties to the same extent that an original signature could be used.
     IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

Cricket Communications, Inc.

By:	By:

Print Name:	Print Name:

Title:	Title:

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EXHIBIT R
Cricket Communications, Inc.
System Equipment Purchase Agreement
AWS Award Summary
[***]
[Thirteen Pages Of Pricing Data Omitted Pursuant To A Confidential Treatment Request]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.